Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

Artisan Acquisition Corp.,

Prenetics Global Limited,

AAC Merger Limited,

PGL Merger Limited,

and

Prenetics Group Limited

dated as of September 15, 2021

i

Exhibits

Exhibit A	Form of Deed of Novation and Amendment
Exhibit B	Form of PIPE Subscription Agreements
Exhibit C	Form of Sponsor Support Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Plan of Acquisition Merger
Exhibit F	Form of Plan of Initial Merger
Exhibit G	Form of A&R Articles of the Surviving Company
Exhibit H	Form of Articles of Surviving Corporation
Exhibit I	Form of PubCo Charter
Exhibit J-1	Form of PubCo Incentive Equity Plan
Exhibit J-2	Material Terms of PubCo Employee Share Purchase Program
Exhibit K	Form of Shareholder Support Agreements
Exhibit L	Form of Assignment, Assumption and Amendment Agreement

Schedules

SPAC Disclosure Letter

Company Disclosure Letter

Schedule 7.4(c)        PubCo Officers

INDEX OF DEFINED TERMS

10P Group	11.19(b)
A&R Articles of the Surviving Company	2.2(e)
ACE Group	11.19(a)
Acquisition Closing	2.3(a)
Acquisition Closing Date	2.3(a)
Acquisition Effective Time	2.3(a)
Acquisition Entity	Article V
Acquisition Merger	Recitals
Acquisition Merger Consideration	1.1
Acquisition Merger Filing Documents	2.3(a)
Action	1.1
Affiliate	1.1
Agreement	Preamble
Amended Forward Purchase Agreements	Recitals
Anti-Corruption Laws	3.7(d)
Anti-Money Laundering Laws	1.1
Articles of the Surviving Corporation	2.3(c)
Assignment, Assumption and Amendment Agreement	Recitals
Audited Financial Statements	3.9(a)
Authorization Notice	2.2(b)(i)
Available Closing Cash Amount	1.1
Benefit Plan	1.1
Business Combination	1.1
Business Data	1.1
Business Day	1.1
Cayman Act	Recitals
Closing Date	1.1
Code	1.1
Company	Preamble
Company Acquisition Proposal	1.1
Company Board	Recitals
Company Board Recommendation	8.2(c)(ii)
Company Charter	1.1
Company Contract	1.1
Company Director	2.2(f)
Company Disclosure Letter	Article III
Company Financial Statements	3.9(b)
Company H1 Financial Statements	6.6(b)
Company IP	1.1
Company Lease	3.14(b)
Company Material Adverse Effect	1.1
Company Material Lease	3.14(b)
Company Products	1.1

v

Company RSUs	1.1
Company Shareholder	1.1
Company Shareholders’ Approval	3.5(b)
Company Shareholders’ Meeting	8.2(c)(i)
Company Shares	1.1
Company Systems	3.15(f)
Company Transaction Expenses	1.1
Competing SPAC	1.1
Contract	1.1
Control	1.1
Controlled	1.1
Controlling	1.1
Converted Key Executive RSU Award	2.3(e)(iv)(2)
Converted RSU Award	2.3(e)(iv)(1)
COVID-19	1.1
COVID-19 Measures	1.1
D&O Indemnified Parties	6.4(a)
D&O Insurance	6.4(a)
D&O Tail	6.4(a)
Data Security Requirements	1.1
Disclosure Letter	1.1
Dissenting Company Shareholders	2.7(a)
Dissenting Company Shares	2.7(a)
Dissenting SPAC Shareholders	2.7(a)
Dissenting SPAC Shares	2.7(a)
DPA 2018	1.1
DTC	1.1
Encumbrance	1.1
Enforceability Exceptions	1.1(a)
Environmental Laws	1.1
Equity Securities	1.1
ERISA	1.1
ERISA Affiliate	1.1
ESOP	1.1
Event	1.1
Exchange Act	1.1
Exchange Agent	2.5(a)
Exchange Ratio	1.1
Forward Purchase Investment Amount	4.17(a)
Forward Purchase Investors	Recitals
Forward Purchase Subscriptions	Recitals
Fully-Diluted Company Shares	1.1
GAAP	1.1
Government Official	1.1
Governmental Authority	1.1

Governmental Order	1.1
Group	1.1
Group Companies	1.1
Group Company	1.1
HK Subsidiary	1.1
Hong Kong	1.1
IFRS	1.1
Indebtedness	1.1
Initial Closing	2.2(a)
Initial Closing Date	2.2(a)
Initial Merger	Recitals
Initial Merger Consideration	1.1
Initial Merger Effective Time	2.2(a)
Initial Merger Filing Documents	2.2(a)
Intellectual Property	1.1
Intended Tax Treatment	Recitals
Interim Financial Statements	3.9(b)
Interim Period	6.1
Investment Company Act	1.1
Investors	Recitals
IPO	11.1
JOBS Act	4.14
K&E	11.19(a)
Key Executive	1.1
Key Executive Shares	1.1
Key Officers	1.1
Knowledge of SPAC	1.1
Knowledge of the Company	1.1
Law	1.1
Leased Real Property	1.1
Letter of Transmittal	2.5(b)
Liabilities	1.1
Made Available	1.1
Major Customers	1.1
Major Suppliers	1.1
Material Contracts	1.1
Material Permits	3.7(g)
Merger Sub 1	Preamble
Merger Sub 1 Share	5.2(a)
Merger Sub 1 Written Resolution	Recitals
Merger Sub 2	Preamble
Merger Sub 2 Share	5.2(a)
Merger Sub 2 Written Resolution	Recitals
Mergers	Recitals
NDA	1.1

Non-Recourse Parties	11.17
Non-Recourse Party	11.17
Open Source Software	1.1
Ordinary Course	1.1
Ordinary Shares	1.1
Organizational Documents	1.1
Owned IP	1.1
Patents	1.1
Permitted Encumbrances	1.1
Permitted Equity Financing	1.1
Permitted Equity Financing Proceeds	1.1
Permitted Equity Subscription Agreement	1.1
Person	1.1
Personal Data	1.1
PIPE Investment Amount	Recitals
PIPE Investments	Recitals
PIPE Investors	Recitals
PIPE Subscription Agreements	Recitals
Plan of Acquisition Merger	1.1
Plan of Initial Merger	1.1
Preferred Shares	1.1
Price per Share	1.1
Privacy Laws	1.1
Private Placement	Recitals
Process	1.1
Processed	1.1
Processing	1.1
Prohibited Person	1.1
Proxy Statement	1.1
Proxy/Registration Statement	8.2(a)(i)
PubCo	Preamble
PubCo Charter	2.1(b)
PubCo Class A Ordinary Shares	1.1
PubCo Class B Ordinary Shares	1.1
PubCo Employee Share Purchase Program	7.1
PubCo Equity Plan	7.1
PubCo Incentive Equity Plan	7.1
PubCo Initial Shareholder	1.1
PubCo Ordinary Shares	1.1
PubCo Subscriber Share	5.2(a)
PubCo Warrant	2.2(h)(iii)
Public Notice 7	1.1
Public Notice 7 Tax	1.1
Reciprocal License	1.1
Redeeming SPAC Shares	1.1

Registered IP	1.1
Registrable Securities	1.1
Registration Rights Agreement	Recitals
Registration Statement	1.1
Regulatory Approvals	8.1(a)
Related Party	1.1
Remaining Trust Fund Proceeds	2.4(b)
Representatives	1.1
Required Governmental Authorization	1.1
Required Shareholder Approval	3.5(b)
Requisite Shareholder Consent	3.5(b)
Sanctions	1.1
Sarbanes-Oxley Act	1.1
SEC	1.1
Securities Act	1.1
Security Incident	1.1
Series A Preferred Shares	1.1
Series B Preferred Shares	1.1
Series C Preferred Shares	1.1
Series D Preferred Shares	1.1
Series E Preferred Shares	1.1
Shareholder Merger Consideration	1.1
Shareholder Support Agreement	Recitals
Shareholders’ Agreement	1.1
Skadden	11.19(b)
Software	1.1
SPAC	Preamble
SPAC Accounts Date	1.1
SPAC Acquisition Proposal	1.1
SPAC Board	Recitals
SPAC Board Recommendation	8.2(b)(ii)
SPAC Charter	1.1
SPAC Class A Ordinary Shares	1.1
SPAC Class B Ordinary Shares	1.1
SPAC Director	2.2(f)
SPAC Disclosure Letter	Article IV
SPAC Financial Statements	4.7(a)
SPAC Material Adverse Effect	1.1
SPAC Ordinary Shares	1.1
SPAC Preference Shares	1.1
SPAC SEC Filings	4.12
SPAC Securities	1.1
SPAC Shareholder	1.1
SPAC Shareholder Redemption Amount	1.1
SPAC Shareholder Redemption Right	1.1

SPAC Shareholders’ Approval	1.1
SPAC Shareholders’ Meeting	8.2(b)(i)
SPAC Shares	1.1
SPAC Transaction Expenses	1.1
SPAC Unit	1.1
SPAC Warrant	1.1
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Stockholder Litigation	8.5
Subscription Agreements	1.1
Subsidiary	1.1
Surrender Shares	2.2(h)(iii)
Surviving Company	Recitals
Surviving Corporation	Recitals
Tax	1.1
Tax Returns	1.1
Taxes	1.1
Terminating Company Breach	10.1(e)
Terminating SPAC Breach	10.1(g)
Trade Secrets	1.1
Trademarks	1.1
Transaction Document	1.1
Transaction Documents	1.1
Transaction Proposals	1.1
Transactions	1.1
Transfer Taxes	1.1
Trust Account	11.1
Trust Agreement	4.13
Trustee	4.13
U.S.	1.1
UK Data Protection Legislation	1.1
UK GDPR	1.1
UK Subsidiary	1.1
Union	1.1
Unit Separation	2.2(h)(i)
Warrant Agreement	1.1
Working Capital Loan	1.1
Written Objection	2.2(b)

x

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of September 15, 2021 (this “Agreement”), is made and entered into by and among (i) Prenetics Global Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) Artisan Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), (iii) AAC Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) PGL Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), and (v) Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”).

RECITALS

WHEREAS, SPAC is a blank check company and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, PubCo is a newly formed entity and was formed for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its investee entities;

WHEREAS, each of Merger Sub 1 and Merger Sub 2 is a newly incorporated Cayman Islands exempted company limited by shares, wholly owned by PubCo, and was formed for the purpose of effectuating the Mergers;

WHEREAS, the parties hereto desire and intend to effect a business combination transaction whereby (a) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 being the surviving entity and remaining a wholly owned subsidiary of PubCo (Merger Sub 1 is hereinafter referred to for the periods from and after the Initial Merger Effective Time as the “Surviving Company”), and (b) following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Acquisition Merger” and together with the Initial Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo (the Company is hereinafter referred to for the periods from and after the Acquisition Effective Time as the “Surviving Corporation”), each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Act”);

WHEREAS, pursuant to certain Forward Purchase Agreements dated as of March 1, 2021, as amended by the respective Deeds of Novation and Amendment dated as of the date hereof substantially in the form attached hereto as Exhibit A (the Forward Purchase Agreements as amended by the Deeds of Novation and Amendment, the “Amended Forward Purchase Agreements”), among other things, (a) Aspex Master Fund, an exempted company incorporated under the laws of the Cayman Islands, has agreed to purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the Acquisition Effective Time and (b) Pacific Alliance Asia Opportunity Fund L.P., an exempted limited partnership formed under the laws of the Cayman Islands (together with Aspex Master Fund, the “Forward Purchase Investors”) has agreed to purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the Acquisition Effective Time (the purchases referred to in clauses (a) and (b) of this paragraph, the “Forward Purchase Subscriptions”);

WHEREAS, on or before the date of this Agreement, certain investors (the “PIPE Investors”, together with the Forward Purchase Investors, the “Investors”) have agreed to make a private investment in PubCo to purchase an aggregate of at least 6,000,000 PubCo Class A Ordinary Shares in the aggregate amount of $60,000,000 (the “PIPE Investment Amount”) at a price per share equal to $10.00 on the day of the Acquisition Closing (after the Initial Closing but immediately prior to the Acquisition Closing) (the “PIPE Investments” and together with the Forward Purchase Subscriptions, the “Private Placement”), in each case, pursuant to subscription agreements substantially in the form attached hereto as Exhibit B (the “PIPE Subscription Agreements”);

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Initial Merger will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code and the applicable Treasury Regulations, (ii) the Acquisition Merger, will qualify as a “reorganization” under Section 368(a) of the Code and the applicable Treasury Regulations, and (iii) this Agreement constitutes a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and the applicable Treasury Regulations (the “Intended Tax Treatment”);

WHEREAS, the Company has received, concurrently with the execution and delivery of this Agreement, a Sponsor Support Agreement and Deed substantially in the form attached hereto as Exhibit C (the “Sponsor Support Agreement”) signed by the Company, SPAC, PubCo, Artisan LLC, a Cayman Islands limited liability company (“Sponsor”), and certain other Persons identified therein, pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor agrees (a) to vote all SPAC Shares held by Sponsor in favor of (i) the Transactions and (ii) the other Transaction Proposals, (b) to waive the anti-dilution rights of the SPAC Class B Ordinary Shares under the SPAC Charter, (c) to appear at the SPAC Shareholders’ Meeting in person or by proxy for purposes of counting towards a quorum, (d) to vote all SPAC Shares held by Sponsor against any proposals that would or would be reasonably likely to in any material respect impede the Transactions or any other Transaction Proposal, (e) not to redeem any SPAC Shares held by Sponsor, (f) not to amend that certain letter agreement between SPAC, Sponsor and certain other parties thereto, dated as of May 13, 2021, (g) not to transfer any SPAC Securities held by Sponsor, (h) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the Cayman Act in respect to all SPAC Shares held by Sponsor with respect to the Initial Merger, to the extent applicable, (i) to release, effective as of the Acquisition Effective Time, SPAC, PubCo, the Company and their respective Subsidiaries from all claims in respect of or relating to the period prior to the Acquisition Closing, subject to the exceptions set forth therein (with the Company agreeing to release the Sponsor on a reciprocal basis) and (j) to agree to a lock-up of its PubCo Ordinary Shares, PubCo Warrants and PubCo Ordinary Shares received upon the exercise of any PubCo Warrants during the respective periods as set forth therein;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, Sponsor, SPAC and certain holders of Company Shares have entered into a registration rights agreement substantially in the form attached hereto as Exhibit D effective upon the Acquisition Closing (the “Registration Rights Agreement”) pursuant to which, among other things, (a) PubCo commits to file a resale shelf registration statement on Form F-1 that includes, among other things and subject to certain exceptions, the Shareholder Merger Consideration held by signatories to the Registration Rights Agreement within 30 days following the Acquisition Closing; and (b) that certain registration and shareholder rights agreement, dated as of May 13, 2021, is terminated effective as of the Acquisition Closing;

WHEREAS, SPAC has received concurrently with the execution and delivery of this Agreement, as a material inducement to SPAC to enter into this Agreement, the Shareholder Support Agreements and Deeds substantially in the form attached hereto as Exhibit K (each a “Shareholder Support Agreement”) signed by the Company, PubCo, SPAC and certain applicable Company Shareholders, pursuant to which, among other things, and subject to the terms and conditions set forth therein, such Company Shareholders agree (a) to vote all Company Shares held by such Company Shareholders in favor of the Transactions, (b) to appear at the Company Shareholders’ Meeting in person or by proxy for purposes of counting towards a quorum, (c) to vote all Company Shares held by such Company Shareholders against any proposals that would or would be reasonably likely to in any material respect impede the Transactions, (d) not to transfer any Company Shares held by such Company Shareholders, (e) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the Cayman Act in respect to all Company Shares held by such Company Shareholders with respect to the Acquisition Merger, and (f) for the period after the Acquisition Closing specified therein, not to transfer certain PubCo Ordinary Shares held by such Company Shareholders, if any, subject to certain exceptions;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, SPAC and the warrant agent thereunder have entered into an assignment, assumption and amendment agreement substantially in the form attached hereto as Exhibit L (the “Assignment, Assumption and Amendment Agreement”) pursuant to which SPAC assigns to PubCo all of its rights, interests, and obligations in and under the Warrant Agreement, which amends the Warrant Agreement to change all references to Warrants (as such term is defined therein) to PubCo Warrants (and all references to Ordinary Shares (as such term is defined therein) underlying such Warrants to PubCo Class A Ordinary Shares) and which causes each outstanding PubCo Warrant to represent the right to receive, from the Initial Closing, one whole PubCo Class A Ordinary Share;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has unanimously (a) determined that (x) it is fair to, advisable and in the best interests of SPAC to enter into this Agreement, and to consummate the Initial Merger and the other Transactions, and (y) the Transactions constitute a “Business Combination” as such term is defined in the SPAC Charter, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable the Plan of Initial Merger, the Sponsor Support Agreement, the Assignment, Assumption and Amendment Agreement, the Subscription Agreements, the Shareholder Support Agreements, the Registration Rights Agreement and the execution, delivery and performance thereof, (c) resolved to recommend the adoption of this Agreement and the Plan of Initial Merger by the shareholders of SPAC, and (d) directed that this Agreement and the Plan of Initial Merger be submitted to the shareholders of SPAC for their adoption;

WHEREAS, (a) the sole director of Merger Sub 1 has (i) determined that it is fair to, advisable and in the best interests of Merger Sub 1 to enter into this Agreement and to consummate the Initial Merger and the other Transactions, (ii) approved and declared advisable this Agreement and the Plan of Initial Merger and the execution, delivery and performance of this Agreement and the Plan of Initial Merger and the consummation of the Transactions and (b) the sole shareholder of Merger Sub 1 has adopted a resolution by written consent approving this Agreement, the Plan of Initial Merger and the Transactions (the “Merger Sub 1 Written Resolution”);

WHEREAS, (a) the sole director of Merger Sub 2 has (i) determined that it is fair to, advisable and in the best interests of Merger Sub 2 to enter into this Agreement and to consummate the Acquisition Merger and the other Transactions, (ii) approved and declared advisable this Agreement and the Plan of Acquisition Merger and the execution, delivery and performance of this Agreement and the Plan of Acquisition Merger and the consummation of the Transactions and (b) the sole shareholder of Merger Sub 2 has adopted a resolution by written consent approving this Agreement, the Plan of Acquisition Merger and the Transactions (the “Merger Sub 2 Written Resolution”);

WHEREAS, (a) the sole director of PubCo has (i) determined that it is fair to, advisable and in the best interests of PubCo to enter into this Agreement and to consummate the Mergers and the other Transactions, and (ii) approved and declared advisable this Agreement, the Plan of Initial Merger, the Plan of Acquisition Merger, the Sponsor Support Agreement, the Subscription Agreements, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement and the Shareholder Support Agreements and the execution, delivery and performance thereof and (b) the sole shareholder of PubCo has adopted a resolution by written consent (i) approving this Agreement, the Plan of Initial Merger, the Plan of Acquisition Merger and the Transactions and (ii) adopting the PubCo Charter effective at the Initial Merger Effective Time; and

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is fair to, advisable and in the best interests of the Company to enter into this Agreement and to consummate the Acquisition Merger and the other Transactions, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable the Plan of Acquisition Merger, the Sponsor Support Agreement, the Shareholder Support Agreements and the execution, delivery and performance thereof, (c) resolved to recommend the adoption of this Agreement and the Plan of Acquisition Merger by the shareholders of the Company, and (d) directed that the Acquisition Merger and the Plan of Acquisition Merger be submitted to the shareholders of the Company for their adoption.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, SPAC, PubCo, Merger Sub 1, Merger Sub 2 and the Company agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.1.          Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Merger Consideration” means the sum of all PubCo Ordinary Shares receivable by Company Shareholders pursuant to Section 2.3(e).

“Action” means any charge, claim, action, complaint, petition, prosecution, investigation, appeal, suit, litigation, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law;

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of a Person which is a fund or which is directly or indirectly Controlled by a fund, the term “Affiliate” also includes (a) any of the general partners of such fund, (b) the fund manager managing such fund, any other person which, directly or indirectly, Controls such fund or such fund manager, or any other funds managed by such fund manager and (c) trusts (excluding the Trust Account for all purposes other than for the sole purpose of the release of the proceeds of the Trust Account in accordance with this Agreement and the Trust Agreement) Controlled by or for the benefit of any Person referred to in (a) or (b);

“Anti-Money Laundering Laws” means all financial recordkeeping and reporting requirements and all money laundering-related laws of jurisdictions where the Company or its Subsidiaries conducts business or owns assets, and any related or similar Law issued, administered or enforced by any Governmental Authority;

“Available Closing Cash Amount” means, without duplication, an amount equal to (a) all amounts in the Trust Account immediately prior to the Acquisition Closing plus (b) the aggregate amount of cash that has been funded to, or that will be funded immediately prior to or concurrently with the Acquisition Closing to, PubCo pursuant to the Subscription Agreements plus (c) the Permitted Equity Financing Proceeds minus (d) the SPAC Shareholder Redemption Amount.

“Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and compensation or benefit plan, program, policy, practice, Contract, agreement, or other arrangement, including any employment, consulting, severance, termination pay, deferred compensation, retirement, paid time off, vacation, profit sharing, incentive, bonus, health, welfare, performance awards, equity or equity-based compensation (including stock option, equity purchase, equity ownership, and restricted stock unit), disability, death benefit, life insurance, fringe benefits, indemnification, retention or stay-bonus, transaction or change-in control agreement, or other compensation or benefits, whether written, unwritten or otherwise, that is sponsored, maintained, contributed to or required to be contributed to by the Company or its ERISA Affiliates for the benefit of any current or former employee, director or officer or individual service provider of the Company and its Subsidiaries or otherwise with respect to which the Company or its Subsidiaries has any Liability, in each case other than any statutory benefit plan mandated by Law;

“Business Combination” has the meaning given in the SPAC Charter;

“Business Data” means confidential or proprietary data, databases, data compilations and data collections (including customer databases), and technical, business and other information and data, including Personal Data collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise Processed by or on behalf of the Company or any of its Subsidiaries;

“Business Day” means a day on which commercial banks are open for business in New York, U.S., the Cayman Islands and Hong Kong, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled);

“Closing Date” means each of the Initial Closing Date and the Acquisition Closing Date;

“Code” means the Internal Revenue Code of 1986, as amended;

“Company Acquisition Proposal” means (a) any, direct or indirect, acquisition by any third party, in one transaction or a series of transactions, of the Company or of more than 5% of the consolidated total assets, Equity Securities or businesses of the Company and its Controlled Affiliates taken as a whole (whether by merger, consolidation, scheme of arrangement, business combination, reorganization, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise) other than the Transactions; (b) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of voting Equity Securities representing more than 5%, by voting power, of (x) the Company (whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or (y) the Company’s Controlled Affiliates which comprise more than 5% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates taken as a whole, in each case, other than the Transactions, (c) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of more than 5% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates taken as a whole, other than by SPAC or its Affiliates or pursuant to the Transactions or (d) the issuance by the Company of more than 5% of its voting Equity Securities as consideration for the assets or securities of a third party (whether an entity, business or otherwise), except in any such case as permitted under Section 6.1(3)(c) or Section 6.1(3)(d);

“Company Charter” means the Amended and Restated Memorandum and Articles of Association of the Company, adopted pursuant to a special resolution passed on June 16, 2021;

“Company Contract” means any Contract to which a Group Company is a party or by which a Group Company is bound and for which performance of substantive obligations is ongoing;

“Company IP” means all Owned IP and all other Intellectual Property used or held for use in or necessary for the operation of the business of the Company or any of its Subsidiaries;

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company, any of its Subsidiaries or any of the Acquisition Entities to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or IFRS or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any failure in and of itself of the Company and any of its Subsidiaries to meet any projections or forecasts, provided, however, that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect, (g) any Events generally applicable to the industries or markets in which the Company or any of its Subsidiaries operate, (h) any action taken by, or at the written request of, SPAC, (i) the announcement of this Agreement and the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the Company’s and its Subsidiaries’ relationships, contractual or otherwise, with any Governmental Authority, third parties or other Person, (j) any matter set forth on, or deemed to be incorporated in the Company Disclosure Letter, (k) any Events that are cured by the Company prior to the Acquisition Closing, or (l) any worsening of the Events referred to in clauses (a), (b), (d), (e), (g) or (j) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the Company or any of its Subsidiaries relative to other similarly situated participants in the industries and geographies in which such Persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to such similarly situated participants;

“Company Products” means all Software and other products (including any of the foregoing currently in development) from which the Company or any of its Subsidiaries has derived, within the three (3) years preceding the date hereof, is currently deriving or is currently anticipated to derive, revenue from the sale, license, maintenance or other provision thereof, including the Circle HealthPod product;

“Company RSUs” means all outstanding restricted share units to acquire Company Shares issued pursuant to an award granted under the ESOP, other than Key Executive RSUs;

“Company Shareholder” means any holder of any Company Shares;

“Company Shares” means, collectively, the Ordinary Shares and the Preferred Shares;

“Company Transaction Expenses” means any out-of-pocket fees and expenses payable by the Company or any of its Subsidiaries or Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, and (b) any and all filing fees payable by the Company or any of its Subsidiaries or Affiliates to the Governmental Authorities in connection with the Transactions, except that the Company shall only be responsible for fifty percent (50%) of the fees, costs and expenses incurred in connection with (x) any filing, submission or application for the Governmental Order pertaining to the anti-trust Laws applicable to the Transactions and (y) the preparation, filing and mailing of the Proxy/Registration Statement in connection with the Transactions;

“Competing SPAC” means any publicly traded special purpose acquisition company other than SPAC;

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, mortgage, guarantee, purchase order, insurance policy or commitment or undertaking of any nature that has any outstanding rights or obligations;

“Control” in relation to any Person means (a) the direct or indirect ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the shares then in issue and conferring the right to vote at all general meetings of such Person; (b) the ability to appoint or remove a majority of the directors of the board or equivalent governing body of such Person; (c) the right to control the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or (d) the ability to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise, and “Controlled”, “Controlling” and “under common Control with” shall be construed accordingly;

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks;

“COVID-19 Measures” means (i) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Hong Kong Department of Health, Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies, and (ii) any action reasonably taken or refrained from being taken in response to COVID-19;

“Data Security Requirements” means all of the following to the extent applicable to the Company or any of its Subsidiaries or any Company Systems, Company Products or Business Data and in each case pertaining to data protection, data transfer, data privacy, data security, or data breach notification requirements: (i) all Laws (including all Privacy Laws), (ii) the Company’s and its Subsidiaries’ rules, policies, and procedures, (iii) industry standards applicable to and generally complied with by the industry in which the business of the Company or any of its Subsidiaries operates (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)) and (iv) Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound;

“Disclosure Letter” means, as applicable, the Company Disclosure Letter and the SPAC Disclosure Letter;

“DTC” means the Depository Trust Company;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, license, covenant not to sue, option, right of first offer, refusal or negotiation, hypothecation, assignment, deed of trust, title retention or other similar encumbrance of any kind whether consensual, statutory or otherwise;

“Environmental Laws” means all Laws concerning pollution, protection of the environment, or human health or safety;

“Equity Securities” means, with respect to any Person, any capital stock, shares, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, shares, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person);

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“ERISA Affiliate” of any entity means each entity that is or was at any time treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414 of the Code;

“ESOP” means the 2021 Share Incentive Plan of the Company adopted on June 16, 2021, as may be amended from time to time;

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Exchange Ratio” means the quotient obtained by dividing the Price per Share by $10.00;

“Fully-Diluted Company Shares” means, without duplication, (a) the aggregate number of Company Shares (i) that are issued and outstanding immediately prior to the Acquisition Effective Time and (ii) that are issuable upon the exercise of all Company RSUs, Key Executive RSUs, options, warrants, convertible notes and other Equity Securities of the Company that are issued and outstanding immediately prior to the Acquisition Effective Time (whether or not then vested or exercisable as applicable), which shall include such number of Company Shares and PubCo Ordinary Shares to be issued as described in paragraph 2 to Section 3.3(a) of the Company Disclosure Letter, minus (b) the Company Shares held by the Company or any Subsidiary of the Company (if applicable) as treasury shares.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time;

“GDPR” means the General Data Protection Regulation (EU) 2016/679;

“Government Official” means any officer, cadre, civil servant, employee or any other person who acts in an official capacity for any Governmental Authority (including any government-owned or government-Controlled enterprise, political party, public international organization or official thereof), or who acts in an official capacity for any candidate for governmental or political office;

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, regulation or compliance, or any arbitrator or arbitral body, any self-regulated organization, stock exchange, or quasi-governmental authority;

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority;

“Group” or “Group Companies” means the Company and its Subsidiaries, and “Group Company” means any of them;

“HK Subsidiary” means Prenetics Limited.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time;

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, including any amount due to any shareholder of such Person, (b) the principal and accrued interest components of capitalized lease obligations under GAAP or IFRS, as applicable, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs,” “seller notes,” “exit fees” and “retention payments,” but excluding payables arising in the Ordinary Course, (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (f), and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed directly or indirectly, jointly or severally;

“Initial Merger Consideration” means the sum of all PubCo Class A Ordinary Shares receivable by SPAC Shareholders pursuant to Section 2.2(h)(ii);

“Intellectual Property” means all intellectual property, industrial property and proprietary rights in any and all jurisdictions worldwide, including rights in: (a) Patents, (b) Trademarks, (c) copyrights, works of authorship and mask works, (d) Trade Secrets, (e) Software, (f) “moral” rights, rights of publicity or privacy, data base or data collection rights and other similar intellectual property rights, (g) registrations, applications, and renewals for any of the foregoing in (a)-(f), and (h) all rights in the foregoing;

“Investment Company Act” means the Investment Company Act of 1940;

“Key Executive” means Danny Yeung;

“Key Officers” means the Key Executive, Lawrence Chi Hung Tzang and Stephen Lo;

“Key Executive RSUs” means all outstanding restricted share units to acquire Company Shares issued pursuant to an award granted under the ESOP or otherwise that are held by the Key Executive immediately prior to the Acquisition Effective Time;

“Key Executive Shares” means the Company Shares held by the Key Executive immediately prior to the Acquisition Effective Time;

“Knowledge of SPAC” or any similar expression means the knowledge that each individual listed on Section 1.1 of the SPAC Disclosure Letter actually has, or the knowledge that any such individual would have acquired following reasonable inquiry of his or her direct reports directly responsible for the applicable subject matter;

“Knowledge of the Company” or any similar expression means the knowledge that each individual listed on Section 1.1 of the Company Disclosure Letter actually has, or the knowledge that any such individual would have acquired following reasonable inquiry of his or her direct reports directly responsible for the applicable subject matter;

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity;

“Leased Real Property” means any real property subject to a Company Lease;

“Liabilities” means debts, liabilities and obligations (including Taxes), whether accrued or fixed, absolute or contingent, matured or unmatured, deferred or actual, determined or determinable, known or unknown, including those arising under any law, action or Governmental Order and those arising under any Contract;

“Made Available” means, unless the context otherwise requires, that a copy of the subject documents or other materials has been provided by the Company, its Subsidiary or any of their respective Representatives at least two (2) Business Days prior to the date hereof either (i) via upload to the virtual data room operated by Intralinks, Inc. under the project name “Project 10P” or (ii) to SPAC or its Representatives by email;

“Major Customers” means the top five (5) customers of the Group for the past twelve (12) months ended on July 31, 2021, listed on Section 1.1 of the Company Disclosure Letter;

“Major Suppliers” means the top five (5) suppliers of the Group for the past twelve (12) months ended on July 31, 2021, listed on Section 1.1 of the Company Disclosure Letter;

“Material Contracts” means, collectively, each Company Contract (other than any Benefit Plan) that:

(i)	involves obligations (contingent or otherwise), payments or revenues to or by the Group in excess of $3,500,000 in the twelve (12) months ended July 31, 2021;

(ii)	is with a Related Party (other than those employment agreements, indemnification agreements, Contracts covered by any Benefit Plan, confidentiality agreements, non-competition agreements or any other agreement of similar nature entered into in the Ordinary Course with employees or technical consultants) with an amount of over $1,000,000;

(iii)	involves (A) indebtedness for borrowed money having an outstanding principal amount in excess of $3,500,000 or (B) an extension of credit, a guaranty, surety, deed of trust, or the grant of an Encumbrance, in each case, to secure any Indebtedness having a principal or stated amount in excess of $3,500,000;

(iv)	involves the lease, license, sale, use, disposition or acquisition of a business or assets constituting a business involving purchase price, payments or revenues in excess of $3,500,000 or involving any “earn out” or deferred purchase price payment obligation;

(v)	involves the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration with an amount higher than $1,000,000;

(vi)	grants a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company and its Subsidiaries, taken as a whole;

(vii)	contains covenants of the Company or any of the Company’s Subsidiaries (A) prohibiting or limiting the right of the Company or any of the Company’s Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the Company’s and the Company’s Subsidiaries’ ability to conduct their respective business with any Person in any geographic area in any material respect, in each case, other than Contracts (including partnership or distribution Contracts) entered into in the Ordinary Course which include exclusivity provisions;

(viii)	with each of the Major Customers involving payments to the Group in the twelve (12) months ended July 31, 2021 in excess of $3,500,000;

(ix)	with each of the Major Suppliers involving payments by the Group in the twelve (12) months ended July 31, 2021 in excess of $3,500,000;

(x)	with any Governmental Authority which involves obligations (contingent or otherwise), payments or revenues to or by the Group in excess of $1,000,000 in the twelve (12) months ended July 31, 2021;

(xi)	involves (x) the establishment, contribution to, or operation of a partnership, joint venture, alliance, collaboration, variable interest entity or similar entity, or involving a sharing of profits or losses (including joint development Contracts), or (y) a material business cooperation, technology development or similar arrangement between any Group Company and any medical institution, scientific research institution or university, in any such case involving payments to or by the Group of an amount higher than $5,000,000 in the twelve (12) months ended July 31, 2021;

(xii)	relates to the license, sublicense, grant of other rights, creation, development, or acquisition of material Intellectual Property, or materially restricts the Company’s or any of its Subsidiaries’ ability to assign, use or enforce any material Intellectual Property, other than (A) non-exclusive end user licenses of commercially-available, off-the-shelf Software used solely for the Company or any of its Subsidiaries’ internal use and with a total replacement cost of less than $200,000 and (B) assignments of Intellectual Property to the Company or any of its Subsidiaries under Contracts with their employees entered into in the Ordinary Course and containing Intellectual Property assignment and confidentiality provisions that are equivalent in all material respects to the Company’s and its Subsidiaries’ form employment agreements; or

(xiii)	is a collective bargaining agreement with a Union.

“NDA” means the Confidential Disclosure Agreement, dated as of May 21, 2021, between SPAC and the Company;

“Open Source Software” means any Software that is licensed pursuant to: (i) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (ii) any license to Software that is considered “free” or “open source software” by the Open Source Foundation or the Free Software Foundation; or (iii) any Reciprocal License, in each case whether or not source code is available or included in such license, or any modification or derivative thereof;

“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, that such action or omission is taken in the ordinary course of the operations of such Person, including any COVID-19 Measures and any change in such COVID-19 Measures or interpretations whether taken prior to or following the date of this Agreement;

“Ordinary Shares” has the meaning given to that term in the Company Charter;

“Organizational Documents” means, with respect to any Person that is not an individual, its certificate of incorporation or registration, bylaws, memorandum and articles of association, constitution, limited liability company agreement, or similar organizational documents, in each case, as amended or restated;

“Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries;

“Patents” means patents, including utility models, industrial designs and design patents, and applications therefor (and any patents that issue as a result of those patent applications), and including all divisionals, continuations, continuations-in-part, continuing prosecution applications, substitutions, reissues, re-examinations, renewals, provisionals and extensions thereof, and any counterparts worldwide claiming priority therefrom;

“Permitted Encumbrances” means (a) Encumbrances for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Encumbrances arising or incurred in the Ordinary Course in respect of amounts that are not yet due and payable; (c) rights of any third parties that are party to or hold an interest in any Contract to which the Company or any of its Subsidiaries is a party; (d) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or Encumbrances that do not materially interfere with the present use of the Leased Real Property, (e) with respect to any Leased Real Property (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Encumbrances thereon, (ii) any Encumbrances permitted under the Company Lease, and (iii) any Encumbrances encumbering the real property of which the Leased Real Property is a part, (iv) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not materially interfere with the current use of the Leased Real Property, (f) licenses of Intellectual Property granted by the Company or any of its Subsidiaries in the Ordinary Course, (g) Ordinary Course purchase money Encumbrances and Encumbrances securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (h) other Encumbrances arising in the Ordinary Course and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (i) reversionary rights in favor of landlords under any Company Leases with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, and (j) any other Encumbrances that have been incurred or suffered in the Ordinary Course and do not materially impair the existing use of the property affected by such Encumbrance;

“Permitted Equity Financing” means purchases of PubCo Class A Ordinary Shares on the day of the Acquisition Closing (after the Initial Closing but immediately prior to the Acquisition Closing) by an investor pursuant to Section 8.6.

“Permitted Equity Financing Proceeds” means cash proceeds to be funded immediately prior to or concurrently with the Acquisition Closing to PubCo pursuant to the Permitted Equity Subscription Agreements.

“Permitted Equity Subscription Agreement” means a subscription agreement executed by an investor, SPAC and PubCo after the date hereof pursuant to which such investor has agreed to purchase for cash PubCo Class A Ordinary Shares from PubCo on the day of the Acquisition Closing (after the Initial Closing but immediately prior to the Acquisition Closing) pursuant to Section 8.6.

“Person” means any individual, firm, corporation, company, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind;

“Personal Data” has the meaning given to the term “personal data” by the GDPR/UK GDPR and shall also include (a) all data and information that, whether alone or in combination with any other data or information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a natural person, household, or his, her or its device, including, to the extent constituting or comprising the foregoing, name, street address, telephone number, email address, photograph, social security number, government-issued ID number, customer or account number, health information, financial information, device identifiers, transaction identifier, cookie ID, browser or device fingerprint or other probabilistic identifier, IP addresses, physiological and behavioral biometric identifiers, viewing history, platform behaviors, and any other similar piece of data or information; or (b) all other data or information that is otherwise protected by any applicable Laws;

“Plan of Acquisition Merger” means the plan of merger substantially in the form attached hereto as Exhibit E and any amendment or variation thereto made in accordance with the provisions of the Cayman Act and the terms thereof;

“Plan of Initial Merger” means the plan of merger substantially in the form attached hereto as Exhibit F and any amendment or variation thereto made in accordance with the provisions of the Cayman Act and the terms thereof;

“Preferred Shares” means, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, and the Series E Preferred Shares;

“Price per Share” means $1,150,000,000 divided by the Fully-Diluted Company Shares;

“Privacy Laws” means all applicable Laws concerning the Processing of Personal Data, including incident reporting and Security Incident notifying requirements, and including the UK Data Protection Legislation, and including the GDPR as applicable outside the United Kingdom (and all related national Laws, regulations and secondary legislation implementing GDPR in member states of the European Union);

“Process,” “Processing” or “Processed” means, with respect to Personal Data, the use, collection, creation, processing, receipt, storage, recording, organization, structuring, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, making available, alignment, combination, restriction, erasure or destruction of such Personal Data;

“Prohibited Person” means any Person that is (a) a national or organized under the laws of, or resident in, any U.S. embargoed or restricted country (which, as of the date of this Agreement, consists of Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), (b) included on any Sanctions-related list of blocked or designated parties (including the United States Commerce Department’s Denied Parties List, Entity List, and Unverified List; the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; or any list of Persons subject to sanctions issued by the United Nations Security Council, HM Treasury of the United Kingdom, and the European Union); (c) owned fifty percent or more, directly or indirectly, by a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; (d) is a Person acting in his or her official capacity as a director, officer, employee, or agent of a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; or (e) a Person with whom business transactions, including exports and imports, are otherwise restricted by Sanctions, including, in each clause above, any updates or revisions to the foregoing and any newly published rules;

“Proxy Statement” means the proxy statement forming part of the Proxy/Registration Statement filed with the SEC, with respect to the SPAC Shareholders’ Meeting and the Transactions, to be used for the purpose of soliciting proxies from SPAC Shareholders to approve the Transaction Proposals;

“PubCo Class A Ordinary Shares” means Class A ordinary shares of PubCo, par value $0.0001 per share, as further described in the PubCo Charter;

“PubCo Class B Ordinary Shares” means Class B ordinary shares of PubCo, par value $0.0001 per share, as further described in the PubCo Charter;

“PubCo Initial Shareholder” means the holder of the PubCo Subscriber Share and any other shares of PubCo immediately prior to the Initial Merger Effective Time;

“PubCo Ordinary Shares” means, collectively PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares;

“Public Notice 7” means the Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (关于非居民企业间接转让财产企业所得税若干问题的公告) (Public Notice [2015] No. 7) issued by the State Administration of Taxation of the People’s Republic of China, effective February 3, 2015 (including subsequent amending provisions, as well as any interpretations or procedural rules related thereto);

“Public Notice 7 Tax” means any Taxes (including any deduction or withholding) payable to or imposed by the applicable Tax authority of the People’s Republic of China with respect to Public Notice 7, together with any interest, penalties or additions to such Taxes.

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no or minimal charge; (iii) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software; (iv) a requirement that such other Software be redistributable by other licensees; or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software);

“Redeeming SPAC Shares” means SPAC Ordinary Shares in respect of which the eligible (as determined in accordance with the SPAC Charter) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its SPAC Shareholder Redemption Right;

“Registered IP” means Owned IP issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar or other authority;

“Registrable Securities” means (a) the PubCo Ordinary Shares representing the Shareholder Merger Consideration, (b) the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants and (c) the PubCo Warrants;

“Registration Statement” means a registration statement on Form F-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by PubCo under the Securities Act with respect to the Registrable Securities;

“Related Party” means (a) any member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of the Company or any of its Subsidiaries, (b) any director or officer of the Company or any of its Subsidiaries, in each case of clauses (a) and (b), excluding the Company or any of its Subsidiaries;

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates;

“Required Governmental Authorization” means all material franchises, approvals, permits, consents, qualifications, certifications, authorizations, licenses, orders, registrations, certificates, variances or other similar permits, rights and all pending applications therefor from or with the relevant Governmental Authority required to operate the business of the Company and any of its Subsidiaries, as currently conducted, in accordance with applicable Law;

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including the United States Commerce Department’s Denied Parties List, Entity List, and Unverified Lists, the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, or Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224, and the Department of State’s Debarred List), (b) the European Union and enforced by its member states, (c) the United Nations Security Council, (d) Her Majesty’s Treasury of the United Kingdom and (e) any other similar economic sanctions administered by a Governmental Authority;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933;

“Security Incident” means any actual or suspected data breach or other security incident or Event that results in or is reasonably suspected to have resulted in the accidental or unlawful destruction, loss, alteration, corruption, or unauthorized disclosure of, or access to or use of, (i) any Personal Data included in the Business Data, which has been, or is required to be, notified to a supervisory or regulatory authority in accordance with Privacy Laws, or (ii) any Business Data (not comprising Personal Data) or any Company Systems which exposes the Company or any of its Subsidiaries to any material Action or Liabilities;

“Series A Preferred Shares” has the meaning given to that term in the Company Charter;

“Series B Preferred Shares” has the meaning given to that term in the Company Charter;

“Series C Preferred Shares” has the meaning given to that term in the Company Charter;

“Series D Preferred Shares” has the meaning given to that term in the Company Charter;

“Series E Preferred Shares” has the meaning given to that term in the Company Charter;

“Shareholder Merger Consideration” means the Initial Merger Consideration and the Acquisition Merger Consideration, as applicable;

“Shareholders’ Agreement” means the Shareholders’ Agreement in respect of the Company, dated as of June 16, 2021, as may be amended and/or restated from time to time;

“Software” means all computer software, data, and databases, together with object code, source code, firmware, and embedded versions thereof, and documentation related thereto, together with intellectual property, industrial property and proprietary rights in and to any of the foregoing;

“SPAC Accounts Date” means February 4, 2021;

“SPAC Acquisition Proposal” means: (a) any, direct or indirect, acquisition, merger, domestication, reorganization, business combination, “initial business combination” under SPAC’s initial IPO prospectus or similar transaction, in one transaction or a series of transactions, involving SPAC or involving all or a material portion of the assets, Equity Securities or businesses of SPAC (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (b) any equity or similar investment in SPAC or any of its controlled Affiliates, in each case, other than the Transactions;

“SPAC Charter” means the Amended and Restated Memorandum and Articles of Association of the SPAC, adopted pursuant to a special resolution passed on May 13, 2021;

“SPAC Class A Ordinary Shares” means Class A ordinary shares of SPAC, par value $0.0001 per share, as further described in the SPAC Charter;

“SPAC Class B Ordinary Shares” means Class B ordinary shares of SPAC, par value $0.0001 per share, as further described in the SPAC Charter;

“SPAC Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of SPAC or (ii) the ability of SPAC to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “SPAC Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any matter set forth on, or deemed to be incorporated in the SPAC Disclosure Letter, (g) any Events that are cured by SPAC prior to the Acquisition Closing, (h) any action taken by, or at the written request of, the Company, (i) the announcement of this Agreement and the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the SPAC’s relationships, contractual or otherwise, with any Governmental Authority, third parties or other Person, (j) any change in the trading price or volume of the SPAC Units, SPAC Ordinary Shares or SPAC Warrants (provided that the underlying causes of such changes referred to in this clause (j) may be considered in determining whether there is a SPAC Material Adverse Effect except to the extent such cause is within the scope of any other exception within this definition), or (k) any worsening of the Events referred to in clauses (b), (d), (e) or (f) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d) and (e), any such Event to the extent it disproportionately affects SPAC relative to other special purpose acquisition companies shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a SPAC Material Adverse Effect, but only to the extent of the incremental disproportionate effect on SPAC relative to such similarly situated participants. Notwithstanding the foregoing, with respect to SPAC, the number of SPAC Shareholders who exercise their SPAC Shareholder Redemption Right or the failure to obtain SPAC Shareholders’ Approval shall not be deemed to be a SPAC Material Adverse Effect;

“SPAC Ordinary Shares” means, collectively, SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares;

“SPAC Preference Shares” means preference shares of SPAC, par value $0.0001 per share, as further described in the SPAC Charter;

“SPAC Securities” means, collectively, the SPAC Shares and the SPAC Warrants;

“SPAC Shareholder” means any holder of any SPAC Shares;

“SPAC Shareholder Redemption Amount” means the aggregate amount payable with respect to all Redeeming SPAC Shares;

“SPAC Shareholder Redemption Right” means the right of an eligible (as determined in accordance with the SPAC Charter) holder of SPAC Ordinary Shares to redeem all or a portion of the SPAC Ordinary Shares held by such holder as set forth in the SPAC Charter in connection with the Transaction Proposals;

“SPAC Shareholders’ Approval” means the vote of SPAC Shareholders required to approve the Transaction Proposals, as determined in accordance with applicable Law and the SPAC Charter;

“SPAC Shares” means the SPAC Ordinary Shares and SPAC Preference Shares;

“SPAC Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by SPAC, the Acquisition Entities or Sponsor (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees (including deferred underwriting fees), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (b) any Indebtedness of SPAC owed to Sponsor, its Affiliates or its or their respective shareholders or Affiliates (including amounts accrued and outstanding under the Working Capital Loan as of the Acquisition Closing in an aggregate amount not exceeding $1,500,000) and (c) any and all filing fees to the Governmental Authorities in connection with the Transactions, except that SPAC shall only be responsible for fifty percent (50%) of the fees, costs and expenses incurred in connection with (x) any filing, submission or application for the Governmental Order pertaining to the anti-trust Laws applicable to the Transactions and (y) the preparation, filing and mailing of the Proxy/Registration Statement in connection with the Transactions;

“SPAC Unit” means the units issued by SPAC in SPAC’s IPO or the exercise of the underwriters’ overallotment option each consisting of one SPAC Class A Ordinary Share and one-third of a SPAC Warrant;

“SPAC Warrant” means all outstanding and unexercised warrants issued by SPAC to acquire SPAC Class A Ordinary Shares;

“Subsidiary” means, with respect to a specified Person, any other Person Controlled, directly or indirectly, by such specified Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such Person, respectively;

“Subscription Agreements” means, collectively, the Amended Forward Purchase Agreements and the PIPE Subscription Agreements, and when used in Section 8.7, shall include the Permitted Equity Subscription Agreements, if and when executed.

“Tax” or “Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, escheat, abandoned and unclaimed property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto;

“Tax Returns” means all U.S. federal, state, local, provincial and non-U.S. returns, declarations, computations, notices, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes;

“Trade Secrets” means all trade secrets and other confidential or proprietary information, know-how and other inventions, processes, models, methodologies and all other information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use;

“Trademarks” means trade names, logos, trademarks, service marks, service names, trade dress, company names, collective membership marks, certification marks, slogans, domain names, social media handles, toll-free numbers, and other indicia of origin, whether or not registerable as a trademark in any given country, together with registrations and applications therefor, and the goodwill associated with any of the foregoing;

“Transaction Documents” means, collectively, this Agreement, the NDA, the Subscription Agreements, the Permitted Equity Subscription Agreements, the Sponsor Support Agreement, the Shareholder Support Agreements, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, the Initial Merger Filing Documents, the Acquisition Merger Filing Documents and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them;

“Transaction Proposals” means the adoption and approval of each proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions, but in any event including unless otherwise agreed upon in writing by SPAC and the Company: (i) the approval and authorization of this Agreement and the Transactions as a Business Combination, (ii) the approval and authorization of the Initial Merger and the Plan of Initial Merger, (iii) the adoption and approval of a proposal for the adjournment of the SPAC Shareholders’ Meeting, if necessary, to permit further solicitation and vote of proxies because there are not sufficient votes to approve and adopt any of the foregoing or in order to seek withdrawals from SPAC Shareholders who have exercised their SPAC Shareholder Redemption Right if the number of Redeeming SPAC Shares is such that the condition in Section 9.3(c) would not be satisfied, and (iv) the adoption and approval of each other proposal that the Nasdaq or the SEC (or staff members thereof) indicates (x) are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and (y) are required to be approved by the SPAC Shareholders in order for the Acquisition Closing to be consummated;

“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents;

“Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable in connection with the Transactions;

“UK Data Protection Legislation” means (i) the Data Protection Act 1998 and all other applicable national laws, regulations and secondary legislation implementing the EU Data Protection Directive 95/46/EC; (ii) the GDPR as applicable in the United Kingdom, and all related national laws, regulations and secondary legislation; (iii) the Data Protection Act 2018; (iv) the UK GDPR; (v) the Data Protection (Charges and Information) Regulations 2018; (vi) the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426) and all other applicable national laws, regulations and secondary legislation implementing the Privacy and Electronic Communications Data Protection Directive 2002/58/EC; (vii) the Regulation of Investigatory Powers Act 2000, the Investigatory Powers Act 2016 and the Telecommunications (Lawful Business Practice) (Interception of Communications) Regulations 2000 (SI 2000/2699); (viii) (where and to the extent applicable) Part V of the Digital Economy Act 2017; and (ix) all other applicable laws and regulations to the extent relating to the protection and processing of personal data, marketing directed to individuals, and privacy in any jurisdiction, including where applicable any binding guidance or codes of practice issued or adopted by the United Kingdom’s Information Commissioner, the European Data Protection Board or any similar body in any other jurisdiction;

“UK GDPR” means GDPR as implemented by the UK Data Protection Act 2018 and modified by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (SI 2019/419);

“UK Subsidiary” means Prenetics EMEA Limited;

“Union” means any union, works council or other employee representative body;

“U.S.” means the United States of America;

“Warrant Agreement” means the Warrant Agreement, dated as of May 13, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent; and

“Working Capital Loan” means any loan made to SPAC by any of the Sponsor, an Affiliate of the Sponsor, or any of SPAC’s officers or directors, and evidenced by one or more promissory notes, for the purpose of financing costs incurred in connection with a Business Combination.

Section 1.2.          Construction.

(a)               Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the terms “Schedule” or “Exhibit” refer to the specified Schedule or Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “will” shall be construed to have the same meaning as the word “shall”; (x) unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form; (xi) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (xii) references to “written” or “in writing” include in electronic form; and (xiii) a reference to any Person includes such Person’s predecessors, successors and permitted assigns;

(b)               Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)               References to “$”, “dollar”, or “cents” are to the lawful currency of the United States of America.

(d)               Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless Business Days are expressly specified. Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day.

(e)               All accounting terms used in this Agreement and not expressly defined in this Agreement shall have the meanings given to them under GAAP (with respect to SPAC) and IFRS (with respect to the Company or any of its Subsidiaries).

(f)                Unless the context of this Agreement otherwise requires, (i) references to Merger Sub 1 with respect to periods following the Initial Merger Effective Time shall be construed to mean the Surviving Company and vice versa and (ii) references to the Company with respect to periods following the Acquisition Effective Time shall be construed to mean the Surviving Corporation and vice versa.

(g)               The table of contents and the section and other headings and subheadings contained in this Agreement and the Exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.

(h)               Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(i)                 Capitalized terms used in the Exhibits and the Disclosure Letter and not otherwise defined therein have the meanings given to them in this Agreement.

(j)                 With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

Article II

TRANSACTIONS; CLOSING

Section 2.1.          Pre-Closing Actions.

(a)               ESOP Matters. Prior to the Acquisition Effective Time, the Company shall provide such notice (if any) to the extent required under the terms of the ESOP, obtain any necessary consents, waivers or releases, adopt applicable resolutions, amend the terms of the ESOP or any outstanding awards and take all other appropriate actions to: (a) effectuate the provisions of Section 2.3(e)(iv) as of the Acquisition Effective Time; and (b) ensure that after the Acquisition Effective Time, no holder of Company RSUs or Key Executive RSUs (or any beneficiary thereof) nor any other participant in the ESOP shall have any right thereunder to acquire any securities of the Surviving Corporation or to receive any payment or benefit with respect to any award previously granted under the ESOP, except as provided in Section 2.3(e)(iv).

(b)               Organizational Documents of PubCo. At the Initial Merger Effective Time, PubCo’s memorandum and articles of association, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit I, (the “PubCo Charter”), and, as so amended and restated, shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Act.

Section 2.2.          The Initial Merger.

(a)               Initial Merger. Subject to Section 2.2(b), on the date which is three (3) Business Days after the first date on which all conditions set forth in Article IX that are required hereunder to be satisfied on or prior to the Initial Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by SPAC and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Initial Merger (the “Initial Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.9. At the Initial Closing, SPAC shall merge with and into Merger Sub 1, with Merger Sub 1 being the surviving company in the Initial Merger (the day on which the Initial Closing occurs, the “Initial Closing Date”). On the Initial Closing Date, PubCo, SPAC and Merger Sub 1 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands, the Plan of Initial Merger (substantially in the form attached hereto as Exhibit F) and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Initial Merger effective (collectively, the “Initial Merger Filing Documents”). The Initial Merger shall become effective at the time when the Plan of Initial Merger is registered by the Registrar of Companies of the Cayman Islands or at such later time permitted by the Cayman Act as may be agreed by Merger Sub 1 and SPAC in writing with the prior written consent of the Company and specified in the Plan of Initial Merger (the “Initial Merger Effective Time”).

(b)               Notice to SPAC Shareholders Delivering Written Objection. If any SPAC Shareholder gives to SPAC, before the SPAC Shareholders’ Approval is obtained at the SPAC Shareholders’ Meeting, written objection to the Initial Merger (each, a “Written Objection”) in accordance with Section 238(2) of the Cayman Act:

(i)                 SPAC shall, in accordance with Section 238(4) of the Cayman Act, promptly give written notice of the authorization of the Initial Merger (the “Authorization Notice”) to each such SPAC Shareholder who has made a Written Objection, and

(ii)              unless SPAC and the Company elect by agreement in writing to waive this Section 2.2(b)(ii), no party shall be obligated to commence the Initial Closing, and the Plan of Initial Merger shall not be filed with the Registrar of Companies of the Cayman Islands until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Act, as referred to in Section 239(1) of the Cayman Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Section 9.1, Section 9.2 and Section 9.3.

(c)               Private Placement Notices. Promptly following the Initial Merger Effective Time, PubCo shall deliver notices to the parties to the Private Placement to cause the release of funds from escrow to PubCo immediately prior to Acquisition Closing and to cause the Investors that are mutual funds to complete the consummation of their respective PIPE Investments immediately prior to Acquisition Closing.

(d)               Effect of the Initial Merger. At and after the Initial Merger Effective Time, the Initial Merger shall have the effects set forth in this Agreement, the Plan of Initial Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Initial Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of SPAC and Merger Sub 1 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of Merger Sub 1 as the surviving company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by Merger Sub 1 of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 1 set forth in this Agreement and the other Transaction Documents to which SPAC or Merger Sub 1 is a party, and Merger Sub 1 shall thereafter exist as a wholly owned subsidiary of PubCo and the separate corporate existence of SPAC shall cease to exist.

(e)               Organizational Documents of the Surviving Company. At the Initial Merger Effective Time, the memorandum and articles of association of Merger Sub 1, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of the Surviving Company attached hereto as Exhibit G (the “A&R Articles of the Surviving Company”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Company, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(f)                Directors and Officers of PubCo. At the Initial Merger Effective Time, Mr. Yin Pan Cheng (or in the event such Person is unable or unwilling to serve as a director, another individual who was a director of SPAC prior to the Initial Closing designated by SPAC in writing at least two (2) Business Days before the Initial Merger Effective Time, subject to such Person passing customary background checks by the Company) (the “SPAC Director”) shall be appointed as a director on the board of directors of PubCo, in addition to the then existing director of PubCo (the “Company Director”), effective as of the Initial Merger Effective Time. At the Initial Merger Effective Time, the existing officers of PubCo (if any) shall cease to hold office and the initial officers of PubCo from the Initial Merger Effective Time shall be appointed as determined by the Company. The directors and officers of PubCo shall hold office in accordance with the PubCo Charter until they are removed or resign in accordance with the PubCo Charter or until their respective successor is duly elected or appointed and qualified.

(g)               Directors and Officers of the Surviving Company. At the Initial Merger Effective Time, the SPAC Director shall be appointed as a director on the board of directors of the Surviving Company, in addition to the then existing director of the Surviving Company, effective as of the Initial Merger Effective Time. At the Initial Merger Effective Time, the existing officers of the Surviving Company (if any) shall cease to hold office and the initial officers of the Surviving Company from the Initial Merger Effective Time shall be appointed as determined by the Company. The SPAC Director shall hold office until the Acquisition Effective Time and the remaining director and the officers of the Surviving Company shall hold office in accordance with the A&R Articles of the Surviving Company until they are removed or resign in accordance with the A&R Articles of the Surviving Company or until their respective successors are duly elected or appointed and qualified. At the Initial Merger Effective Time, the board of directors and officers of SPAC shall cease to hold office.

(h)               Effect of the Initial Merger on Issued Securities of SPAC and Merger Sub 1. At the Initial Merger Effective Time, by virtue of and as part of the agreed consideration for the Initial Merger and without any further action (save as set out in this Section 2.2(h)) on the part of any party hereto or the holders of securities of SPAC or Merger Sub 1:

(i)                 SPAC Units. Each SPAC Unit issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one SPAC Class A Ordinary Share and one-third of a SPAC Warrant in accordance with the terms of the applicable SPAC Unit (the “Unit Separation”), provided that no fractional SPAC Warrants will be issued in connection with the Unit Separation such that if a holder of SPAC Units would be entitled to receive a fractional SPAC Warrant upon the Unit Separation, the number of SPAC Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of SPAC Warrants. The underlying SPAC Securities held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 2.2(h).

(ii)              SPAC Ordinary Shares. Immediately following the separation of each SPAC Unit in accordance with Section 2.2(h)(i), each (A) SPAC Class A Ordinary Share (which, for the avoidance of doubt, includes the SPAC Class A Ordinary Shares held as a result of the Unit Separation) issued and outstanding immediately prior to the Initial Merger Effective Time (other than any SPAC Shares referred to in Section 2.2(h)(iv), Redeeming SPAC Shares and Dissenting SPAC Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal (if any) in accordance with Section 2.5, one newly issued PubCo Class A Ordinary Share and (B) SPAC Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time (other than any SPAC Shares referred to in Section 2.2(h)(iv) and Dissenting SPAC Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal (if any) in accordance with Section 2.5, one newly issued PubCo Class A Ordinary Share. As of the Initial Merger Effective Time, each SPAC Shareholder shall cease to have any other rights in and to such SPAC Shares, except as expressly provided herein.

(iii)            Exchange of SPAC Warrants. Each SPAC Warrant (which, for the avoidance of doubt, includes the SPAC Warrants held as a result of the Unit Separation) outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to SPAC Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share (each, a “PubCo Warrant”). Each PubCo Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such SPAC Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

(iv)             SPAC Treasury Shares. Notwithstanding Section 2.2(h)(ii) above or any other provision of this Agreement to the contrary, if there are any SPAC Shares that are owned by SPAC as treasury shares or any SPAC Shares owned by any direct or indirect Subsidiary of SPAC immediately prior to the Initial Merger Effective Time, such SPAC Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(v)               Redeeming SPAC Shares. Each Redeeming SPAC Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the SPAC Shareholder Redemption Amount in accordance with SPAC’s Charter.

(vi)             Dissenting SPAC Shares. Each Dissenting SPAC Share issued and outstanding immediately prior to the Initial Merger Effective Time held by a Dissenting SPAC Shareholder shall automatically be cancelled and cease to exist in accordance with Section 2.7(a) and shall thereafter represent only the right to be paid the fair value of such Dissenting SPAC Share and such other rights as are granted by the Cayman Act.

(vii)          Merger Sub 1 Share. The Merger Sub 1 Share issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of the Surviving Company.

(i)                 PubCo Shares. At the Initial Merger Effective Time and immediately following the issuance of one or more PubCo Ordinary Shares comprising the Initial Merger Consideration, the PubCo Initial Shareholder shall surrender the PubCo Subscriber Share and any other shares of PubCo that were outstanding immediately prior to the Initial Merger Effective Time (the “Surrender Shares”) for no consideration to PubCo and all such shares of PubCo shall be cancelled by PubCo.

Section 2.3.          The Acquisition Merger.

(a)               Acquisition Merger. As soon as practicable following the later of twelve (12) hours and one minute following the Initial Merger Effective Time and the time on which all conditions set forth in Article IX that are required hereunder to be satisfied on or prior to the Acquisition Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Acquisition Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by PubCo (with the prior written consent of the SPAC Director and the Company Director) and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Acquisition Merger (the “Acquisition Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.9. At the Acquisition Closing, Merger Sub 2 shall, and PubCo shall cause Merger Sub 2 to, merge with and into the Company, with the Company being the surviving company in the Acquisition Merger (the day on which the Acquisition Closing occurs, the “Acquisition Closing Date”). On the Acquisition Closing Date, upon the Acquisition Closing, PubCo, the Company and Merger Sub 2 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands the Plan of Acquisition Merger (substantially in the form attached hereto as Exhibit E) and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Acquisition Merger effective (the “Acquisition Merger Filing Documents”). The Acquisition Merger shall become effective at the time when the Plan of Acquisition Merger is registered by the Registrar of Companies of the Cayman Islands or at such later time permitted by the Cayman Act as may be agreed by PubCo (with the prior written consent of the SPAC Director and the Company Director), Merger Sub 2 and the Company in writing and specified in the Plan of Acquisition Merger (the “Acquisition Effective Time”).

(b)               Effect of the Acquisition Merger. At and after the Acquisition Effective Time, the Acquisition Merger shall have the effects set forth in this Agreement, the Plan of Acquisition Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company and Merger Sub 2 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company as the surviving company, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of the Company and Merger Sub 2 set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub 2 is a party, and the Company shall thereafter exist as a wholly owned subsidiary of PubCo and the separate corporate existence of Merger Sub 2 shall cease to exist.

(c)               Organizational Documents of the Surviving Corporation. At the Acquisition Effective Time, the Company Charter, as in effect immediately prior to the Acquisition Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of the Company attached hereto as Exhibit H (the “Articles of the Surviving Corporation”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Corporation, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(d)               Directors and Officers of the Surviving Corporation. At the Acquisition Effective Time, the board of directors and officers of Merger Sub 2 shall cease to hold office, and the board of directors and officers of the Surviving Corporation shall be appointed as determined by the Company, each director and officer to hold office in accordance with the Articles of the Surviving Corporation until they are removed or resign in accordance with the Articles of the Surviving Corporation or until their respective successors are duly elected or appointed and qualified.

(e)               Effect of the Acquisition Merger on Issued Securities of the Company and Merger Sub 2. At the Acquisition Effective Time, by virtue of and as part of the agreed consideration for the Acquisition Merger and without any further action (save as set out in this Section 2.3) on the part of any party hereto or the holders of securities of the Company or Merger Sub 2:

(i)                 Ordinary Shares and Preferred Shares. Each Ordinary Share and Preferred Share issued and outstanding immediately prior to the Acquisition Effective Time (other than any (A) Key Executive Shares, (B) Company Shares referred to in Section 2.3(e)(iii), and (C) Dissenting Company Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal (if any) in accordance with Section 2.5, such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 2.5(e). As of the Acquisition Effective Time, each Company Shareholder shall cease to have any other rights in and to the securities of Company or the Surviving Corporation, except as expressly provided herein.

(ii)              Key Executive Shares. Each Key Executive Share issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal (if any) in accordance with Section 2.5, such fraction of a newly issued PubCo Class B Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 2.5(e).

(iii)            Treasury Shares. Notwithstanding Section 2.3(e)(i) above or any other provision of this Agreement to the contrary, if there are any Company Shares that are owned by the Company as treasury shares or any Company Shares owned by any direct or indirect Subsidiary of the Company immediately prior to the Acquisition Effective Time, such Company Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(iv)             Company RSUs and Key Executive RSUs.

(1)               Each Company RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by PubCo and converted into an award of restricted share units representing the right to receive PubCo Class A Ordinary Shares (each, a “Converted RSU Award”). Each Converted RSU Award shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company RSU immediately prior to the Acquisition Effective Time (including vesting conditions and settlement terms), except that each Converted RSU Award will represent the right to receive that number of PubCo Class A Ordinary Shares equal to the product (rounded down to the nearest whole number) of (y) the number of Company Shares subject to such Company RSU immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio.

(2)               Each Key Executive RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by PubCo and converted into an award of restricted share units representing the right to receive PubCo Class B Ordinary Shares (each, a “Converted Key Executive RSU Award”). Each Converted Key Executive RSU Award shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Key Executive RSU immediately prior to the Acquisition Effective Time (including vesting conditions and settlement terms), except that each Converted Key Executive RSU Award will represent the right to receive that number of PubCo Class B Ordinary Shares equal to the product (rounded down to the nearest whole number) of (y) the number of Company Shares subject to such Key Executive RSU immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio.

(v)               Dissenting Company Shares. Each Dissenting Company Share issued and outstanding immediately prior to the Acquisition Effective Time held by a Dissenting Company Shareholder shall automatically be cancelled and cease to exist in accordance with Section 2.7(c) and shall thereafter represent only the right to be paid the fair value of such Dissenting Company Shares and such other rights as are granted by the Cayman Act.

(vi)             Merger Sub 2 Share. The Merger Sub 2 Share issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Corporation, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Corporation.

Section 2.4.          Closing Deliverables.

(a)               At the Initial Closing,

(i)                 the Company shall deliver or cause to be delivered to SPAC, a certificate signed by an authorized director or officer of the Company, dated as of the Initial Closing Date, certifying that the conditions specified in Section 9.2 have been fulfilled;

(ii)              PubCo shall deliver or cause to be delivered to SPAC, evidence of the appointment of the SPAC Director as a director on the board of directors of PubCo in accordance with Section 2.2(f), effective as of the Initial Merger Effective Time;

(iii)            SPAC shall deliver or cause to be delivered to the Company,

(1)               a certificate signed by an authorized director or officer of SPAC, dated as of the Initial Closing Date, certifying that the conditions specified in Section 9.3 have been fulfilled; and

(2)               a copy of the resignation letter, duly executed by the SPAC Director, providing for the SPAC Director’s automatic resignation from the board of directors of the Surviving Company upon the Acquisition Effective Time.

(iv)             Merger Sub 1 shall deliver or cause to be delivered to SPAC, evidence of the appointment of the SPAC Director as a director on the board of directors of the Surviving Company in accordance with Section 2.2(g), effective as of the Initial Merger Effective Time.

(v)               the Company shall deliver or cause to be delivered to SPAC and PubCo, a share surrender form duly executed by the PubCo Initial Shareholder surrendering all Surrender Shares to PubCo in accordance with Section 2.2(i).

(b)               At the Acquisition Closing, the Surviving Company (as the surviving company in the Initial Merger) shall:

(i)                 cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered;

(ii)              pay, or cause the Trustee to pay at the direction and on behalf of the Surviving Company, by wire transfer of immediately available funds from the Trust Account (A) as and when due all amounts payable on account of the SPAC Shareholder Redemption Amount to former SPAC Shareholders pursuant to their exercise of the SPAC Shareholder Redemption Right, (B) all accrued and unpaid Company Transaction Expenses and all accrued and unpaid SPAC Transaction Expenses, each as set forth on a written statement to be delivered to PubCo by or on behalf of the Company and SPAC, respectively, not less than two (2) Business Days prior to the Acquisition Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof, and (C) immediately thereafter, all remaining amounts then available in the Trust Account (if any) (the “Remaining Trust Fund Proceeds”) to a bank account designated by the Surviving Company for its immediate use, subject to this Agreement and the Trust Agreement; and

(iii)            thereafter, the Trust Account shall terminate, except as otherwise provided in the Trust Agreement.

(c)               If a bank account of PubCo or any of its Subsidiaries is designated by the Surviving Company under Section 2.4(b)(ii), the payment of the Remaining Trust Fund Proceeds to such bank account may be treated as (i) an advance from the Surviving Company to PubCo or such Subsidiary of PubCo, or (ii) a dividend from the Surviving Company to PubCo, in each case, as determined by the Surviving Company in its sole discretion, subject to applicable Laws.

Section 2.5.          Cancellation of Company Equity Securities and SPAC Equity Securities and Disbursement of Shareholder Merger Consideration.

(a)               Prior to the Initial Merger Effective Time, PubCo shall appoint Continental Stock Transfer & Trust Company, or another exchange agent reasonably acceptable to the Company and SPAC, as exchange agent (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number and class of PubCo Ordinary Shares in accordance with the Plan of Acquisition Merger and this Agreement; and (ii) SPAC Ordinary Shares for a number and class of PubCo Ordinary Shares in accordance with the Plan of Initial Merger and this Agreement, and paying the Shareholder Merger Consideration to the SPAC Shareholders or the Company Shareholders, as applicable. At or before the Initial Merger Effective Time, PubCo shall deposit, or cause to be deposited, with the Exchange Agent the Shareholder Merger Consideration.

(b)               If the Exchange Agent requires that, as a condition to receive the Shareholder Merger Consideration, any holder of SPAC Shares or Company Shares deliver a letter of transmittal to the Exchange Agent, then at or as promptly as practicable following the Acquisition Effective Time, PubCo shall send, or shall cause the Exchange Agent to send, to each SPAC Shareholder or Company Shareholder, as applicable, a letter of transmittal (which shall specify that the delivery shall be effected, and the risk of loss and title shall pass, only upon proper transfer of each share to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as SPAC, PubCo and the Company may reasonably specify) for use in such exchange (each, a “Letter of Transmittal”). Notwithstanding any other provision of this Section 2.5, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Shareholders entitled to receive PubCo Class A Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Ordinary Shares shall be satisfied by PubCo issuing such PubCo Ordinary Shares to DTC or to such other clearing service or issuer of depositary receipts (or their nominees, in either case) as may be necessary or expedient, and each such SPAC Shareholder and Company Shareholder shall hold such PubCo Ordinary Shares in book-entry form or through a holding of depositary receipts and DTC or its nominee or the relevant clearing service or issuer of depositary receipts (or their nominees, as the case may be) will be the holder of record of such PubCo Ordinary Shares.

(c)               Each SPAC Shareholder or Company Shareholder shall be entitled to receive its portion of the Shareholder Merger Consideration, pursuant to Section 2.2(h)(ii) or Section 2.3(e)(i) and (ii) (excluding any SPAC Shares referred to in Section 2.2(h)(iv), Redeeming SPAC Shares, any Dissenting SPAC Shares, any Company Shares referred to in Section 2.3(e)(iii) and Dissenting Company Shares), respectively, upon the receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), together with a duly completed and validly executed Letter of Transmittal (if required by the Exchange Agent in accordance with Section 2.5(b)) and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the transfer of any share.

(d)               Promptly following the date that is one (1) year after the Acquisition Effective Time, PubCo shall instruct the Exchange Agent to deliver to PubCo all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Shareholder Merger Consideration that remains unclaimed shall be returned to PubCo and the unclaimed PubCo Ordinary Shares comprising the Shareholder Merger Consideration shall be held by PubCo as treasury shares, and any Person that was a holder of (i) SPAC Shares (other than any SPAC Shares referred to in Section 2.2(h)(iv), Redeeming SPAC Shares and Dissenting SPAC Shares) as of immediately prior to the Initial Merger Effective Time that has not claimed their applicable portion of the Initial Merger Consideration in accordance with this Section 2.5 or (ii) Company Shares (other than Company Shares referred to in Section 2.3(e)(iii) and Dissenting Company Shares) as of immediately prior to the Acquisition Effective Time that has not claimed their applicable portion of the Acquisition Merger Consideration in accordance with this Section 2.5, in each case prior to the date that is one (1) year after the Acquisition Effective Time, may (subject to applicable abandoned property, escheat and similar Laws) claim from PubCo, and PubCo shall promptly transfer and deliver, such applicable portion of the Shareholder Merger Consideration without any interest thereupon. None of SPAC, PubCo, Merger Sub 1, Merger Sub 2, the Company, the Surviving Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any of the Shareholder Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any such Shareholder Merger Consideration shall not have not been claimed immediately prior to such date on which any amounts payable pursuant to this Article II would otherwise escheat to or become the property of any Governmental Authority, any such amount shall be cancelled by PubCo.

(e)               Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional shares of the applicable class of PubCo Ordinary Shares that otherwise would be received by such holder) shall instead have the number of PubCo Ordinary Shares of the applicable class issued to such Person rounded up in the aggregate to the nearest whole PubCo Ordinary Share of such class.

Section 2.6.          Further Assurances. If, at any time after the Initial Merger Effective Time, any further action is necessary, proper or advisable to carry out the purposes of this Agreement, PubCo, the Surviving Company, Merger Sub 2 and the Company (or their respective designees) shall take all such actions as are necessary, proper or advisable under applicable Laws, so long as such action is consistent with and for the purposes of implementing the provisions of this Agreement.

Section 2.7.          Dissenter’s Rights.

(a)               Subject to Section 2.2(b)(ii) but notwithstanding any other provision of this Agreement to the contrary and to the extent available under the Cayman Act, SPAC Shares that are issued and outstanding immediately prior to the Initial Merger Effective Time and that are held by SPAC Shareholders who shall have validly exercised their dissenters’ rights for such SPAC Shares in accordance with Section 238 of the Cayman Act and otherwise complied with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting SPAC Shares”, and the holders of such Dissenting SPAC Shares being the “Dissenting SPAC Shareholders”) shall not be converted into, and such Dissenting SPAC Shareholders shall have no right to receive, the applicable Initial Merger Consideration unless and until such Dissenting SPAC Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Act. The SPAC Shares owned by any SPAC Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Act shall cease to be Dissenting SPAC Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Merger Effective Time, the right to receive the applicable Initial Merger Consideration, without any interest thereon in accordance with Section 2.2(h)(ii).

(b)               Prior to the Initial Closing, SPAC shall give PubCo and the Company (i) prompt written notice of any demands for dissenters’ rights received by SPAC from SPAC Shareholders and any withdrawals of such demands and (ii) the opportunity to direct all negotiations and proceedings with respect to any such notice or demand for dissenters’ rights under the Cayman Act. SPAC shall not, except with the prior written consent of the Company, make any offers or payment or otherwise agree or commit to any payment or other consideration with respect to any exercise by a SPAC Shareholder of its rights to dissent from the Initial Merger or any demands for appraisal or offer or agree or commit to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands.

(c)               Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Act, Company Shares that are issued and outstanding immediately prior to the Acquisition Effective Time and that are held by Company Shareholders who shall have validly exercised their dissenters’ rights for such Company Shares in accordance with Section 238 of the Cayman Act and otherwise complied with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Company Shares”, and the holders of such Dissenting Company Shares being the “Dissenting Company Shareholders”) shall not be converted into, and such Dissenting Company Shareholders shall have no right to receive, the applicable Acquisition Merger Consideration unless and until such Dissenting Company Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Act. The Company Shares owned by any Company Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Act shall cease to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Effective Time, the right to receive the applicable Acquisition Merger Consideration, without any interest thereon in accordance with Section 2.3(e)(i) and Section 2.3(e)(ii).

(d)               Prior to the Acquisition Closing, the Company shall give PubCo and SPAC prompt written notice of any demands for dissenters’ rights received by the Company from Company Shareholders and any withdrawals of such demands and the Company shall have complete control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a Company Shareholder of its rights to dissent from the Acquisition Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands).

Section 2.8.          Withholding. Each of the Company, the Surviving Corporation, the Surviving Company, PubCo, SPAC, Merger Sub 1 and Merger Sub 2 (and their respective Affiliates and Representatives) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. Tax Law. Other than in respect of amounts subject to compensatory withholding, the Company, the Surviving Corporation, the Surviving Company, PubCo, SPAC, Merger Sub 1 or Merger Sub 2 (or their respective Affiliates or Representatives) shall use commercially reasonable efforts to notify the Person in respect of whom such deduction or withholding is expected to be made at least five (5) Business Days prior to making any such deduction or withholding, which notice shall be in writing and include the amount of and basis for such deduction or withholding. The Company, the Surviving Corporation, the Surviving Company, PubCo, SPAC, Merger Sub 1 or Merger Sub 2 (or their respective Affiliates or Representatives), as applicable, shall use commercially reasonable efforts to cooperate with such Person to reduce or eliminate any such requirement to deduct or withhold to the extent permitted by Law. To the extent that amounts are so withheld by the Company, the Surviving Corporation, the Surviving Company, PubCo, SPAC, Merger Sub 1 or Merger Sub 2 (or their Affiliates or Representatives), as the case may be, and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure letter delivered to SPAC by the Company on the date of this Agreement (the “Company Disclosure Letter”), or (b) as otherwise explicitly contemplated by this Agreement, the Company represents and warrants to SPAC as of the date of this Agreement as follows:

Section 3.1.          Organization, Good Standing and Qualification. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the Group taken as a whole. Prior to the execution of this Agreement, true and accurate copies of the Company Charter, the Shareholders’ Agreement and the Organizational Documents of the Group Companies, each as in effect as of the date of this Agreement, have been Made Available by or on behalf of the Company to SPAC, such governing documents are in full force and effect, and the Company and each of the Group Companies is not in default of any term or provision of such governing documents in any material respect. The Company is not insolvent, bankrupt or unable to pay its debts as and when they fall due.

Section 3.2.          Subsidiaries. A complete list, as of the date of this Agreement, of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, outstanding Equity Securities, and holders of Equity Securities, as applicable, is set forth on Section 3.2(a) of the Company Disclosure Letter. Except as set forth on Section 3.2(a) and Section 3.2(b) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interests in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, company, partnership, joint venture or business association or other entity. Each Subsidiary of the Company has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. Each Subsidiary of the Company is not insolvent, bankrupt or unable to pay its debts as and when they fall due. Each Subsidiary of the Company is duly licensed or qualified and in good standing (to the extent such concept is applicable in the Group Company’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in the Group Company’s jurisdiction of formation), as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the Group taken as a whole.

Section 3.3.          Capitalization of the Company.

(a)               As of the date of this Agreement, the authorized share capital of the Company is $50,000 divided into 500,000,000 shares of $0.0001 par value each, comprised of (x) 440,000,000 Ordinary Shares, of which (1) 14,542,274 Ordinary Shares are issued and outstanding as of the date of this Agreement, (2) 4,851,297 Ordinary Shares are subject to issuance upon the vesting of Company RSUs outstanding as of the date of this Agreement and (3) 9,832,986 Ordinary Shares are subject to issuance upon the vesting of Key Executive RSUs outstanding as of the date of this Agreement, and (y) 60,000,000 Preferred Shares (of which (i) 10,000,000 shares are designated Series A Preferred Shares, of which 4,154,726 Series A Preferred Shares are issued and outstanding as of the date of this Agreement, (ii) 10,000,000 shares are designated Series B Preferred Shares, of which 5,338,405 Series B Preferred Shares are issued and outstanding as of the date of this Agreement, (iii) 20,000,000 shares are designated Series C Preferred Shares, of which 10,532,116 Series C Preferred Shares are issued and outstanding as of the date of this Agreement, (iv) 10,000,000 shares are designated Series D Preferred Shares, of which 3,487,206 Series D Preferred Shares are issued and outstanding as of the date of this Agreement, and (v) 10,000,000 shares are designated Series E Preferred Shares, of which 1,650,913 Series E Preferred Shares are issued and outstanding as of the date of this Agreement). Set forth in Section 3.3(a) of the Company Disclosure Letter is a true and correct list of each holder of Company Shares and the number of Company Shares held by each such holder as of the date hereof. Except as set forth in Section 3.3(a) of the Company Disclosure Letter, there are no other shares of the Company issued or outstanding as of the date of this Agreement. All of the issued and outstanding Company Shares (w) have been duly authorized and validly issued and allotted and are fully paid and non-assessable; (x) have been offered, sold and issued by the Company in compliance with applicable Law, including the Cayman Act, U.S. federal and state securities Laws, and all requirements set forth in (1) the Company Charter and the Shareholders’ Agreement and (2) any other applicable Contracts governing the issuance or allotment of such securities to which the Company is a party or otherwise bound; and (y) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Company Charter, and the Shareholders’ Agreement or any other Contract, in any such case to which the Company is a party or otherwise bound.

(b)            The Company has provided to SPAC, prior to the date of this Agreement, a true and correct list of each current or former employee, consultant, officer or director of the Company or any other Group Company who, as of the date of this Agreement, holds a Company RSU or Key Executive RSU, including the number of Ordinary Shares subject thereto, the vesting schedule and expiration date thereof. All Company RSUs and Key Executive RSUs outstanding as of the date of this Agreement are evidenced by award agreements in substantially the forms previously Made Available to SPAC.

(c)               Except as otherwise set forth in this Section 3.3 or on Section 3.3(c) of the Company Disclosure Letter or as contemplated by this Agreement or the other Transaction Documents, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of the Company exercisable or exchangeable for Company Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or the issuance or sale by the Company of other Equity Securities of the Company, or for the repurchase or redemption by the Company of shares or other Equity Securities of the Company or the value of which is determined by reference to shares or other Equity Securities of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Shares or other Equity Securities of the Company.

Section 3.4.          Capitalization of Subsidiaries.

(a)               Except as set forth on Section 3.4(a) of the Company Disclosure Letter, the outstanding share capital or other Equity Securities of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and allotted, and are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold, issued and allotted in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Organizational Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance or allotment of such securities to which such Subsidiary is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of each such Subsidiary or any other Contract, in any such case to which each such Subsidiary is a party or otherwise bound.

(b)             Except as set forth on Section 3.4(b) of the Company Disclosure Letter or as contemplated by this Agreement or the other Transaction Documents, the Company owns, directly or indirectly through its Subsidiaries, of record and beneficially all the issued and outstanding Equity Securities of such Subsidiaries free and clear of any Encumbrances other than Permitted Encumbrances.

(c)               Except as set forth on Section 3.4(c) of the Company Disclosure Letter or as contemplated by this Agreement or the other Transaction Documents, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of any such Subsidiary exercisable or exchangeable for any Equity Securities of such Subsidiary, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance by any such Subsidiary of additional shares, the sale of treasury shares or the issuance or sale by such Subsidiary of other Equity Securities of such Subsidiary, or for the repurchase or redemption by such Subsidiary of shares or other Equity Securities of such Subsidiary the value of which is determined by reference to shares or other Equity Securities of such Subsidiary, and there are no voting trusts, proxies or agreements of any kind which may obligate any such Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its Equity Securities.

Section 3.5.          Authorization.

(a)               Other than the Company Shareholders’ Approval, the Company has all corporate power and authority to (i) enter into, execute and deliver this Agreement and each of the other Transaction Documents to which it is or will be a party, and (ii) consummate the transactions contemplated hereby and thereby (including the Transactions) and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby (including the Transactions) have been duly and validly authorized and approved by the Company Board, and other than the Company Shareholders’ Approval, no other company or corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other Transaction Documents to which the Company is a party and to consummate the transactions contemplated hereby and thereby (including the Transactions). This Agreement has been, and on or prior to the Acquisition Closing, the other Transaction Documents to which the Company is a party will be, duly and validly executed and delivered by the Company and this Agreement constitutes, and on or prior to the Acquisition Closing, the other Transaction Documents to which the Company is a party will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (collectively, the “Enforceability Exceptions”).

(b)               The approval and authorization of the Acquisition Merger and the Plan of Acquisition Merger shall require (i) approval by a special resolution of the holders of at least two-thirds (2/3) of the outstanding Company Shares which, being entitled to do so, attend and vote in person or by proxy at a general meeting at which a quorum is present and of which notice specifying the intention to propose the resolution as a special resolution has been duly given, pursuant to the terms and subject to the conditions of the Company Charter and applicable Law (the “Required Shareholder Approval”), and (ii) written consent of holders of not less than two-thirds of the total number of issued Preferred Shares voting as a single class, including, specifically, the approval by the Lead Series B Investor, the Lead Series C Investor and the Lead Series E Investor (each as defined in the Company Charter and the Shareholders’ Agreement) (the “Requisite Shareholder Consent”, together with the Required Shareholder Approval, the “Company Shareholders’ Approval”).

(c)             The Company Shareholders’ Approval are the only votes and approvals of holders of Company Shares and other Equity Securities of the Company necessary in connection with execution by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, including the Acquisition Closing. Prior to the Initial Merger Effective Time, the Company shall have received the Requisite Shareholder Consent in respect of or in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including the matters set out in items (b), (e) and (g) of Part I and item (a) of Part II of the Special Corporate Matters (as defined in the Company Charter and the Shareholders’ Agreement).

(d)               On or prior to the date of this Agreement, the Company Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby (including the Transactions) are advisable and fair to, and in the best interests of, the Company and its shareholders, as applicable, (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby (including the Transactions), and (iii) directing that this Agreement, the Transaction Documents and the Transactions be submitted to the Company Shareholders for adoption at an extraordinary general meeting called for such purpose pursuant to the terms and conditions of this Agreement.

Section 3.6.          Consents; No Conflicts. Assuming the representations and warranties in Article IV and Article V are true and correct, except (a) as otherwise set forth in Section 3.6 of the Company Disclosure Letter, (b) for the Company Shareholders’ Approval, (c) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (d) for such other filings, notifications, notices, submissions, applications or consents the failure of which to be obtained or made would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of the Company, have been or will be duly obtained or completed (as applicable) and are or will be in full force and effect. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, assuming the representations and warranties in Article IV and Article V are true and correct, and except for the matters referred to in clauses (a) through (d) of the immediately preceding sentence, (i) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of any Group Company) or cancellation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of any Group Company, each as currently in effect, (C) any applicable Law, (D) any Material Contract or (ii) result in the creation of any Encumbrance upon any of the properties or assets of any Group Company other than any restrictions under federal or state securities laws, this Agreement, the Company Charter and Permitted Encumbrances, except in the case of sub-clauses (A), (C), and (D) of clause (i) or clause (ii), as would not have a Company Material Adverse Effect.

Section 3.7.          Compliance with Laws; Consents; Permits. Except as disclosed in Section 3.7 of the Company Disclosure Letter:

(a)               Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, in the three (3) years prior to the date hereof, (i) the Company and its Subsidiaries are, and have been, in compliance with all applicable Laws; (ii) neither the Company nor any of its Subsidiaries is or has been subject to any actual, pending or, to the Knowledge of the Company, threatened Action with respect to a violation of any applicable Laws; and (iii) neither the Company nor any of its Subsidiaries, to the Knowledge of the Company, is or has been subject to any investigation by or for any Governmental Authority with respect to any violation of any applicable Laws.

(b)               In the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries has received any letter or other written communication from, and, to the Knowledge of the Company, there has not been any public notice of a type customary as a form of notification of such matters in the jurisdiction by, any Governmental Authority threatening in writing or providing notice of (i) the revocation or suspension of any Required Governmental Authorizations issued to the Company or any of its Subsidiaries or (ii) the need for compliance or remedial actions in respect of the activities carried out by the Company or any of its Subsidiaries, except where such revocation, suspension, compliance or remedial actions (or the failure of the Company or any of its Subsidiaries to undertake them) has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(c)               Neither the Company nor any of its Subsidiaries is engaged in any proceedings, demands, inquiries, or hearings or investigations, before any court, statutory or governmental body, department, board or agency relating to applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, and to the Knowledge of the Company, no such proceeding, demand, inquiry, investigation or hearing has been threatened in writing.

(d)               Neither the Company, any of its Subsidiaries, any of their respective directors or officers, nor to the Knowledge of the Company, employees, agents or any other Persons acting for or on behalf of the Company or any of its Subsidiaries has at any time in the three (3) years prior to the date hereof: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable anti-bribery or anti-corruption (governmental or commercial) laws (including, for the avoidance of doubt, any guiding, detailing or implementing regulations), including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, Governmental Authority or any other individual or commercial entity to obtain a business advantage, such as the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other local or foreign anti-corruption or anti-bribery Law (collectively, “Anti-Corruption Laws”), as may be applicable; (ii) been in violation of any Anti-Corruption Law, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting the Company or any of its Subsidiaries, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anti-Corruption Law.

(e)               Neither the Company, any of its Subsidiaries, any of their respective directors or officers, nor to the Knowledge of the Company, employees, agents acting for or on behalf of the Company or any of its Subsidiaries, has at any time in the three (3) years prior to the date hereof been found by a Governmental Authority to have violated any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or is subject to any indictment or any government investigation with respect to any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(f)                Neither the Company, any of its Subsidiaries, any of their respective directors or officers, nor to the Knowledge of the Company, employees, agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, is a Prohibited Person, and no Prohibited Person has at any time in the three (3) years prior to the date hereof been given an offer to become an employee, officer, consultant or director of the Company or any of its Subsidiaries. None of the Company nor any of its Subsidiaries has at any time in the three (3) years prior to the date hereof conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Prohibited Person or otherwise violated Sanctions.

(g)               Each of the Group Companies has all material approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Authority (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted in all material respects, and such Material Permits are in effect and have been complied with in all material respects. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice that any Governmental Authority that has issued any Material Permit intends to suspend, cancel, terminate, or not renew any such Material Permit, except to the extent such Material Permit may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby or may be terminated in the ordinary and usual course of a reissuance or replacement process.

Section 3.8.          Tax Matters.

(a)               All material Tax Returns required to be filed by or with respect to each Group Company have been filed within the requisite period (taking into account any valid extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by any Group Company have been or will be paid in a timely fashion. Each Group Company has withheld and paid over to the appropriate Tax authority all material Taxes that it is required to withhold from amounts paid or owing to any employee, independent contractor, member, equityholder, creditor or other Person.

(b)               No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of a Group Company have been asserted in writing by any Tax authority. No written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to any Tax Returns or any Taxes of a Group Company has been received from, any Tax authority. No dispute or assessment relating to any Tax Returns or any Taxes with any Tax authority is currently outstanding.

(c)               No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction.

(d)               There are no liens for material Taxes (other than liens for Taxes not yet due and payable or being contested by appropriate procedures) upon the assets of any Group Company.

(e)               No Group Company has been a member of an affiliated, consolidated or similar Tax group or otherwise has any liability for the Taxes of any Person (other than a Group Company) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, as a transferee or successor, or by Contract (including any Tax sharing, allocation or similar agreement or arrangement but excluding any commercial Contract entered into in the Ordinary Course and not primarily relating to Taxes).

(f)                Each Group Company has complied in all material respects with all applicable transfer pricing requirement imposed by any Governmental Authority.

(g)               Each Group Company is in compliance with all terms and conditions of any Tax incentives, exemption, holiday or other Tax reduction agreement or order of a Governmental Authority applicable to a Group Company, and the consummation of the Transactions will not have any material adverse effect on the continued validity and effectiveness of any such Tax incentives, exemption, holiday or other Tax reduction agreement or order.

(h)               No Group Company has been a party to a transaction that is or is substantially similar to a “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2) or any transaction requiring disclosure under analogous provisions of state, local or non-U.S. law.

(i)                 No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(j)                 The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(k)               The Company reasonably believes that (i) Public Notice 7 shall not apply with respect to the Acquisition Merger and the transactions contemplated by this Agreement and (ii) neither PubCo, SPAC, the Surviving Company, the Company, nor the Surviving Corporation shall have any obligation for Public Notice 7 Taxes as a result thereof.

Section 3.9.          Financial Statements.

(a)               The Company has Made Available to SPAC true and complete copies of the audited consolidated balance sheet of the HK Subsidiary and its Subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income and profit and loss, and cash flows, for the fiscal years then ended (the “Audited Financial Statements”), together with the auditor’s reports thereon. The Audited Financial Statements (i) were prepared in accordance with the books and records of the HK Subsidiary and its Subsidiaries, (ii) fairly present, in all material respects, the financial condition and the results of operations and cash flow of the HK Subsidiary and its Subsidiaries on a consolidated basis as of the dates indicated therein and for the periods indicated therein, (iii) were prepared in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (iv) when delivered by the Company for inclusion in the Proxy/Registration Statement for filing with the SEC, will comply in all material respects with the applicable accounting requirements (including the standards of the U.S. Public Company Accounting Oversight Board) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof (including, to the extent applicable to the company, Regulation S-X).

(b)               The Company has also Made Available to SPAC true and complete copies of the unaudited consolidated balance sheet of the HK Subsidiary and its Subsidiaries as of March 31, 2021, and the related unaudited consolidated statements of income and profit and loss, and cash flows for the three-month period then ended (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Company Financial Statements”). The Interim Financial Statements (i) were prepared in accordance with the books and records of the HK Subsidiary and its Subsidiaries, (ii) fairly present, in all material respects, the financial condition and the results of operations and cash flow of the HK Subsidiary and its Subsidiaries on a consolidated basis as of the dates indicated therein and for the periods indicated therein (except as may be indicated in the notes thereto and subject to normal year-end adjustment and the absence of footnotes), and (iii) were prepared in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to year-end adjustments and the absence of footnotes).

(c)               Except as set forth in Section 3.9(c) of the Company Disclosure Letter, the Company maintains a system of internal accounting controls which is reasonably sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)               Since December 31, 2020, none of the Company’s directors has been made aware in writing of (i) any fraud that involves the Company’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (ii) any allegation, assertion or claim that the Company has engaged in any material questionable accounting or auditing practices which violate applicable Law. Since December 31, 2020, no attorney representing the Company, whether or not employed by the Company, has reported a material violation of securities Laws, breach of fiduciary duty or similar material violation by the Company to the Company Board or any committee thereof or to any director or officer of the Company.

Section 3.10.      Absence of Changes. Since December 31, 2020, (a) to the date of this Agreement the Group Companies have operated their business in the Ordinary Course and collected receivables and paid payables and similar obligations in the Ordinary Course, and (b) there has not been any occurrence of any Company Material Adverse Effect.

Section 3.11.      Actions. Except as set forth in Section 3.11 of the Company Disclosure Letter, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, or any of their respective directors or officers (in their capacity as such) and (b) its there is no judgment or award unsatisfied against the Company or any of its Subsidiaries, nor is there any Governmental Order in effect and binding on the Company or any of its Subsidiaries or their respective directors or officers (in their capacity as such) or assets or properties, except in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations contemplated hereby, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. No order has been made, petition presented and received by any Group Company, resolution of any Group Company passed or meeting of any Group Company convened for the purpose of considering a resolution for the dissolution and liquidation of any Group Company or the establishment of a liquidation group of any Group Company, no administrator has been appointed for any Group Company nor to the Knowledge of the Company steps taken to appoint an administrator, and to the Knowledge of the Company there are no Actions under any applicable insolvency, bankruptcy or reorganization Laws concerning any Group Company.

Section 3.12.      Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities, except for Liabilities (a) set forth in the Company Financial Statements that have not been satisfied since December 31, 2020, (b) that are Liabilities incurred since December 31, 2020 in the Ordinary Course, (c) that are executory obligations under any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound, (d) set forth in Section 3.12 of the Company Disclosure Letter, (e) arising under this Agreement or other Transaction Documents, (f) that will be discharged or paid off prior to the Acquisition Closing, or (g) which would not have a Company Material Adverse Effect.

Section 3.13.      Material Contracts and Commitments.

(a)               Section 3.13(a) of the Company Disclosure Letter contains a true and correct list of all Material Contracts as of the date of this Agreement and as of the date of this Agreement no Group Company is a party to or bound by any Material Contract that is not listed in Section 3.13(a) of the Company Disclosure Letter. Except as disclosed in Section 3.13(a) of the Company Disclosure Letter, true and complete copies of each Material Contract, including all material amendments, modification, supplements, exhibits and schedules and addenda thereto, have been Made Available to SPAC.

(b)               Except for any Material Contract that will terminate upon the expiration of the stated term thereof prior to the Acquisition Closing Date or the termination of which is otherwise contemplated by this Agreement, each Material Contract listed on Section 3.13(a) of the Company Disclosure Letter is (A) in full force and effect and (B) represents the legal, valid and binding obligations of the applicable Group Company which is a party thereto and, to the Knowledge of the Company, represents the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the business of the Company and its Subsidiaries, taken as a whole, (x) the applicable Group Company has duly performed all of its obligations under each such Material Contract as set forth in Section 3.13(a) of the Company Disclosure Letter to which it is a party to the extent that such obligations to perform have accrued, (y) no breach or default thereunder by the Group Company with respect thereto, or, to the Knowledge of the Company any other party or obligor with respect thereto, has occurred, and (z) no event has occurred that with notice or lapse of time, or both, would constitute such a default or breach of such Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, or would entitle any third party to prematurely terminate any Material Contract.

(c)               None of the Group Companies has within the last twelve (12) months provided to or received from the counterparty to any Material Contract any written notice or written communication to terminate, or not renew, any Material Contract.

Section 3.14.      Title; Properties.

(a)               Each of the Group Companies has good and valid title to all of the assets (other than Intellectual Property and Business Data, which in each case is addressed in Section 3.15 and Section 3.21) owned by it, whether tangible or intangible (including those reflected in the Interim Financial Statements, together with all assets (other than Intellectual Property and Business Data, which in each case is addressed in Section 3.15 and Section 3.21) acquired thereby since December 31, 2020, but excluding any tangible or intangible assets that have been disposed of since December 31, 2020 in the Ordinary Course), and in each case free and clear of all Encumbrances, other than Permitted Encumbrances.

(b)               No Group Company owns or has ever owned or has a leasehold interest in any real property other than as held pursuant to their respective leases or leasehold interests (including tenancies) in such property (each Contract evidencing such interest, a “Company Lease”, and any Company Lease involving rent payments in excess of $100,000 on an annual basis, a “Company Material Lease”). Section 3.14(b) of the Company Disclosure Letter sets forth as of the date of this Agreement each Company Material Lease and the address of the property demised or leased under each such Company Material Lease. Each Company Material Lease is in compliance with applicable Law, and all Governmental Orders required under applicable Law in respect of any Company Material Lease have been obtained, including with respect to the operation of such property and conduct of business on such property as now conducted by the applicable Group Company which is a party to such Company Material Lease, except in any such case where the failure to so be in compliance or obtain such Governmental Order would not, individually or in the aggregate, be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(c)               Each Company Lease is a valid and binding obligation of the applicable Group Company, enforceable in accordance with its terms against such Group Company, and to the Knowledge of the Company, each other party thereto, subject to the Enforceability Exceptions. There is no material breach by the relevant Group Company under any Company Material Lease.

(d)               To the Knowledge of the Company, no Person or Governmental Authority has challenged, disputed, or threatened in writing to challenge or dispute, a Group Company’s right to occupy, use or enjoy each leased real property subject to the Company Material Leases as such leased property is currently occupied, used or enjoyed.

(e)               No Group Company has received any written notice alleging a material breach of any covenant, restriction, burden or stipulation from any person or Governmental Authority in relation to the existing use of any Leased Real Property, and to the Knowledge of the Company, no circumstance exists which constitutes a breach of this type or nature.

(f)                No Group Company has received any written notice from the relevant lessor under any Company Material Lease to terminate or indicating its intention to terminate such Company Material Lease prior to the expiration of its term, and to the Knowledge of the Company, no circumstance exists (whether as a result or as contemplated under the Transactions or otherwise) which may entitle such lessor or landlord to do so.

Section 3.15.      Intellectual Property Rights.

(a)               Section 3.15(a) of the Company Disclosure Letter sets forth (i) a true, complete and accurate (in all material respects) list of all Registered IP and (ii) a true, complete and accurate (in all material respects) list of certain material software included in the Owned IP and incorporated in any Company Products (such as CircleDNA, Circle HealthPod, DNAFit, Project Screen HK and Project Screen UK products). Either the Company or its applicable Subsidiary has taken reasonable and appropriate steps to make required filings and registrations (and corresponding payments of fees therefor) to Governmental Authorities in connection with patents, registrations and applications for the Registered IP. Each item of material Registered IP is valid, subsisting, and to the Knowledge of the Company, enforceable. The Company and its Subsidiaries exclusively own and possess all right, title and interest in and to the material Owned IP, including each item of Registered IP, and exclusively own, or otherwise have a sufficient right to use pursuant to a valid and enforceable license or other right (in relation to which there is no current material dispute), all other material Company IP; in each case, free and clear of any Encumbrances other than Permitted Encumbrances.

(b)               The operation of the business of the Company and its Subsidiaries as currently conducted does not violate, infringe, dilute, or misappropriate, and in the three (3) years prior to the date hereof has not violated, infringed, diluted or misappropriated any Intellectual Property of any Person except for any such violation, infringement, dilution, or misappropriation that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, nor has the Company or any of its Subsidiaries received in the three (3) years prior to the date hereof any written notice, request for indemnification or threat relating to any of the foregoing (including in the form of any offer or request to license any Intellectual Property). No Action alleging misappropriation, infringement, dilution or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person or contesting the validity, ownership, use, registrability or enforceability (other than ex parte office actions and the like in the ordinary course of prosecution of applications and registrations) of any of the Owned IP is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries. To the Knowledge of the Company, no Person is violating, infringing, diluting, or misappropriating or, in the three (3) years prior to the date hereof, has violated, infringed, diluted or misappropriated any material Owned IP. During the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries has given any written notice to any Person alleging any violation, infringement, dilution or misappropriation of any Owned IP, and no Actions relating to the same are pending.

(c)               The Company and its Subsidiaries possess all source code and materials necessary to compile and operate the Company Products as currently compiled and operated by the Company and its Subsidiaries and have not disclosed, delivered, licensed or otherwise made available (other than to Persons performing obligations for or on behalf of the Company and its Subsidiaries who have executed or otherwise are subject to a valid and enforceable agreements providing for restrictions on use of, and the nondisclosure of, the source code), and the Company and its Subsidiaries do not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code included in any material Owned IP to any Person (other than to Persons performing obligations for or on behalf of the Company and its Subsidiaries who have executed or otherwise are subject to valid and enforceable Contracts providing for restrictions on use of, and the nondisclosure of, the source code).

(d)               All Persons who have contributed, developed or conceived any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries, have done so pursuant to a valid and enforceable agreement that protects the trade secrets and material confidential information of the Company and its Subsidiaries and grants the applicable Company or Subsidiary exclusive ownership of the Person’s contribution, development and conception. Neither the Company nor any of its Subsidiaries has disclosed any trade secrets or material confidential Company IP to any Person other than pursuant to a valid and enforceable agreement providing for restrictions on use of, and the nondisclosure of, such trade secrets and confidential information. During the three (3) years prior to the date hereof, no Persons who have contributed, developed or conceived any Company IP have made or, to the Knowledge of the Company, threatened in writing any claims of ownership with respect to any Owned IP.

(e)               Neither the Company nor any of its Subsidiaries uses or has used any Open Source Software: (i) in a manner that would grant or purport to grant to any Person any rights to or immunities under any of the material Owned IP, or (ii) under any license requiring the Company or any of its Subsidiaries to disclose or distribute the source code to any of the material Owned IP, to license or provide the source code to any of the material Owned IP for the purpose of making derivative works, or to make available for redistribution to any Person the source code to any of the material Owned IP at no or minimal charge. The Company and its Subsidiaries are in compliance in all material respects with all obligations under any agreement pursuant to which they have obtained the right to use any third party Software, including Open Source Software.

(f)                The Company and its Subsidiaries have implemented and maintained reasonable and appropriate policies and technical and organizational security measures designed to protect the Company Systems, and business continuity and disaster recovery plans. The Company and its Subsidiaries have taken other reasonable steps consistent with industry practices of companies offering similar services designed to safeguard Trade Secrets, and all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, to the extent owned or used or held for use by the Company or any of its Subsidiaries in the operation of the business of the Company and its Subsidiaries as currently conducted (together with the data and information stored therein or transmitted by any of the foregoing, as well as the Company Products, collectively, the “Company Systems”), from the introduction of any virus, worm, Trojan horse or similar disabling code or program. There are and for the past three (3) years have been no defects or other technical problems in any of the Company Products currently offered by the Company or any of its Subsidiaries that would prevent the same from functioning substantially in accordance with their user specifications and functionality descriptions, and the Company and its Subsidiaries have received no written notice alleging any of the foregoing, except in each case as would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries own, lease, license, or otherwise have the valid, legal right to use all Company Systems and have obtained a sufficient number of licenses (whether licensed by seats or otherwise) for their use of all Software (and the equivalent resources, including Software as a Service) encompassed by the Company Systems.

(g)               The Company and its Subsidiaries have taken reasonable steps, consistent with industry practices of companies offering similar services, to protect and maintain the Owned IP, including the secrecy, confidentiality and value of any Trade Secrets contained therein, and the Company IP and Company Systems are sufficient for conduct of the business of the Group Companies as presently conducted and as conducted during the twelve months prior to the date of this Agreement. During the twelve (12) months prior to the date of this Agreement, there has been no material failure or other material substandard performance of any Company System, in each case, which has not been remedied in all material respects.

(h)               The Company and its Subsidiaries have a valid right to use and exploit the Business Data as currently exploited in connection with their respective businesses, except as would not reasonably be expected to be material to the Company or any of the Subsidiaries.

Section 3.16.      Labor and Employee Matters.

(a)               Section 3.16(a) of the Company Disclosure Letter sets forth a complete and correct list of each Benefit Plan.

(b)               Except as would not be material to the business of the Group taken as a whole, (i) the Company and each of its Subsidiaries is, and for the three (3) years prior to the date hereof has been, in compliance with all applicable Law related to labor or employment, including provisions thereof relating to wages and payrolls, working hours and resting hours, overtime, working conditions, benefits, recruitment, retrenchment, retirement, pension, minimum employment and retirement age, equal opportunity, discrimination, worker classification, occupational health and safety, wrongful discharge, layoffs or plant closings, immigration, employees provident fund, social security organization and collective bargaining, trade union, compulsory employment insurance, work and residence permits, public holiday and leaves, labor disputes, statutory labor or employment reporting and filing obligations and contracting arrangements; (ii)  there is no pending or, to the Knowledge of the Company, threatened in writing Action relating to the violation of any applicable Law by the Company or any of its Subsidiaries related to labor or employment, including any charge or complaint filed by any of its current or former employees, directors, officers or individual service providers with any Governmental Authority or the Company or any of its Subsidiaries; and (iii) the Company and its Subsidiaries have properly classified for all purposes (including (x) for Tax purposes, (y) for purposes of minimum wage and overtime and (z) for purposes of determining eligibility to participate in any statutory and non-statutory Benefit Plan) all Persons who have performed services for or on behalf of each such entity, and have properly withheld and paid all applicable Taxes and statutory contributions and made all required filings in connection with services provided by such persons to the Company and its Subsidiaries in accordance with such classifications.

(c)               Except would not be material to the business of the Group taken as a whole, (i) each of the Benefit Plans has been operated and administered in accordance with its terms, and is in compliance with all applicable Law, and all contributions to each such Benefit Plan have been timely made, and, to the Knowledge of the Company, no event, transaction or condition has occurred or exists that would result in any Liability to any of the Company and any of its Subsidiaries under such Benefit Plan; (ii) there is no pending or, to the Knowledge of the Company, threatened in writing Actions involving any Benefit Plan (except for routine claims for benefits payable in the normal operation of any Benefit Plan) and to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such Actions; (iii) no Benefit Plan is under investigation or audit by any Governmental Authority and, to the Knowledge of the Company, no such investigation or audit is contemplated or under consideration; and (iv) the Company and each of its Subsidiaries is in compliance with all applicable Laws and Contracts relating to its provision of any form of social insurance, and has paid, or made provision for the payment of, all social insurance contributions required under applicable Law and Contracts.

(d)               Neither the execution or delivery of any of the Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated thereunder (either alone or in combination with another event) would reasonably be expected to (i) result in any payment or benefit becoming due or payable to any current or former director, officer, employee, or individual service provider of the Company or any of its Subsidiaries; (ii) increase the amount of compensation or any benefits otherwise payable under any of the Benefit Plans; (iii) result in any acceleration of the time of payment, exercisability, funding or vesting of, or provide any additional rights or benefits with respect to, any compensation or benefits payable to any current or former director, officer, employee or individual service provider of the Company or its Subsidiary; (iv) limit or restrict the ability of PubCo to merge, amend, or terminate any Benefit Plan; or (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code.

(e)               Each Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(f)                The Company and its Subsidiary do not have any obligation to “gross-up” or otherwise indemnify any individual for any excise tax imposed under Sections 4999 or 409A of the Code.

(g)               Neither the Company nor any of its Subsidiaries or any ERISA Affiliate thereof has any Liability with respect to or under: (i) a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; or (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA. No Benefit Plan is subject to ERISA or the Code or U.S. Law.

(h)               Except as would not have a Company Material Adverse Effect, as of the date of this Agreement (i) no employee of the Company or any of its Subsidiaries is represented by a Union, (ii) neither the Company nor any of its Subsidiaries is negotiating any collective bargaining agreement or other Contract with any Union, (iii) to the Knowledge of the Company, there is no effort currently being made or threatened by or on behalf of any Union to organize any employees of the Company or any of its Subsidiaries, and (iv) there are no labor disputes (including any work slowdown, lockout, stoppage, picketing or strike) pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. No notice, consent or consultation obligations with respect to any employee of the Company or any of its Subsidiaries or any Union will be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.17.      Brokers. Except as set forth in Section 3.17 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of the Company or any of its Controlled Affiliates.

Section 3.18.      Environmental Matters. Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole (i) the Group Companies are in compliance in all material respects with the applicable Environmental Laws in the respective jurisdictions where they conduct their business, including obtaining and complying in all material respects with all permits, licenses, consents and other authorizations required pursuant to applicable Environmental Laws for the lawful operation of their business as currently conducted; and (ii) no Group Company has in the three (3) years prior to the date hereof received any written notice of any actual or alleged material non-compliance with or material liability under Environmental Laws.

Section 3.19.      Insurance. Section 3.19 of the Company Disclosure Letter sets forth a true and accurate list of all of the material insurance policies of the Group Companies. Each of the Group Companies has insurance policies covering such risks as are customarily carried by Persons conducting business in the industries and geographies in which the Group Companies operate. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement. To the Knowledge of the Company, (a) no material claims have been made which remain outstanding and unpaid under such insurance policies, (b) no circumstances exist that would reasonably be expected to give rise to a material claim of under such insurance policies, and (c) there are no circumstances which might lead to any liability under such insurance policies of the Group being avoided to a material extent or rendered unenforceable by the relevant insurers or otherwise materially reduce the amount recoverable under any policy of this type.

Section 3.20.      Company Related Parties. Except as set forth in Sections 3.20 of the Company Disclosure Letter, the Company has not engaged in any transactions with Related Parties that would be required to be disclosed in the Proxy/Registration Statement.

Section 3.21.      Data Protection.

(a)               The Company and each of the Subsidiaries are in compliance with and, in the three (3) years prior to the date hereof, have been in compliance with, the Data Security Requirements in all material respects. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in a material breach or violation of any of the Data Security Requirements. The Company and each of the Subsidiaries have taken all necessary and reasonable technical and organizational measures in accordance with the Privacy Laws to safeguard the Business Data and the Company Systems from and against any Security Incident, except for any failures to do so that would not reasonably be expected to materially impact the Company and its Subsidiaries, taken as a whole, in an adverse manner. Neither the Company nor any of its Subsidiaries have received any notice from any person related to the same or any noncompliance with any Data Security Requirement. Neither the Company nor any of its Subsidiaries have experienced any Security Incident.

(b)               In Section 3.21(c), the terms “controller”, “processor”, “data subject”, “processing” (and the related terms “processed”, “process” and “processes”), “personal data breach” and “supervisory authority” each has the meanings given to it in GDPR/UK GDPR.

(c)               Except as would not have a Company Material Adverse Effect:

(i)                 Each Group Company has maintained an accurate and up to date registration with the United Kingdom’s Information Commissioner’s Office as required by the UK Data Protection Legislation in respect of its processing of Personal Data.

(ii)              Each Group Company has maintained an accurate and up to date registration with each supervisory authority and similar body in each jurisdiction other than the UK where any Group Company operates and where any Privacy Laws or similar laws apply in respect of its processing of Personal Data, if and as required by the Privacy Laws in each such jurisdiction where any Group Company operates.

(iii)            Having regard to the processing of Personal Data by or on behalf of the Company and each of its Subsidiaries, each Group Company has ensured that appropriate information notices for the purposes of and as required by Articles 13 and 14 of GDPR/UK GDPR have been issued to all relevant data subjects, and such notices comply with all applicable requirements of the Privacy Laws.

(iv)             Having regard to the processing of Personal Data by or on behalf of the Group Companies, each Group Company has established, for all such processing, lawful bases and lawful exceptions for the purposes of and as required by Article 6 and Article 9 of GDPR/UK GDPR.

(v)               Each Group Company has complied with all requests and instructions from data subjects in relation to their Personal Data in compliance with Privacy Laws, and no requests or instructions are currently outstanding that have not been responded to in the timeframes mandated by Privacy Laws.

(vi)             None of the Group Companies has received any notice, letter or complaint from, or been subject to the exercise of any powers of, the Information Commissioner’s Office or any other similar supervisory authority or similar body in any jurisdiction in the three (3) years prior to the date hereof and, so far as the Group Companies are aware, there are no circumstances that are likely to give rise to any such action.

(vii)          No individual in the three (3) years prior to the date hereof has sought or received (as a result of settlement or otherwise whatsoever) any compensation from the Company or from any of its Subsidiaries under any Privacy Laws.

(viii)        None of the Group Companies has, in the three (3) years prior to the date hereof, received any written notice of any dispute, claim, complaint or demand of any kind from any data subject and, so far as the Group Companies are aware, there are no facts, matters or circumstances which are likely to give rise to any such dispute, claim, complaint or demand of any kind.

Section 3.22.      Proxy/Registration Statement. The information supplied or to be supplied by the Company, any of its Subsidiaries or their respective Representatives in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, its Affiliates or their respective Representatives.

Section 3.23.      No Additional Representation or Warranties. Except as set forth in Article IV and Section 11.1, the Company acknowledges and agrees that the SPAC is not making any representation or warranty whatsoever to the Company pursuant to this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF SPAC

Except (a) as set forth in any SPAC SEC Filings filed or submitted on or prior to the date hereof (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact, any disclosures in any forward-looking statements disclaimer and any other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such SPAC SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 4.2, Section 4.6 and Section 4.13); (b) as set forth in the disclosure letter delivered by SPAC to the Company on the date of this Agreement (the “SPAC Disclosure Letter”) or (c) as otherwise explicitly contemplated by this Agreement, SPAC represents and warrants to the Company as of the date of this Agreement as follows:

Section 4.1.          Organization, Good Standing, Corporate Power and Qualification. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. SPAC is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to SPAC. Prior to the execution of this Agreement, a true and correct copy of the SPAC Charter has been made available by or on behalf of SPAC to the Company, the SPAC Charter is in full force and effect, and SPAC is not in default of any term of provision of the SPAC Charter in any material respect. SPAC is not insolvent, bankrupt or unable to pay its debts as and when they fall due.

Section 4.2.          Capitalization and Voting Rights.

(a)               Capitalization of SPAC. As of the date of this Agreement, the authorized share capital of SPAC consists of $33,300 divided into (i) 300,000,000 SPAC Class A Ordinary Shares, of which 13,054,860 SPAC Class A Ordinary Shares are issued and outstanding as of the date of this Agreement, (ii) 30,000,000 SPAC Class B Ordinary Shares, of which 9,983,558 SPAC Class B Ordinary Shares are issued and outstanding as of the date of this Agreement, and (iii) 3,000,000 SPAC Preference Shares, of which no SPAC Preference Share is issued and outstanding as of the date of this Agreement. There are no other issued or outstanding SPAC Shares as of the date of this Agreement. All of the issued and outstanding SPAC Shares (i) have been duly authorized and validly issued and allotted and are fully paid and non-assessable; (ii) have been offered, sold and issued by SPAC in compliance with applicable Law, including the Cayman Act, U.S. federal and state securities Laws, and all requirements set forth in (1) the SPAC Charter, and (2) any other applicable Contracts governing the issuance or allotment of such securities to which SPAC is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the SPAC Charter or any Contract to which SPAC is a party or otherwise bound.

(b)               As at the date of this Agreement, 18,538,889 SPAC Units are issued and outstanding (in respect of which 18,538,889 SPAC Class A Ordinary Shares and up to 6,179,629 SPAC Warrants would be issued if these SPAC Units were separated on the date hereof pursuant to Section 2.2(h)(i)). There are no other issued or outstanding SPAC Units as of the date of this Agreement. All of the issued and outstanding SPAC Units (i) have been duly authorized and validly issued; (ii) have been offered, sold and issued by SPAC in compliance with applicable Law, including the Cayman Act, U.S. federal and state securities Laws, and all requirements set forth in (1) the SPAC Charter, and (2) any other applicable Contracts governing the issuance of such SPAC Units to which SPAC is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the SPAC Charter or any Contract to which SPAC is a party or otherwise bound.

(c)               As of the date of this Agreement, 10,989,668 SPAC Warrants are issued and outstanding. The SPAC Warrants are exercisable for 10,989,668 SPAC Class A Ordinary Shares. The SPAC Warrants are not exercisable until the later of (x) thirty (30) days after the closing of a Business Combination and (y) one (1) year from the closing of the IPO. All outstanding SPAC Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of SPAC, enforceable against SPAC in accordance with their terms, subject to the Enforceability Exceptions; (ii) have been offered, sold and issued by SPAC in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the SPAC Charter and (2) any other applicable Contracts governing the issuance of such securities to which SPAC is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the SPAC Charter or any Contract to which SPAC is a party or otherwise bound. Except for the SPAC Charter, this Agreement or otherwise in connection with any Working Capital Loan in an aggregate amount not exceeding $1,500,000, there are no outstanding Contracts of SPAC to repurchase, redeem or otherwise acquire any SPAC Shares.

(d)               Except as set forth in this Section 4.2 or Section 4.2 of the SPAC Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of SPAC exercisable or exchangeable for SPAC Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other Equity Securities of SPAC, or for the repurchase or redemption by SPAC of shares or other Equity Securities of the SPAC or the value of which is determined by reference to shares or other Equity Securities of the SPAC, and there are no voting trusts, proxies or agreements of any kind which may obligate SPAC to issue, purchase, register for sale, redeem or otherwise acquire any SPAC Shares or other Equity Securities of SPAC.

Section 4.3.          Corporate Structure; Subsidiaries. SPAC has no Subsidiary, and does not own, directly or indirectly, any Equity Securities or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. SPAC is not obligated to make any investment in or capital contribution to or on behalf of any other Person.

Section 4.4.          Authorization.

(a)               Other than the SPAC Shareholders’ Approval, SPAC has all requisite corporate power and authority to (i) enter into, execute, and deliver this Agreement and each of the other Transaction Documents to which it is or will be a party, and (ii) consummate the transactions contemplated hereby and thereby (including the Transactions) and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which SPAC is a party and the consummation of the transactions contemplated hereby and thereby (including the Transactions) have been duly and validly authorized and approved by the SPAC Board and, other than the SPAC Shareholders’ Approval, no other company or corporate proceeding on the part of SPAC is necessary to authorize this Agreement and the other Transaction Documents to which SPAC is a party and to consummate the transactions contemplated hereby and thereby (including the Transactions). This Agreement has been, and at or prior to the Acquisition Closing, the other Transaction Documents to which SPAC is a party will be, duly and validly executed and delivered by SPAC, and this Agreement constitutes, and on or prior to the Acquisition Closing, the other Transaction Documents to which SPAC is a party will constitute, a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

(b)               Assuming that a quorum (as determined pursuant to the SPAC Charter) is present:

(i)                 The approval and authorization of the Initial Merger and the Plan of Initial Merger shall require approval by a special resolution passed by the affirmative vote of SPAC Shareholders holding at least two-thirds of the outstanding SPAC Shares which, being so entitled, are voted thereon in person or by proxy at a general meeting of SPAC of which notice specifying the intention to propose the resolution as a special resolution has been duly given, pursuant to the terms and subject to the conditions of the SPAC Charter and applicable Law; and

(ii)              The approval and authorization of this Agreement and the Transactions as a Business Combination and the adoption and approval of a proposal for the adjournment of the SPAC Shareholders’ Meeting in each case shall require approval by an ordinary resolution passed by the affirmative vote of SPAC Shareholders holding at least a majority of the outstanding SPAC Shares which, being so entitled, are voted thereon in person or by proxy at a general meeting of SPAC, pursuant to the terms and subject to the conditions of the SPAC Charter and applicable Law.

(c)               The SPAC Shareholders’ Approval are the only votes and approvals of holders of SPAC Shares necessary in connection with execution of this Agreement and the other Transaction Documents to which SPAC is a party by SPAC and the consummation of the transactions contemplated hereby, including the Initial Closing and the Acquisition Closing.

(d)               On or prior to the date of this Agreement, the SPAC Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which SPAC is a party contemplated hereby and the transactions contemplated hereby and thereby (including the Transactions) are advisable and fair to, and in the best interests of, SPAC and constitute a Business Combination, (ii) authorizing and approving the execution, delivery and performance by SPAC of this Agreement and the other Transaction Documents to which SPAC is a party contemplated hereby and the transactions contemplated hereby and thereby (including the Transactions), (iii) making the SPAC Board Recommendation, and (iv) directing that this Agreement, the Transaction Documents and the Transactions be submitted to the SPAC Shareholders for adoption at an extraordinary general meeting called for such purpose pursuant to the terms and conditions of this Agreement.

Section 4.5.          Consents; No Conflicts. Assuming the representations and warranties in Article III are true and correct, except (a) as otherwise set forth in Section 4.5 of the SPAC Disclosure Letter, (b) for the SPAC Shareholders’ Approval, (c) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (d) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of SPAC to enter into and perform its obligations under this Agreement, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of SPAC, have been or will be duly obtained or completed (as applicable) and are or will be in full force and effect. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by SPAC does not, and the consummation by SPAC of the transactions contemplated hereby and thereby will not (assuming the representations and warranties in Article III are true and correct, except for the matters referred to in clauses (a) through (d) of the immediately preceding sentence) (i) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of SPAC) or cancellation under, (A) any Governmental Order, (B) the SPAC Charter, (C) any applicable Law, (D) any Contract to which SPAC is a party or by which its assets are bound, or (ii) result in the creation of any Encumbrance upon any of the properties or assets of SPAC other than any restrictions under federal or state securities laws, this Agreement or the SPAC Charter, except in the case of sub-clauses (A), (C), and (D) of clause (i) or clause (ii), as would not have a SPAC Material Adverse Effect.

Section 4.6.          Tax Matters.

(a)               All material Tax Returns required to be filed by or with respect to SPAC have been filed within the requisite period (taking into account any valid extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by SPAC have been or will be paid in a timely fashion. SPAC has withheld and paid over to the appropriate Tax authority all material Taxes that it is required to withhold from amounts paid or owing to any employee, independent contractor, member, equityholder, creditor or other Person.

(b)               No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of SPAC have been asserted in writing by any Tax authority. No written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of SPAC has been received from, any Tax authority. No dispute or assessment relating to such Tax Returns or such Taxes with any such Tax authority is currently outstanding.

(c)               No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction.

(d)               There are no liens for material Taxes (other than liens for Taxes not yet due and payable) upon the assets of the SPAC.

(e)               SPAC has not been a member of an affiliated, consolidated or similar Tax group and otherwise does not have any liability for the Taxes of any Person (other than a Group Company) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, as a transferee or successor, or by Contract (including any Tax sharing, allocation or similar agreement or arrangement but excluding any commercial Contract entered into in the Ordinary Course and not primarily relating to Taxes).

(f)                SPAC has complied in all material respects with all applicable transfer pricing requirement imposed by any Governmental Authority.

(g)               SPAC is in compliance with all terms and conditions of any Tax incentives, exemption, holiday or other Tax reduction agreement or order of a Governmental Authority, and the consummation of the Transactions will not have any material adverse effect on the continued validity and effectiveness of any such Tax incentives, exemption, holiday or other Tax reduction agreement or order.

(h)               SPAC has not been a party to a transaction that is or is substantially similar to a “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2) or any transaction requiring disclosure under analogous provisions of state, local or non-U.S. law.

(i)                 SPAC does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(j)                 SPAC has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 4.7.          Financial Statements.

(a)               The financial statements of SPAC contained in SPAC SEC Filings (the “SPAC Financial Statements”) (i) have been prepared in accordance with the books and records of SPAC, (ii) fairly present in all material respects the financial condition of SPAC on a consolidated basis as of the dates indicated therein, and the results of operations and cash flows of SPAC on a consolidated basis for the periods indicated therein, (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to SPAC, in effect as of the respective dates thereof (including, to the extent applicable to SPAC, Regulation S-X).

(b)               SPAC has in place disclosure controls and procedures that are (i) designed to reasonably ensure that material information relating to SPAC is made known to the management of SPAC by others within SPAC; and (ii) effective in all material respects to perform the functions for which they were established. SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)               SPAC has no Liability, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in any Liability, other than (i) Liabilities incurred after the SPAC Accounts Date in the Ordinary Course or other Liabilities that individually and in the aggregate are immaterial, (ii) Liabilities reflected, or reserved against, in the SPAC Financial Statements or (iii) as set forth in Section 4.7(c) of the SPAC Disclosure Letter.

(d)               Since the SPAC Accounts Date, none of SPAC’s directors has been made aware in writing of (i) any fraud that involves SPAC’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (ii) any allegation, assertion or claim that SPAC has engaged in any material questionable accounting or auditing practices which violate applicable Law. Since the SPAC Accounts Date, no attorney representing SPAC, whether or not employed by SPAC, has reported a material violation of securities Laws, breach of fiduciary duty or similar material violation by SPAC to the SPAC Board or any committee thereof or to any director or officer of SPAC.

Section 4.8.          Absence of Changes. Since the SPAC Accounts Date, (i) to the date of this Agreement SPAC has operated its business in the Ordinary Course, and (ii) there has not been any SPAC Material Adverse Effect.

Section 4.9.          Actions. (a) There is no Action pending or, to the Knowledge of SPAC, threatened in writing against or affecting SPAC, or any of its directors or officers (in their capacity as such) and (b) there is no judgment or award unsatisfied against SPAC, nor is there any Governmental Order in effect and binding on SPAC or its directors or officers (in their capacity as such) or assets or properties, except in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of SPAC to enter into and perform its obligations contemplated hereby, or (ii) be or reasonably be expected to be material to SPAC. No order has been made, petition presented and received by SPAC, resolution passed or meeting convened for the purpose of considering a resolution for the dissolution and liquidation of SPAC or the establishment of a liquidation group, no administrator has been appointed for SPAC nor to the Knowledge of SPAC steps taken to appoint an administrator, and to the Knowledge of SPAC there are no Actions under any applicable insolvency, bankruptcy or reorganization Laws concerning SPAC.

Section 4.10.      Brokers. Except as set forth in Section 4.10 of the SPAC Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of SPAC or any of its Affiliates.

Section 4.11.      Proxy/Registration Statement. The information supplied or to be supplied by SPAC, its Affiliates or their respective Representatives in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Company, its Subsidiaries, the Acquisition Entities or their respective Affiliates or Representatives. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 4.12.      SEC Filings. SPAC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it with the SEC, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing or furnishing through the date of this Agreement, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act applicable to such SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Acquisition Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SPAC SEC Filing. To the Knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

Section 4.13.      Trust Account. As of the date of this Agreement, SPAC has at least $339,000,000 in the Trust Account (including an aggregate of approximately $11,876,982 of deferred underwriting commissions and other fees being held in the Trust Account), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of May 13, 2021, between SPAC and Continental Stock Transfer & Trust Company, as trustee (in such capacity, the “Trustee,” and such Investment Management Trust Agreement, the “Trust Agreement”). There are no separate Contracts or side letters that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate in any material respect or that would entitle any Person (other than SPAC Shareholders holding SPAC Ordinary Shares (prior to the Acquisition Effective Time) sold in SPAC’s IPO who shall have elected to redeem their SPAC Ordinary Shares (prior to the Acquisition Effective Time) pursuant to the SPAC Charter and the underwriters of SPAC’s IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Acquisition Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payment to SPAC Shareholders who have validly exercised their redemption rights pursuant to the SPAC Charter. There are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Acquisition Closing, the obligations of SPAC to dissolve or liquidate pursuant to the SPAC Charter shall terminate, and as of the Acquisition Closing, SPAC shall have no obligation whatsoever pursuant to the SPAC Charter to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions. To the Knowledge of SPAC, as of the date of this Agreement, following the Acquisition Closing, no SPAC Shareholder is entitled to receive any amount from the Trust Account except to the extent such SPAC Shareholder has exercised his, her or its SPAC Shareholder Redemption Right. As of the date of this Agreement, assuming the accuracy of the representations and warranties contained in Article III and the compliance by each of the Company and the Acquisition Entities with its obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Surviving Company (as the surviving company in the Initial Merger) on the Acquisition Closing Date.

Section 4.14.      Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Section 4.15.      Business Activities.

(a)               Since its incorporation, SPAC has not conducted any business activities other than activities related to SPAC’s IPO or directed toward the accomplishment of a Business Combination. Except as set forth in the SPAC Charter or as otherwise contemplated by the Transaction Documents and the Transactions, there is no Contract to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Acquisition Closing.

(b)               Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

(c)               Except for (i) this Agreement and the other Transaction Documents to which it is party and the transactions contemplated hereby and thereby (including with respect to SPAC Transaction Expenses) and (ii) contracts with the underwriters of SPAC’s initial public offering, SPAC is not party to any Contract with any other Person that would require payments by SPAC after the date hereof in excess of $100,000 in the aggregate. As of the date of this Agreement, the aggregate amount outstanding under all Working Capital Loans is $1,150.

Section 4.16.      Nasdaq Quotation. SPAC Class A Ordinary Shares, SPAC Warrants and SPAC Units are each registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “ARTA”, “ARTAW” and “ARTAU”, respectively. SPAC is in compliance with the rules of Nasdaq and the rules and regulations of the SEC related to such listing and there is no Action pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Class A Ordinary Shares, SPAC Warrants or SPAC Units or terminate the listing thereof on Nasdaq. SPAC has not taken any action in an attempt to terminate the registration of SPAC Class A Ordinary Shares, SPAC Warrants or SPAC Units under the Exchange Act except as contemplated by this Agreement.

Section 4.17.      Private Placement.

(a)               SPAC has delivered to the Company true, correct and complete copies of each of the Amended Forward Purchase Agreements, pursuant to which the Forward Purchase Investors have committed to provide equity financing to PubCo solely for purposes of consummating the Transactions in the aggregate amount of $60,000,000 (the “Forward Purchase Investment Amount”). With respect to each Forward Purchase Investor, the Amended Forward Purchase Agreement with such Forward Purchase Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and no withdrawal or termination, or amendment or modification in any material respect is contemplated by SPAC. Each Amended Forward Purchase Agreement is a legal, valid and binding obligation of SPAC and each Forward Purchase Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Amended Forward Purchase Agreement violates any Laws. The Amended Forward Purchase Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Forward Purchase Investors to fund the applicable portion of the Forward Purchase Investment Amount set forth in the Amended Forward Purchase Agreements on the terms therein.

(b)               With respect to each PIPE Investor, to the Knowledge of SPAC, (i) the PIPE Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and (ii) no withdrawal or termination, or amendment or modification in any material respect is contemplated. Each PIPE Subscription Agreement is a legal, valid and binding obligation of SPAC and, to the Knowledge of SPAC, each PIPE Investor. To the Knowledge of SPAC, (x) neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such PIPE Subscription Agreement violates any Laws; and (y) the PIPE Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the PIPE Investors to fund the applicable portion of the PIPE Investment Amount set forth in the PIPE Subscription Agreements on the terms therein.

(c)               There are no other agreements, side letters, or arrangements between SPAC and any Investor relating to any Subscription Agreement that could affect in any material respect the obligation of such Investor to fund the applicable portion of the Investment Amount set forth in the Subscription Agreement of such Investor and, as of the date of this Agreement, SPAC does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Investment Amount not being made available to PubCo on the Acquisition Closing Date consistent with the terms and conditions hereof including Section 9.3(c). To the Knowledge of SPAC, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach under any material term or condition of any Subscription Agreement and, as of the date of this Agreement, the SPAC does not have a reason to believe that any Investor will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. No fees, consideration or other discounts are payable or have been agreed by SPAC or any of its Affiliates (including, from and after the Acquisition Closing, the Surviving Corporation and its Subsidiaries) to or with any Investor in respect of its investment or, except as set forth in the Subscription Agreements.

Section 4.18.      SPAC Related Parties. SPAC has not engaged in any transactions with Related Parties that would be required to be disclosed in the Proxy/Registration Statement.

Section 4.19.      No Outside Reliance. Notwithstanding anything contained in this Agreement, each of SPAC and its equityholders, partners, members and Representatives, including Sponsor and any of its Affiliates, has made its own investigation of the Company and its Subsidiaries. The SPAC acknowledges and agrees that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions, forecasts or other forward looking information that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by SPAC or its Representatives) or reviewed by SPAC pursuant to the NDA or otherwise) or management presentations that have been or shall hereafter be provided to SPAC or any of its Affiliates, agents or Representatives or Investors are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries or Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III. Except as otherwise expressly set forth in this Agreement, SPAC understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever.

Article V

REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

PubCo, Merger Sub 1 and Merger Sub 2 (each, an “Acquisition Entity”) hereby jointly and severally represent and warrant to SPAC and the Company as of the date of this Agreement as follows:

Section 5.1.          Organization, Good Standing, Corporate Power and Qualification. Each Acquisition Entity is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands.

Section 5.2.          Capitalization and Voting Rights.

(a)               Capitalization. As of the date of this Agreement, the authorized share capital of PubCo consists of $50,000 divided into 50,000 shares of $1.00 par value each, of which one share (such share, as the same may be split, combined, subdivided or reclassified after the date of this Agreement, the “PubCo Subscriber Share”) is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 1 consists of $50,000 divided into 50,000 shares of $1.00 par value each, of which one share (the “Merger Sub 1 Share”) is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 2 consists of $50,000 divided into 50,000 shares of $1.00 par value each, of which one share (the “Merger Sub 2 Share”) is issued and outstanding as of the date of this Agreement. The PubCo Subscriber Share, the Merger Sub 1 Share and the Merger Sub 2 Share, and any PubCo Ordinary Shares and shares of Merger Sub 1 and Merger Sub 2 that will be allotted and issued pursuant to the Transactions, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly allotted and issued and credited as fully paid, (ii) were, or will be, issued, in compliance with applicable Law and the Organizational Documents of PubCo, Merger Sub 1 and Merger Sub 2, respectively, and (iii) were not, and will not be, issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of PubCo, Merger Sub 1 or Merger Sub 2, or any other Contract, in any such case to which PubCo, Merger Sub 1 or Merger Sub 2 is a party or otherwise bound.

(b)               No Other Securities. Except as set forth in Section 5.2(a) or as contemplated by this Agreement or the other Transaction Documents, there are no issued or outstanding shares of PubCo, Merger Sub 1 or Merger Sub 2 and there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of PubCo, Merger Sub 1 or Merger Sub 2 exercisable or exchangeable for shares of PubCo, Merger Sub 1 or Merger Sub 2, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or of other Equity Securities of PubCo, Merger Sub 1 or Merger Sub 2, or for the repurchase or redemption by PubCo, Merger Sub 1 or Merger Sub 2 of shares or other Equity Securities of PubCo, Merger Sub 1 or Merger Sub 2 or the value of which is determined by reference to shares or other Equity Securities of PubCo, Merger Sub 1 or Merger Sub 2, and there are no voting trusts, proxies or agreements of any kind which may obligate PubCo, Merger Sub 1 or Merger Sub 2 to issue, purchase, register for sale, redeem or otherwise acquire any shares or other Equity Securities of PubCo, Merger Sub 1 or Merger Sub 2.

(c)               PubCo does not own or control, directly or indirectly, any interest in any corporation, company, partnership, limited liability company, association or other business entity, other than Merger Sub 1, and Merger Sub 2 and, as of the Acquisition Closing Date, the Surviving Company and the Group Companies. Neither Merger Sub 1 nor Merger Sub 2 owns or controls, directly or indirectly, any interest in any corporation, company, partnership, limited liability company, association or other business entity.

Section 5.3.          Corporate Structure; Subsidiaries. No Acquisition Entity is obligated to make any investment in or capital contribution to or on behalf of any other Person other than in connection with the Transactions.

Section 5.4.          Authorization. Each Acquisition Entity has all requisite corporate power and authority to (i) enter into, execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party, and (ii) consummate the transactions contemplated hereby and thereby (including the Transactions) and perform all of its obligations hereunder and thereunder. All corporate actions on the part of each Acquisition Entity necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which an Acquisition Entity is or will be a party and the performance of all its obligations thereunder (including any board or shareholder approval, as applicable) have been taken, subject to the filing of the Initial Merger Filing Documents and the Acquisition Merger Filing Documents with the Registrar of Companies of the Cayman Islands. This Agreement and the other Transaction Document to which an Acquisition Entity is or will be a party is, or when executed by the other parties thereto, will constitute, valid and legally binding obligations of such Acquisition Entity enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.5.          Consents; No Conflicts. Assuming the representations and warranties in Article III are true and correct, except (a) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (b) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a material adverse effect on the ability of the Acquisition Entities to consummate the Transactions, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of each Acquisition Entity, have been or will be duly obtained or completed (as applicable) and are or will be in full force and effect. The execution, delivery and performance of this Agreement and the other each Transaction Documents to which an Acquisition Entity is or will be a party by each Acquisition Entity does not, and the consummation by such Acquisition Entity of the transactions contemplated hereby and thereby will not, assuming the representations and warranties in Article III and Article IV are true and correct, and except for the matters referred to in clauses (a) through (b) of the immediately preceding sentence, (a) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of such Acquisition Entity) or cancellation under, (i) any Governmental Order, (ii) any provision of the Organizational Documents of such Acquisition Entity, (iii) any applicable Law, (iv) any Contract to which such Acquisition Entity is a party or by which its assets are bound, or (b) result in the creation of any Encumbrance upon any of the properties or assets of such Acquisition Entity other than any restrictions under federal or state securities laws, this Agreement or the Organizational Documents of such Acquisition Entity, except in the case of sub-clauses (i), (iii), and (iv) of clause (a) or clause (b) above, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to consummate the Transactions.

Section 5.6.          Absence of Changes. Since the date of its incorporation, each Acquisition Entity has operated its business in the Ordinary Course.

Section 5.7.          Actions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to consummate the Transactions, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against any Acquisition Entity; and (b) there is no judgment or award unsatisfied against such Acquisition Entity, nor is there any Governmental Order in effect and binding on any Acquisition Entity or its assets or properties.

Section 5.8.          Brokers. Except as set forth in Section 3.17 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of any Acquisition Entity or any of its Affiliates.

Section 5.9.          Proxy/Registration Statement. The information supplied or to be supplied by each Acquisition Entity or its Representatives in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the Acquisition Entities makes any representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, its Affiliates or their respective Representatives. All documents that an Acquisition Entity is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 5.10.      Business Activities. Each Acquisition Entity was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Acquisition Closing except as expressly contemplated by this Agreement, the Transaction Documents and the Transactions, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation and the Transactions.

Section 5.11.      Private Placement.

(a)               PubCo has delivered to the Company true, correct and complete copies of each of the Amended Forward Purchase Agreements, pursuant to which the Forward Purchase Investors have committed to provide equity financing to PubCo solely for purposes of consummating the Transactions in the aggregate amount of the Forward Purchase Investment Amount. With respect to each Forward Purchase Investor, the Amended Forward Purchase Agreement with such Forward Purchase Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and no withdrawal or termination, or amendment or modification in any material respect is contemplated by PubCo. Each Amended Forward Purchase Agreement is a legal, valid and binding obligation of PubCo and each Forward Purchase Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Amended Forward Purchase Agreement violates any Laws. The Amended Forward Purchase Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Forward Purchase Investors to fund the applicable portion of the Forward Purchase Investment Amount set forth in the Amended Forward Purchase Agreements on the terms therein.

(b)               With respect to each PIPE Investor, to the Knowledge of the Company, (i) the PIPE Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and (ii) no withdrawal or termination, or amendment or modification in any material respect is contemplated. Each PIPE Subscription Agreement is a legal, valid and binding obligation of PubCo and, to the Knowledge of the Company, each PIPE Investor. To the Knowledge of the Company, (x) neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such PIPE Subscription Agreement violates any Laws; and (y) the PIPE Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the PIPE Investors to fund the applicable portion of the PIPE Investment Amount set forth in the PIPE Subscription Agreements on the terms therein.

(c)               There are no other agreements, side letters, or arrangements between any Acquisition Entity and any Investor relating to any Subscription Agreement that could affect in any material respect the obligation of such Investor to contribute to PubCo the applicable portion of the Investment Amount set forth in the Subscription Agreement of such Investor and, as of the date of this Agreement, no Acquisition Entity knows of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Investment Amount not being made available to PubCo, on the Acquisition Closing Date consistent with the terms and conditions hereof (including Section 9.3(c)). To the Knowledge of the Company, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach under any material term or condition of any Subscription Agreement and, as of the date of this Agreement, no Acquisition Entity has a reason to believe that any Investor will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. No fees, consideration or other discounts are payable or have been agreed by PubCo or any of its Affiliates (including, from and after the Acquisition Closing, the Surviving Corporation and its Subsidiaries) to or with any Investor in respect of its investment or, except as set forth in the Subscription Agreements.

Section 5.12.      Intended Tax Treatment. Merger Sub 1 has elected or will elect to be disregarded as an entity separate from PubCo for U.S. federal income tax purposes as of the effective date of its formation and has not subsequently changed such classification. Merger Sub 2 has been an association taxable as a corporation as of the effective date of its formation and has not subsequently changed such classification. No Acquisition Entity has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 5.13.      Foreign Private Issuer. PubCo is and shall be at all times commencing from the date 30 days prior to the first filing of the Proxy/Registration Statement with the SEC through the Acquisition Closing, (a) a foreign private issuer as defined in Rule 405 under the Securities Act and (b) an “emerging growth company” as that term is defined in the JOBS Act.

Section 5.14.      No Outside Reliance. Notwithstanding anything contained in this Agreement, each of the Acquisition Entities, and any of their respective equityholders, partners, members or Representatives has made its own investigation of the Company, its Subsidiaries and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions, forecasts or other forward looking information that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by such Acquisition Entity or its Representatives) or reviewed by such Acquisition Entity pursuant to the NDA or otherwise) or management presentations that have been or shall hereafter be provided to such Acquisition Entity or any of its Affiliates, agents or Representatives or Investors are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries or the Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III. Except as otherwise expressly set forth in this Agreement, such Acquisition Entity understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever.

Article VI

COVENANTS OF THE COMPANY AND CERTAIN OTHER PARTIES

Section 6.1.          Conduct of Business. Except (i) as permitted by the Transaction Documents, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), (iii) as set forth on Section 6.1 of the Company Disclosure Letter or (iv) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied, except with respect to matters set forth in Section 6.1(3)(a) and Section 6.1(3)(c)), from the date of this Agreement through the earlier of the Acquisition Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), the Company (1) shall use reasonable efforts to operate the business of the Company and its Subsidiaries in the Ordinary Course, and (2) shall use commercially reasonable efforts to preserve the Group’s business and operational relationships in all material respects with the suppliers, customers and others having business relationships with the Group that are material to the Group taken as a whole, in each case where commercially reasonable to do so, and (3) shall not, and shall cause its Subsidiaries not to, except as otherwise expressly required or permitted by this Agreement or the other Transaction Documents or required by Law, to:

(a)               (i) amend its memorandum and articles of association or other Organizational Documents (whether by merger, consolidation, amalgamation or otherwise), except in the case of any of the Company’s Subsidiaries only, for any such amendment which is not material to the business of the Company and its Subsidiaries, taken as a whole; or (ii) liquidate, dissolve, reorganize or otherwise wind-up its business and operations, or propose or adopt a plan of complete or partial liquidation or dissolution, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization (other than liquidation or dissolution of any dormant Subsidiary);

(b)               incur, assume, guarantee or repurchase or otherwise become liable for any Indebtedness, or issue or sell any debt securities or options, warrants or other rights to acquire debt securities, in any such case in a principal amount exceeding $1,000,000, except for borrowings or drawdowns under credit agreements to be entered into and disclosed in Section 6.1(3)(b) of the Company Disclosure Letter or as otherwise required in order to consummate the Transactions;

(c)               transfer, issue, sell, grant, pledge or otherwise dispose of (i) any of the Equity Securities of the Company or any of its Subsidiaries to a third party, or (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment obligations of the Company or any of its Subsidiaries to purchase or obtain any Equity Securities of the Company or any of its Subsidiaries to a third party, other than (A) awards under the ESOP in the Ordinary Course as described in the award plan Made Available to SPAC, (B) Company Shares upon the settlement of Company RSUs and Key Executive RSUs under the ESOP, (C) Ordinary Shares upon conversion of Preferred Shares in accordance with the Company Charter; (D) Company Shares pursuant to obligations incurred by the Company prior to the date hereof and described in Section 6.1(3)(c) of the Company Disclosure Letter; (E) issuance of Equity Securities by a Subsidiary of the Company (x) to the Company or a wholly-owned Subsidiary of the Company or (y) on a pro rata basis to all shareholders of such Subsidiary; or (F) any Equity Securities of a Subsidiary of the Company pursuant to a transaction permitted under Section 6.1(3)(d);

(d)               sell, lease, sublease, license, transfer, abandon, allow to lapse or dispose of any material property or assets (other than Intellectual Property), in any single transaction or series of related transactions, except for (i) transactions pursuant to Contracts entered into in the Ordinary Course, (ii) (other than transactions involving the exclusive license of any material property or assets) transactions that do not exceed $2,000,000 individually and $5,000,000 in the aggregate, or (iii) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company or its Subsidiaries in the Ordinary Course;

(e)               sell, assign, transfer, lease, license or sublicense, abandon, permit to lapse or otherwise dispose of or impose any Encumbrance (other than Permitted Encumbrances) (except with respect to clause (f) in the definition of Permitted Encumbrances)) upon any material Owned IP, in each case, except for non-exclusive licenses or non-material exclusive licenses under material Owned IP granted in the Ordinary Course;

(f)                disclose any (i) trade secrets or material confidential information or (ii) Personal Data to any Person (other than in the Ordinary Course in circumstances in which it has imposed reasonable and customary confidentiality restrictions);

(g)               make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, merger or consolidation, or contributions to capital, or loans or advances, except, in any such case and subject always to Section 6.1(3)(a), Section 6.1(3)(c) and Section 6.1(3)(i), with a value or purchase price in excess of $25,000,000 individually and $50,000,000 in the aggregate;

(h)               settle any Action by any Governmental Authority or any other third party material to the business of the Company and its Subsidiaries taken as a whole, in excess of $1,000,000 individually and $5,000,000 in the aggregate;

(i)                 (i) split, combine, subdivide, reclassify, or amend any terms of its Equity Securities, except for any such transaction by a wholly-owned Subsidiary of the Company that remains a wholly-owned Subsidiary of the Company after consummation of such transaction, (ii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities, except for the redemption of Equity Securities issued under the ESOP or as disclosed in Section 6.1(3)(i) of the Company Disclosure Letter, (iii) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital other than dividends or distributions by any Subsidiary of the Company on a pro rata basis to its shareholders, or (iv) amend any term or alter any rights of any of its outstanding Equity Securities;

(j)                 authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures or obligations or liabilities in an amount not to exceed $3,500,000 in the aggregate;

(k)               (i) except in the Ordinary Course, accelerate or delay in any respect material to the Company and its Subsidiaries, taken as a whole (A) collection of any account receivable in advance of or beyond its due date, or (B) payment of any account payable in advance of or beyond its due date; or (ii) conduct its cash management customs and practices (including the collection of receivables, the payment of payables and any other movement of cash, cash equivalents or marketable securities) other than in the Ordinary Course;

(l)                 except in the Ordinary Course or as disclosed in Section 6.1(3)(l) of the Company Disclosure Letter, (i) enter into any Material Contract, (ii) amend any such Material Contract or extend, transfer, terminate or waive any right or entitlement of material value under any Material Contract, in a manner that is adverse to the Company and its Subsidiaries, taken as a whole, other than in any immaterial respect;

(m)             voluntarily terminate (other than expiration in accordance with its terms), suspend, abrogate, amend or modify any Material Permit except in the Ordinary Course or as would not be material to the business of the Company and its Subsidiaries, taken as a whole;

(n)               make any material change in its accounting principles or methods unless required by IFRS or applicable Laws;

(o)               except in the Ordinary Course, (i) make, change or revoke any election in respect of material Taxes, (ii) adopt or change any material tax accounting method, (iii) file any material amended Tax Return, (iv) enter into any material Tax closing agreement with any Governmental Authority, (v) settle any material Tax claim or assessment, (vi) knowingly surrender any right to claim a refund of material Taxes, (vii) consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, or (viii) knowingly fail to pay any material Tax that becomes due and payable (including estimated Tax payments) (other than Taxes being contested in good faith and for which adequate reserves have been established in the Company Financial Statements in accordance with IFRS);

(p)               knowingly take any action where such action could reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(q)               (w) increase the compensation or benefits payable or provided, or to become payable or provided to, any Key Officer or any current or former directors, officers or individual service providers of the Company, the HK Subsidiary or the UK Subsidiary whose total annual compensation opportunity exceeds $200,000, except for bonuses, base salary increases or in connection with any promotions in the Ordinary Course not exceeding $100,000 on an individual basis, (x) except in the Ordinary Course, grant or announce any cash or equity or equity-based incentive awards, bonuses, transaction, retention, severance or other additional compensation or benefits to any Key Officer or any current or former directors, officers or individual service providers of the Company, the HK Subsidiary or the UK Subsidiary, (y) accelerate the time of payment, vesting or funding of any compensation or increase in the benefits or compensation provided under any Benefit Plan or otherwise due to any Key Officer or any current or former directors, officers or individual service providers of the Company, the HK Subsidiary or the UK Subsidiary, or (z) hire, engage, terminate (other than for “cause”), furlough or temporary layoff any employee of the Company, the HK Subsidiary or the UK Subsidiary whose total annual compensation exceeds $200,000;

(r)                except as required by any Benefit Plan as in effect on the date of this Agreement and set forth in Section 3.16(a) of the Company Disclosure Letter, or as otherwise required by Law, amend, modify, or terminate any Benefit Plan or adopt or establish a new Benefit Plan (or any plan, program, agreement or other arrangement that would be a Benefit Plan if in effect as of the date of this Agreement);

(s)                waive or release any noncompetition or nonsolicitation obligation of any Key Executive or any current or former directors, officers or individual service providers (whose total annual compensation exceeds $200,000) of the Company, the HK Subsidiary or the UK Subsidiary; or

(t)                 enter into any agreement or otherwise make a commitment to do any of the foregoing (except to the extent that such an agreement or commitment would be permitted by a subsection of the foregoing subsections (a) through (s)).

For the avoidance of doubt, if any action taken or refrained from being taken by the Company or a Subsidiary is covered by a subsection of this Section 6.1 and not prohibited thereunder, the taking or not taking of such action shall be deemed not to be in violation of any other part of this Section 6.1.

Section 6.2.          Access to Information. Upon reasonable prior notice and subject to applicable Law, from the date of this Agreement until the Acquisition Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ officers, directors and employees to, and shall use its commercially reasonable efforts to cause its Representatives to, afford SPAC and its officers, directors, employees and Representatives, following reasonable notice from SPAC in accordance with this Section 6.2, reasonable access during normal business hours to the officers, directors, employees, agents, properties, offices and other facilities, books and records of each of it and its Subsidiaries, and all other financial, operating and other data and information as shall be reasonably requested; provided, however, that in each case, the Company and its Subsidiaries shall not be required to disclose any document or information, or permit any inspection, that would, in the reasonable judgment of the Company, (a) result in the disclosure of any trade secrets or violate the terms of any confidentiality provisions in any agreement with a third party, (b) result in a violation of applicable Law, including any fiduciary duty, (c) waive the protection of any attorney-client work product or other applicable privilege or (d) result in the disclosure of any sensitive or personal information that would expose the Company to the risk of Liabilities. All information and materials provided pursuant to this Agreement will be subject to the provisions of the NDA.

Section 6.3.          Acquisition Proposals and Alternative Transactions. During the Interim Period, the Company shall not, and it shall cause its Controlled Affiliates and its and their respective Representatives not to, directly or indirectly: (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with any third-party (including any Competing SPAC) with respect to a Company Acquisition Proposal; (b) furnish or disclose any non-public information to any third-party (including to any Competing SPAC) in connection with or that would reasonably be expected to lead to a Company Acquisition Proposal; (c) enter into any agreement, arrangement or understanding with any third party (including a Competing SPAC) regarding a Company Acquisition Proposal; (d) prepare or take any steps in connection with a public offering of any Equity Securities of the Company, any of its Subsidiaries, or a newly-formed holding company of the Company or such Subsidiaries or (e) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

Section 6.4.          D&O Indemnification and Insurance.

(a)               From and after the Acquisition Closing, the Surviving Corporation, the Surviving Company and PubCo shall jointly and severally indemnify and hold harmless each present and former director and officer of the Company, any of its Subsidiaries, SPAC and any Acquisition Entity (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively) (the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Acquisition Closing, whether asserted or claimed prior to, at or after the Acquisition Closing, to the fullest extent that the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, memorandum and articles of association, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement or other Organizational Documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Corporation, the Surviving Company and PubCo shall, and shall cause their Subsidiaries to, (i) maintain for a period of not less than six years from the Acquisition Closing provisions in its certificate of incorporation, certificate of formation, bylaws, memorandum and articles of association, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Surviving Corporation and its Subsidiaries’ or SPAC’s and each Acquisition Entity’s, respectively, former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the certificate of incorporation, certificate of formation, bylaws, memorandum and articles of association, limited liability company agreement, operating agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Organizational Documents of the Surviving Corporation and its Subsidiaries, SPAC or such Acquisition Entity, respectively, in each case, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b)               For a period of six years from the Acquisition Closing, each of PubCo, the Surviving Corporation and the Surviving Company shall (and the Surviving Corporation shall cause its Subsidiaries to) maintain in effect directors’ and officers’ liability insurance (each a “D&O Insurance”) covering those Persons who are currently covered by the Company’s, any of its Subsidiaries’, SPAC’s or any Acquisition Entity’s, respectively, directors’ and officers’ liability insurance policies (including, in any event, the D&O Indemnified Parties) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall PubCo, the Surviving Corporation, its Subsidiaries or the Surviving Company be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively, for such insurance policy for the year ended December 31, 2020 (in the case of the Company and its Subsidiaries) or December 31, 2021 (in the case of SPAC), as the case may be; provided, however, that (i) each of PubCo, the Surviving Corporation and the Surviving Company may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy (each a “D&O Tail”) with respect to claims existing or occurring at or prior to the Acquisition Closing and if and to the extent such policies have been obtained prior to the Acquisition Closing with respect to any such Persons, the Surviving Corporation, the Surviving Company and PubCo, respectively, shall maintain such policies in effect and continue to honor the obligations thereunder, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 6.4 shall be continued in respect of such claim until the final disposition thereof. The costs of any D&O Insurance for the period after the Acquisition Closing Date, and the cost of any D&O Tail to the extent in effect following the Acquisition Closing Date, shall be borne by PubCo and shall not be a SPAC Transaction Expense.

(c)               Notwithstanding anything contained in this Agreement to the contrary, this Section 6.4 shall survive the Acquisition Closing indefinitely and shall be binding, jointly and severally, on the Surviving Corporation, the Surviving Company and PubCo and all of their respective successors and assigns. In the event that the Surviving Corporation, the Surviving Company, PubCo or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation, the Surviving Company or PubCo, respectively, shall ensure (and each of PubCo, the Surviving Company and the Surviving Corporation shall cause its Subsidiaries to ensure) that proper provision shall be made so that the successors and assigns of the Surviving Corporation, the Surviving Company or PubCo as the case may be, shall succeed to the obligations set forth in this Section 6.4.

(d)               The provisions of Section 6.4(a) through (c): (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Acquisition Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on the Surviving Corporation, the Surviving Company and PubCo and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Organizational Documents, or otherwise and (iv) shall survive the consummation of the Acquisition Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party.

Section 6.5.          Notice of Developments. From and after the date of this Agreement until the earlier of the Acquisition Closing or the termination of this Agreement in accordance with its terms, the Company shall promptly (and in any event prior to the Acquisition Closing) notify SPAC in writing, and SPAC shall promptly (and in any event prior to the Acquisition Closing) notify the Company in writing, upon any of the Group Companies or SPAC, as applicable, becoming aware (awareness being determined with reference to the Knowledge of the Company or the Knowledge of SPAC, as the case may be): (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied or (ii) of any notice or other communication from any Governmental Authority which is reasonably likely to have a material adverse effect on the ability of the parties hereto to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 6.5 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, SPAC or the Company, as applicable. Notwithstanding anything to the contrary contained herein, any failure to give such notice pursuant to this Section 6.5 shall not give rise to any liability of the Company or SPAC or be taken into account in determining whether the conditions in Article IX have been satisfied or give rise to any right of termination set forth in Article X.

Section 6.6.          Financials.

(a)               If the Acquisition Effective Time has not occurred prior to September 30, 2021, as soon as reasonably practicable following September 30, 2021, the Company shall deliver to SPAC and PubCo, the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2021, and the related unaudited consolidated statements of income and profit and loss, and cash flows for the six-month period then ended, which comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof (the “Company H1 Financial Statements”). Upon delivery of the Company H1 Financial Statements, the representations and warranties set forth in Section 3.9 shall be deemed to apply to the Company H1 Financial Statements in the same manner as the Interim Financial Statements, mutatis mutandis, with the same force and effect as if included in Section 3.9 as of the date of this Agreement.

(b)               The Company, SPAC and PubCo shall each use its reasonable efforts (a) to assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, any of its Subsidiaries, SPAC or PubCo, in preparing in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by SPAC or PubCo with the SEC in connection with the Transactions and (b) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

Section 6.7.          No Trading. The Company acknowledges and agrees that it is aware, and that its Controlled Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any securities of SPAC in violation of such Laws, or cause or encourage any Person to do the foregoing.

Section 6.8.          Requisite Shareholder Consent and Shareholders’ Agreement.

(a)      The Company shall use its reasonable efforts to cause one or more Company Shareholders to, as soon as reasonably practicable after the date hereof, enter into such Contracts substantially in the form of the Shareholder Support Agreement for the purpose of obtaining the Requisite Shareholder Consent.

(b)     As of or prior to the Acquisition Effective Time, the Company shall use its commercially reasonable efforts to cause the Shareholders’ Agreement to be validly terminated effective as of the Acquisition Effective Time without any further Liabilities to the Company or any of the Company’s Subsidiaries thereunder.

Article VII

COVENANTS OF PUBCO, SPAC AND CERTAIN OTHER PARTIES

Section 7.1.          PubCo Incentive Plan. Prior to the Acquisition Closing Date, PubCo shall approve and adopt (a) an incentive equity plan in substantially the form attached hereto as Exhibit J-1 (the “PubCo Incentive Equity Plan”) and (b) an employee share purchase program in a form reasonably satisfactory to SPAC and containing such material terms and conditions set forth on Exhibit J-2 (the “PubCo Employee Share Purchase Program,” and together with the PubCo Incentive Equity Plan, collectively, the “PubCo Incentive Plan”). As promptly as reasonably practicable following the expiration of the sixty (60) day period following the date PubCo has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, PubCo shall file a registration statement on Form S-8 (or other applicable form) with respect to the PubCo Ordinary Shares issuable under the PubCo Incentive Plan, and PubCo shall use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the PubCo Incentive Plan remain outstanding.

Section 7.2.          Nasdaq Listing. From the date of this Agreement through the closing of the Initial Merger, (a) SPAC shall use reasonable best efforts to ensure SPAC remains listed as a public company on Nasdaq and (b) PubCo shall promptly apply for, and shall use reasonable best efforts to cause, the PubCo Class A Ordinary Shares and PubCo Warrants to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by DTC, subject to official notice of issuance, prior to the Initial Closing Date.

Section 7.3.          Conduct of Business. Except (i) as contemplated or permitted by the Transaction Documents, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), or (iii) as consented to by the Company in writing (which consent with respect to the matters set forth in sub-clauses (f) and (h) below shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, SPAC and each Acquisition Entity (1) shall operate its business in the Ordinary Course and (2) shall not:

(a)               (i) with respect to SPAC only, seek any approval from SPAC Shareholders to change, modify or amend the Trust Agreement or the SPAC Charter, except as contemplated by the Transaction Proposals or (ii) change, modify or amend the Trust Agreement or their respective Organizational Documents, except as expressly contemplated by the Transaction Proposals;

(b)               (i) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, (ii) split, combine, subdivide, reclassify or amend any terms of its Equity Securities or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities, other than a redemption of SPAC Class A Ordinary Shares in connection with the exercise of any SPAC Shareholder Redemption Right by any SPAC Shareholder or upon conversion of SPAC Class B Ordinary Shares in accordance with the SPAC Charter;

(c)               merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or any equity in, or by any other manner) or make any advance or loan to or investment in any other Person or be acquired by any other Person;

(d)               except in the Ordinary Course, (i) make, change or revoke any election in respect of Taxes, (ii) adopt or change any material tax accounting method, (iii) file any material amended Tax Return, (iv) enter into any material Tax closing agreement with any Governmental Authority, (v) settle any material Tax claim or assessment, (vi) knowingly surrender any right to claim a refund of material Taxes, (vii) consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, or (viii) knowingly fail to pay any material Tax that becomes due and payable (including estimated Tax payments) (other than Taxes being contested in good faith and for which adequate reserves have been established in the SPAC Financial Statements in accordance with GAAP);

(e)               knowingly take any action could reasonably be expected prevent, impair or impede the Intended Tax Treatment;

(f)                (i) enter into, renew or amend in any material respect, any transaction or material Contract, except for material Contracts entered into in the Ordinary Course, (ii) extend, transfer, terminate or waive any right or entitlement of material value under any material Contract, in a manner that is materially adverse to the SPAC; provided, however, that notwithstanding anything to the contrary contained in this Agreement, even if done in the Ordinary Course, SPAC shall not enter into, renew or amend in any respect, any transaction or Contract involving an Affiliate or Related Party of SPAC, Sponsor or any Affiliate of Sponsor, except as expressly provided in the Transaction Documents;

(g)               incur, assume, guarantee or repurchase or otherwise become liable for any Indebtedness, or issue or sell any debt securities or options, warrants, rights or conversion or other rights to acquire debt securities, or other material Liability, in any case in a principal amount or amount, as applicable, exceeding $500,000 in the aggregate, other than (i) Indebtedness or other Liabilities expressly set out in the SPAC Disclosure Letter or (ii) Liabilities that qualify as SPAC Transaction Expenses;

(h)               make any change in its accounting principles or methods unless required by GAAP or applicable Laws;

(i)                 (i) issue any Equity Securities, other than the issuance of Equity Securities of PubCo pursuant to the Subscription Agreements, the Permitted Equity Subscription Agreements, this Agreement or in connection with any Working Capital Loan in an amount not exceeding $1,500,000, or the issuance of SPAC Class A Ordinary Shares upon conversion of SPAC Class B Ordinary Shares in accordance with the SPAC Charter or (ii) grant any options, warrants, rights of conversion or other equity-based awards;

(j)                settle or agree to settle any Action before any Governmental Authority or any other third party or that imposes injunctive or other non-monetary relief on SPAC or an Acquisition Entity;

(k)               form any Subsidiary;

(l)                 liquidate, dissolve, reorganize or otherwise wind-up the business and operations of SPAC or propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization of SPAC; or

(m)             enter into any agreement or otherwise make any commitment to do any action prohibited under this Section 7.3;

provided, however, that during the period from the Initial Closing through the Acquisition Closing, neither the Surviving Company nor PubCo shall take any action except as required or contemplated by this Agreement or the other Transaction Documents.

Section 7.4.          Post-Closing Directors and Officers of PubCo. Subject to the terms of the PubCo Charter, PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Acquisition Closing:

(a)            the board of directors of PubCo (i) shall have been reconstituted to consist of six (6) directors, which shall be (A) the SPAC Director and (B) such other Persons as the Company may designate pursuant to a written notice to be delivered to PubCo sufficiently in advance to allow for inclusion of such Persons in the Proxy/Registration Statement and (ii) shall have reconstituted its applicable committees to consist of the directors designated by the Company prior to the Acquisition Closing Date; provided, however, that any such directors designated by the Company in accordance with clause (ii) of this sentence as members of the audit committee shall qualify as “independent” under the Nasdaq listing rules;

(b)               the Chairperson of the board of directors of PubCo shall initially be the Key Executive; and

(c)               the officers of the Company holding such positions as set forth on Schedule 7.4(c) shall be the officers of PubCo, each such officer to hold office in accordance with the PubCo Charter until they are removed or resign in accordance with the PubCo Charter or until their respective successors are duly elected or appointed and qualified.

Section 7.5.          Acquisition Proposals and Alternative Transactions. During the Interim Period, SPAC will not, and it will cause its Affiliates and its and their respective Representatives not to, directly or indirectly: (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (b) furnish or disclose any non-public information to any person or entity in connection with or that could reasonably be expected to lead to a SPAC Acquisition Proposal; (c) enter into any agreement, arrangement or understanding regarding a SPAC Acquisition Proposal; or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

Section 7.6.          SPAC Public Filings. From the date of this Agreement through the Acquisition Closing, each of SPAC and PubCo will use reasonable best efforts to accurately and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 7.7.          Section 16 Matters. Prior to the Acquisition Closing Date, SPAC shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of PubCo Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions (including the Private Placement) by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to PubCo, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Article VIII

JOINT COVENANTS

Section 8.1.          Regulatory Approvals; Other Filings.

(a)         Each of the Company, SPAC and the Acquisition Entities shall use their commercially reasonable efforts to cooperate in good faith with any Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, nonactions or waivers in connection with the Transactions (the “Regulatory Approvals”) as soon as practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, SPAC and the Acquisition Entities shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as possible after the execution of this Agreement.

(b)               With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, SPAC and the Acquisition Entities shall (i) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or Regulatory Approval under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company shall promptly furnish to SPAC, and SPAC and the Acquisition Entities shall promptly furnish to the Company, copies of any material, substantive notices or written communications received by such party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such party shall permit counsel to the other parties an opportunity to review in advance, and each such party shall consider in good faith the views of such counsel in connection with, any proposed material, substantive written communications by such party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of SPAC or any of the Acquisition Entities shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the prior written consent of the Company; provided, further, that neither the Company nor any Acquisition Entity shall enter into any agreement with any Governmental Authority with respect to the Transactions which (i) as a result of its terms materially delays the consummation of, or prohibits, the Transactions or (ii) adds any condition to the consummation of the Transactions, in any such case, without the prior written consent of SPAC. To the extent not prohibited by Law, the Company agrees to provide SPAC and its counsel, and SPAC and the Acquisition Entities agree to provide to the Company and its counsel, the opportunity, to the extent practical, on reasonable advance notice, to participate in any material substantive meetings or discussions, either in person or by telephone, between such party or any of its Affiliates or Representatives, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Each of the Company, SPAC and the Acquisition Entities agrees to make all filings, to provide all information required of such party and to reasonably cooperate with each other, in each case, in connection with the Regulatory Approvals; provided, further, that such party shall not be required to provide information to the extent that (w) any applicable Law requires it or its Affiliates to restrict or prohibit access to such information, (x) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party, (y) in the reasonable judgment of such party, the information is commercially sensitive and disclosure of such information would have a material impact on the business, results of operations or financial condition of such party, or (z) disclosure of any such information would reasonably be likely to result in the loss or waiver of the attorney-client, work product or other applicable privilege.

(c)               Subject to Section 11.6, the Company, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half of the filing fees payable to the Governmental Authorities and the Exchange Agent in connection with the Transactions, including such filing fees payable by an Acquisition Entity.

Section 8.2.         Preparation of Proxy/Registration Statement; SPAC Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals.

(a)           Proxy/Registration Statement.

(i)                 As promptly as reasonably practicable after the execution of this Agreement, SPAC, the Acquisition Entities and the Company shall prepare, and PubCo shall file with the SEC, a Registration Statement (as amended or supplemented from time to time, and including the Proxy Statement, the “Proxy/Registration Statement”) relating to (x) the SPAC Shareholders’ Meeting to approve and adopt the Transaction Proposals and (y) the registration under the Securities Act of the Registrable Securities. SPAC, the Acquisition Entities and the Company each shall use their commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company, SPAC and PubCo shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Ordinary Shares and PubCo Warrants pursuant to this Agreement. Each of the Company, SPAC and PubCo also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company and SPAC shall furnish all information respectively, concerning SPAC and the Company, its Subsidiaries and any of their respective members or shareholders as may be reasonably requested in connection with any such action. As promptly as practicable after finalization and effectiveness of the Proxy/Registration Statement, SPAC shall, and shall use commercially reasonable efforts to, within ten (10) Business Days of such finalization and effectiveness, mail the Proxy/Registration Statement to the SPAC Shareholders. Each of SPAC, PubCo and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested by any of them or any Governmental Authority in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of SPAC, PubCo, the Company or their respective Affiliates to any Governmental Authority (including Nasdaq) in connection with the Transactions. Subject to Section 11.6, the Company, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees.

(ii)              Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by SPAC, PubCo and the Company. PubCo will advise the Company and SPAC, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of PubCo Ordinary Shares and PubCo Warrants to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company and SPAC a reasonable opportunity to provide comments and amendments to any such filing. SPAC, PubCo and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(iii)            If, at any time prior to the Initial Merger Effective Time, any event or circumstance relating to SPAC, an Acquisition Entity or their respective officers or directors, should be discovered by SPAC or an Acquisition Entity which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, SPAC or PubCo, as the case may be, shall promptly inform the Company. If, at any time prior to the Initial Merger Effective Time, any event or circumstance relating to the Company, any of its Subsidiaries or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, the Company shall promptly inform SPAC and PubCo. Thereafter, SPAC, PubCo and the Company shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Proxy/Registration Statement describing or correcting such information and SPAC and PubCo shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the SPAC Shareholders.

(b)          SPAC Shareholders’ Approval.

(i)                 Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, SPAC shall establish a record date for, duly call, give notice of, convene and hold a meeting of the SPAC Shareholders (including any adjournment or postponement thereof, the “SPAC Shareholders’ Meeting”) in accordance with the SPAC Charter to be held as promptly as reasonably practicable and, unless otherwise agreed by SPAC and the Company in writing, in any event not more than thirty (30) days following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the SPAC Shareholders’ Approval (including the approval of any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of the Transaction Proposals), providing SPAC Shareholders with the opportunity to elect to exercise their SPAC Shareholder Redemption Right and such other matters as may be mutually agreed by SPAC and the Company. SPAC will use its reasonable best efforts (A) to solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the SPAC Shareholders’ Approval, and will take all other action necessary or advisable to obtain such proxies and SPAC Shareholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the SPAC Charter. SPAC (x) shall consult with the Company regarding the record date and the date of the SPAC Shareholders’ Meeting prior to determining such dates and (y) shall not adjourn or postpone the SPAC Shareholders’ Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that SPAC shall adjourn or postpone the SPAC Shareholders’ Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Proxy/Registration Statement that SPAC or PubCo reasonably determines (following consultation with the Company, except with respect to any Company Acquisition Proposal) is necessary to comply with applicable Laws, is provided to the SPAC Shareholders in advance of a vote on the adoption of the Transaction Proposals, (2) if, as of the time that the SPAC Shareholders’ Meeting is originally scheduled, there are insufficient SPAC Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Shareholders’ Meeting, (3) if, as of the time that the SPAC Shareholders’ Meeting is originally scheduled, adjournment or postponement of the SPAC Shareholders’ Meeting is necessary to enable SPAC to solicit additional proxies required to obtain SPAC Shareholders’ Approval, (4) in order to seek withdrawals from SPAC Shareholders who have exercised their SPAC Shareholder Redemption Right if a number of SPAC Shares have been elected to be redeemed such that SPAC reasonably expects that the condition set forth in Section 9.3(c) will not be satisfied at the Initial Closing; or (5) to comply with applicable Law; provided further, however, that without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), SPAC shall not adjourn or postpone on more than two (2) occasions and so long as the date of the SPAC Shareholders’ Meeting is not adjourned or postponed more than an aggregate of thirty (30) consecutive days.

(ii)              The Proxy/Registration Statement shall include a statement to the effect that SPAC Board has unanimously recommended that the SPAC Shareholders vote in favor of the Transaction Proposals at the SPAC Shareholders’ Meeting (such statement, the “SPAC Board Recommendation”) and neither the SPAC Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation.

(c)           Required Shareholder Approval.

(i)                 Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Shareholders (including any adjournment or postponement thereof, the “Company Shareholders’ Meeting”) in accordance with the Company Charter to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of obtaining the Required Shareholder Approval (including the approval of any adjournment of such meeting for the purpose of soliciting additional proxies in favor of the Required Shareholder Approval) and such other matter as may be mutually agreed by SPAC and the Company. The Company will use its reasonable best efforts (A) to solicit from its shareholders proxies in favor of the Required Shareholder Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, the Company Charter and the Shareholders’ Agreement. The Company (y) shall set the date of the Company Shareholders’ Meeting not more than thirty (30) days after the Proxy/Registration Statement is declared effective under the Securities Act, unless otherwise agreed by SPAC and the Company in writing, and (z) shall not adjourn the Company Shareholders’ Meeting without the prior written consent of SPAC (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that the Company shall adjourn the Company Shareholders’ Meeting (1) if, as of the time that the Company Shareholders’ Meeting is originally scheduled, there are insufficient Company Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting, (2) if, as of the time that the Company Shareholders’ Meeting is originally scheduled, adjournment of the Company Shareholders’ Meeting is necessary to enable the Company to solicit additional proxies required to obtain Company Shareholder Approval, or (3) to comply with applicable Law; provided, however, that for both prior clauses (1) and (2) in the aggregate the Company may adjourn on only one occasion and so long as the date of the Company Shareholders’ Meeting is not adjourned or postponed more than fifteen (15) consecutive days.

(ii)              The Company shall send meeting materials to the Company Shareholders which shall seek the Required Shareholder Approval and shall include in all such meeting materials it sends to the Company Shareholders in connection with the Company Shareholders’ Meeting a statement to the effect that the Company Board has unanimously recommended that the Company Shareholders vote in favor of the Required Shareholder Approval (such statement, the “Company Board Recommendation”) and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation.

Section 8.3.          Support of Transaction. Without limiting any covenant contained in Article VI, or Article VII (a) the Company shall, and shall cause its Subsidiaries to, and (b) each of SPAC and the Acquisition Entities shall, (i) use commercially reasonable efforts to obtain all material consents and approvals of third parties that the Company and any of its Subsidiaries or any of SPAC or any of the Acquisition Entities, as applicable, are required to obtain in order to consummate the Transactions (including the consents and approvals set forth in Section 8.3 of the Company Disclosure Letter), (ii) cooperate to cause the name of the Surviving Corporation to be changed effective as of the Acquisition Closing Date to Prenetics Holding Company, including through the adoption of the appropriate corporate resolutions, and (iii) use commercially reasonable efforts to take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX (including, in the case of the Company, SPAC and PubCo, the use of commercially reasonable efforts to enforce their respective rights under the Subscription Agreements) or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, including this Article VIII, shall require the Company, any of its Subsidiaries, SPAC or any Acquisition Entity or any of their respective Affiliates to (A) commence or threaten to commence, pursue or defend against any Action, whether judicial or administrative, (B) seek to have any stay or Governmental Order vacated or reversed, (C) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of PubCo, the Company or any of its Subsidiaries or SPAC, (D) take or commit to take actions that limit the freedom of action of any of PubCo, the Company, any of its Subsidiaries or SPAC with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of PubCo, the Company, any of its Subsidiaries or SPAC or (E) grant any financial, legal or other accommodation to any other Person, including agreeing to change any of the terms of the Transactions.

Section 8.4.          Tax Matters. Each of SPAC, the Acquisition Entities and the Company shall (i) use its respective commercially reasonable efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge would reasonably be expected to prevent, impair or impede the Transactions from qualifying, for the Intended Tax Treatment. Each of SPAC, the Acquisition Entities and the Company shall report the Mergers consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or a change in applicable Law. The parties shall cooperate with each other and their respective tax counsel to document and support the Tax treatment of the Mergers as a “reorganization” within the meaning of Section 368(a) of the Code, including taking the actions described on Section 8.4 of the SPAC Disclosure Letter.

Section 8.5.         Shareholder Litigation. The Company and, prior to the Initial Closing, PubCo shall promptly advise SPAC, and SPAC, shall promptly advise the Company and PubCo, as the case may be, of any Action commenced (or to the Knowledge of the Company or PubCo or the Knowledge of SPAC, as applicable, threatened) on or after the date of this Agreement against such party, any of its Subsidiaries or any of its directors or officers by any Company Shareholder or SPAC Shareholder relating to this Agreement, the Mergers or any of the other Transactions (any such Action, “Stockholder Litigation”), and such party shall keep the other party reasonably informed regarding any such Stockholder Litigation. Other than with respect to any Stockholder Litigation where the parties identified in this sentence are adverse to each other or in the context of any Stockholder Litigation related to or arising out of a Company Acquisition Proposal or a SPAC Acquisition Proposal, (a) the Company and, prior to the Initial Closing, PubCo shall give SPAC a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation (and consider in good faith the suggestions of SPAC in connection therewith) brought against the Company or PubCo, any of their respective Subsidiaries or any of their respective directors or officers and no such settlement shall be agreed to without the SPAC’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) SPAC shall give the Company a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation (and consider in good faith the suggestions of the Company in connection therewith) brought against SPAC, any of its Subsidiaries or any of its directors or officers, and no such settlement shall be agreed to without the Company’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 8.6.          Permitted Equity Financing. During the Interim Period, SPAC and PubCo may execute Permitted Equity Subscription Agreements that would constitute a Permitted Equity Financing; provided that unless otherwise agreed by SPAC and the Company in writing, (i) each Permitted Equity Subscription Agreement shall be in substantially the same form as the PIPE Subscription Agreements, (ii) no such Permitted Equity Subscription Agreement shall provide for a purchase price of PubCo Class A Ordinary Shares at a price per share of less than $10.00 (including any discounts, rebates, equity kickers or promote), and (iii) no such Permitted Equity Subscription Agreement shall provide for the issuance of any Equity Securities of PubCo other than PubCo Class A Ordinary Shares, including PubCo Warrants. Each of SPAC and PubCo shall use its commercially reasonable efforts to cooperate with each other in connection with the arrangement of any Permitted Equity Financing as may be reasonably requested by each other.

Section 8.7.          Private Placement. Unless otherwise consented in writing by each of the Company and SPAC (which consent shall not be unreasonably withheld, conditioned or delayed), PubCo and SPAC shall not permit any amendment or modification to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), any provision or remedy under, or any replacements of, any of the Subscription Agreements. Each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to: (a) satisfy on a timely basis all conditions and covenants applicable to it in the Subscription Agreements and otherwise comply with its obligations thereunder, (b) without limiting the rights of any party to enforce certain of such Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that the Company, SPAC, PubCo or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the closings under the Subscription Agreements) have been satisfied, consummate the transactions contemplated by the Subscription Agreements at or prior to the Acquisition Closing; (c) confer with each other regarding timing of the expected closings under the Subscription Agreements; and (d) deliver notices to the applicable counterparties to the Subscription Agreements sufficiently in advance of the Acquisition Closing to cause them to fund their obligations as far in advance of the Acquisition Closing as permitted by the Subscription Agreements. Without limiting the generality of the foregoing, the Company, SPAC or PubCo, as applicable, shall each give the other parties prompt written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to the Company, SPAC or PubCo, as applicable; (B) of the receipt of any notice or other communication from any party to any Subscription Agreement by the Company, SPAC or PubCo, as applicable, with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, material breach, material default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (C) if the Company, SPAC or PubCo, as applicable, do not expect PubCo to receive, all or any portion of the Investment Amount on the terms, in the manner or from the Investors as contemplated by the Subscription Agreements. The Company, SPAC and PubCo shall take all actions required under the Subscription Agreements with respect to the timely book-entry or issuance and delivery of any physical certificates evidencing the PubCo Ordinary Shares and (in the case of the Amended Forward Purchase Agreements) PubCo Warrants as and when required under any such Subscription Agreements. Each of the parties shall use its reasonable efforts to, and shall instruct its financial advisors to, keep the other parties and the other parties’ financial advisors reasonably informed with respect to the Private Placement during such period, including by (i) providing regular updates and (ii) consulting and cooperating with, and considering in good faith any feedback from, the other parties or the other parties’ financial advisors with respect to the Private Placement.

Article IX

CONDITIONS TO OBLIGATIONS

Section 9.1.          Conditions to Obligations of SPAC, the Acquisition Entities and the Company. The obligations of SPAC and the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing, and the obligations of the Company and the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Acquisition Closing, are each subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by the party or parties whose obligations are conditioned thereupon:

(a)           The SPAC Shareholders’ Approval and the Company Shareholders’ Approval shall have been obtained;

(b)          The Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(c)          (i) PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Acquisition Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any notice of non-compliance therewith, and (ii) the PubCo Class A Ordinary Shares and PubCo Warrants to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance;

(d)               After deducting the SPAC Shareholder Redemption Amount, SPAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act);

(e)               No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Initial Closing or the Acquisition Closing illegal or which otherwise prevents or prohibits consummation of the Initial Closing or the Acquisition Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial.

Section 9.2.          Conditions to Obligations of SPAC at Initial Closing. The obligations of SPAC to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing are subject to the satisfaction of the following additional conditions as of the Initial Closing Date, any one or more of which may be waived in writing by SPAC:

(a)               The representations and warranties contained in Section 3.5 (Authorization), Section 5.4 (Authorization) and Section 3.10(b) (Absence of Changes) shall be true and correct in all respects as of the Initial Closing Date as if made at the Initial Closing Date. The representations and warranties contained in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Subsidiaries), Section 3.4 (Capitalization of Subsidiaries), Section 3.17 (Brokers), Section 5.1 (Organization, Good Standing, Corporate Power and Qualification), Section 5.8 (Brokers) and Section 5.10 (Business Activities) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date). The representations and warranties contained in Section 3.3(a) (Capitalization and Voting Rights) and Section 5.2 (Capitalization and Voting Rights) (disregarding any qualifications and exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any such qualifications and exceptions) shall be true and correct in all material respects at and as of such date). Each of the other representations and warranties of the Company and the Acquisition Entities contained in this Agreement shall be true and correct as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies in or the failure of such representations and warranties to be true and correct that (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception, other than in Section 3.12(g) (Liabilities)) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect; and

(b)               Each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the Initial Closing Date shall have been performed in all material respects.

Section 9.3.          Conditions to Obligations of the Acquisition Entities at Initial Closing. The obligations of the Acquisition Entities and the Company to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing are subject to the satisfaction of the following additional conditions as of the Initial Closing Date, any one or more of which may be waived in writing by the Company:

(a)          The representations and warranties contained in Section 4.4 (Authorization) and Section 4.8(ii) (Absence of Changes) shall be true and correct in all respects as of the Initial Closing Date as if made at the Initial Closing Date. The representations and warranties contained in Section 4.1 (Organization, Good Standing, Corporate Power and Qualification), Section 4.3 (Corporate Structure; Subsidiaries), Section 4.10 (Brokers) and Section 4.15 (Business Activities) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date). The representations and warranties contained in Section 4.2 (Capitalization and Voting Rights) (disregarding any qualifications and exceptions contained therein relating to materiality, “material” or “SPAC Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any such qualifications or exceptions) shall be true and correct in all material respects at and as of such date). Each of the other representations and warranties of SPAC contained in this Agreement shall be true and correct as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies in or the failure of such representations and warranties to be true and correct that (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “SPAC Material Adverse Effect” or any similar qualification or exception, other than in Section 4.7(c) (Financial Statements)) individually or in the aggregate, has not had, and would not reasonably be expected to have a SPAC Material Adverse Effect;

(b)           Each of the covenants of SPAC to be performed as of or prior to the Initial Closing Date shall have been performed in all material respects; and

(c)          The Available Closing Cash Amount shall not be less than $200,000,000.

Section 9.4.          Conditions to Obligations of the Company at Acquisition Closing. The obligations of the Company to consummate, or cause to be consummated, the Transactions to occur at the Acquisition Closing shall be subject to the satisfaction of the additional condition that the Initial Merger Effective Time and the Initial Closing shall have occurred.

Section 9.5.          Frustration of Conditions. None of SPAC, the Acquisition Entities or the Company may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such party’s failure to comply in all material respects with its obligations under Section 8.3.

Article X

TERMINATION/EFFECTIVENESS

Section 10.1.      Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Initial Merger Effective Time:

(a)         by mutual written consent of the Company and SPAC;

(b)        by written notice from the Company or SPAC to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c)         by written notice from the Company to SPAC if the SPAC Board or any committee thereof has withheld, withdrawn, qualified, amended or modified, or publicly proposed or resolved to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation;

(d)        by written notice from the Company to SPAC if the SPAC Shareholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof taken in accordance with this Agreement;

(e)        by written notice from SPAC to the Company if the SPAC Shareholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof taken in accordance with this Agreement, which termination right shall not be exercisable by SPAC if SPAC has materially breached any of its obligations under Article VIII;

(f)         by written notice from SPAC to the Company if there is any breach of any representation, warranty, covenant or agreement on the part of the Company or any Acquisition Entity set forth in this Agreement, such that the conditions specified in Section 9.2 would not be satisfied at the relevant Closing Date (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company or such Acquisition Entity then, for a period of up to 30 days after receipt by the Company of written notice from SPAC of such breach, such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within such 30-day period, provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 10.1(f) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(g)        by written notice from the Company to SPAC if there is any breach of any representation, warranty, covenant or agreement on the part of SPAC set forth in this Agreement, such that the conditions specified in Section 9.3 or Section 9.4 would not be satisfied at the relevant Closing Date (a “Terminating SPAC Breach”), except that if any such Terminating SPAC Breach is curable by SPAC then, for a period of up to 30 days after receipt by SPAC of written notice from the Company of such breach, such termination shall not be effective, and such termination shall become effective only if the Terminating SPAC Breach is not cured within such 30-day period, provided that Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(g) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(h)        by written notice from SPAC to the Company if the Required Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof taken in accordance with this Agreement;

(i)          by written notice from SPAC to the Company if any shareholder of Merger Sub 1 or Merger Sub 2 revokes the Merger Sub 1 Written Resolution or the Merger Sub 2 Written Resolution; or

(j)         by written notice from SPAC or the Company to the other, if the transactions contemplated by this Agreement shall not have been consummated on or prior to the 270th day after the date hereof (and if such 270th day shall not be a Business Day, then the next following Business Day); provided that the right to terminate this Agreement pursuant to this Section 10.1(j) will not be available to any party whose breach of any provision of this Agreement primarily caused or resulted in the failure of the transactions to be consummated by such time.

Section 10.2.      Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, SPAC or any Acquisition Entity, as the case may be, for actual fraud or for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2, Section 8.1(c), the last sentence of Section 8.2(a)(i), Article XI and the NDA shall survive any termination of this Agreement.

Article XI

MISCELLANEOUS

Section 11.1.      Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, the Company and each Acquisition Entity acknowledges that it has read the publicly filed final prospectus of SPAC, filed with the SEC on May 17, 2021 (File No. 333-254660), including the Trust Agreement, and understands that SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company and each Acquisition Entity further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of SPAC’s initial public offering (the “IPO”) and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, the Company (on behalf of itself and its Affiliates) and each Acquisition Entity hereby waives any past, present or future claim of any kind arising out of this Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account or SPAC, to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any knowing and intentional breach by any of the parties to this Agreement of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. This Section 11.1 shall survive the termination of this Agreement for any reason.

Section 11.2.      Waiver. Any party to this Agreement may, at any time prior to the Acquisition Closing, by action taken by its board of directors or officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 11.3.      Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)           If to SPAC, to:

Artisan Acquisition Corp.

Room 1111, New World Tower 1

18 Queen’s Road, Central, Hong Kong

Attention: Ben Cheng

Email: Redact

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Jesse Sheley; Joseph Raymond Casey; Ram Narayan

E-mail: jesse.sheley@kirkland.com; joseph.casey@kirkland.com; ram.narayan@kirkland.com

(b)          If to any Acquisition Entity, to:

c/o Prenetics Group Limited
Address: c/o Prenetics Limited, 7th Floor, Prosperity Millennia Plaza, 663 King’s Road, North Point, Hong Kong
Attention: Danny Yeung, Chief Executive Officer; Stephen Lo, Chief Financial Officer

E-mail: Redact

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong
Email: jonathan.stone@skadden.com
Attention: Jonathan B. Stone

and

Skadden, Arps, Slate, Meagher & Flom LLP
30/F, China World Office 2

No. 1, Jian Guo Men Wai Avenue

Beijing 100004, China

Email: peter.huang@skadden.com
Attention: Peter X. Huang

(c)          If to the Company, to:

Prenetics Group Limited
Address: c/o Prenetics Limited, 7th Floor, Prosperity Millennia Plaza, 663 King’s Road, North Point, Hong Kong
Attention: Danny Yeung, Chief Executive Officer; Stephen Lo, Chief Financial Officer

E-mail: Redact

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong
Email: jonathan.stone@skadden.com
Attention: Jonathan B. Stone

and

Skadden, Arps, Slate, Meagher & Flom LLP
30/F, China World Office 2

No. 1, Jian Guo Men Wai Avenue

Beijing 100004, China

Email: peter.huang@skadden.com
Attention: Peter X. Huang

Section 11.4.      Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 11.5.      Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to (a) confer upon or give any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company or any of its Subsidiaries, or any participant in any Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), other than the parties hereto, any right or remedies under or by reason of this Agreement, (b) establish, amend or modify any employee benefit plan, program, policy, agreement or arrangement or (c) limit the right of SPAC, the Company, any Acquisition Entity or their respective Affiliates to amend, terminate or otherwise modify any Benefit Plan or other employee benefit plan, policy, agreement or other arrangement following the Acquisition Closing; provided, however, that (i) the D&O Indemnified Parties (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.4, (ii) the Non-Recourse Parties (and their respective successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.17, and (iii) the SPAC Director is an intended third party beneficiary of, and may enforce after the Initial Closing and prior to the Acquisition Closing, the rights of SPAC under Section 2.3 and this Section 11.5(iii) and all other rights expressly described in this Agreement as being rights of SPAC.

Section 11.6.      Expenses. Except as set forth in Sections 8.1(c) and Section 8.2(a)(i), each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided, however, that if the Acquisition Closing shall occur, the Surviving Company shall pay or cause to be paid (i) Transfer Taxes and (ii) in accordance with Section 2.4(b), the SPAC Transaction Expenses and the Company Transaction Expenses.

Section 11.7.      Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state (provided that the fiduciary duties of the Company Board and the SPAC Board, the Initial Merger and the Acquisition Merger and any exercise of appraisal and dissenters’ rights under the laws of the Cayman Islands with respect to the Initial Merger or Acquisition Merger, shall in each case be governed by the laws of the Cayman Islands).

Section 11.8.      Consent to Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.8.

Section 11.9.      Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

Section 11.10.  Disclosure Letters. The Disclosure Letters (including, in each case, any section thereof) referenced in this Agreement are a part of this Agreement as if fully set forth herein. All references in this Agreement to the Disclosure Letters (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter to which it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality or that the facts underlying such information constitute a Company Material Adverse Effect or a SPAC Material Adverse Effect, as applicable.

Section 11.11.  Entire Agreement. This Agreement (together with the Disclosure Letters), the NDA and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions (including the Summary of Certain Proposed Terms and Conditions between SPAC and the Company, dated as of June 21, 2021). No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in the Transaction Documents.

Section 11.12.  Amendments. This Agreement may be amended or modified in whole or in part prior to the Initial Merger Effective Time, only by a duly authorized agreement in writing in the same manner as this Agreement, which makes reference to this Agreement and which shall be executed by the Company, SPAC and the Acquisition Entities; provided, however, that after the Company Shareholder Approval or the SPAC Shareholders’ Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the shareholders of the Company or the shareholders of SPAC, respectively, without such approval having been obtained.

Section 11.13.  Publicity.

(a)               All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Acquisition Closing, be subject to the prior mutual approval of SPAC and the Company; provided, that no such party shall be required to obtain consent pursuant to this Section 11.13(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.13(a).

(b)               The restriction in Section 11.13(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall, to the extent practicable, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

Section 11.14.  Confidentiality. The existence and terms of this Agreement are confidential and may not be disclosed by either party hereto, their respective Affiliates or any Representatives of any of the foregoing, and shall at all times be considered and treated as “Confidential Information” as such term is defined in the NDA. Notwithstanding anything to the contrary contained in the preceding sentence or in the NDA, each party shall be permitted to disclose Confidential Information, including the Transaction Documents, the fact that the Transaction Documents have been signed and the status and terms of the Transactions to its existing or potential Affiliates, joint ventures, joint venture partners, shareholders, lenders, underwriters, financing sources and any Governmental Authority (including Nasdaq), and to the extent required, in regulatory filings, and their respective Representatives; provided that such parties entered into customary confidentiality agreements or are otherwise bound by fiduciary or other duties to keep such information confidential.

Section 11.15.  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

Section 11.16.  Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

Section 11.17.  Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party to this Agreement or any other Transaction Document), (i) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney, advisor or other Representative of any party hereto and (ii) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney, advisor or other Representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, any Acquisition Entity or SPAC under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions (each of the Persons identified in the foregoing sub-clauses (a) or (b), a “Non-Recourse Party”, and collectively, the “Non-Recourse Parties”).

Section 11.18.  Non-Survival of Representations, Warranties and Covenants. Except as otherwise contemplated by Section 10.2, the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Acquisition Closing and shall terminate and expire upon the occurrence of the Acquisition Closing (and there shall be no liability after the Acquisition Closing in respect thereof), except for (a) those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Acquisition Closing, and then only with respect to any breaches occurring after the Acquisition Closing and (b) this Article XI.

Section 11.19.  Conflicts and Privilege.

(a)               The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of SPAC or the Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (other than PubCo or the Surviving Corporation) (collectively, the “ACE Group”), on the one hand, and (y) PubCo, the Surviving Corporation or any member of the 10P Group, on the other hand, any legal counsel, including Kirkland & Ellis LLP (“K&E”) and Appleby, that represented SPAC or the Sponsor prior to the Acquisition Closing may represent the Sponsor or any other member of the ACE Group, in such dispute even though the interests of such Persons may be directly adverse to PubCo, the Surviving Company or the Surviving Corporation, and even though such counsel may have represented SPAC in a matter substantially related to such dispute, or may be handling ongoing matters for PubCo, the Surviving Company, the Surviving Corporation or the Sponsor. The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Acquisition Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among SPAC, the Sponsor or any other member of the ACE Group, on the one hand, and K&E or Appleby, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the ACE Group after the Acquisition Closing, and shall not pass to or be claimed or controlled by PubCo or the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Acquisition Closing with SPAC or the Sponsor under a common interest agreement shall remain the privileged communications or information of PubCo and the Surviving Corporation.

(b)               The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Closing between or among (x) the shareholders or holders of other equity interests of the Company or any of their respective directors, members, partners, officers, employees or Affiliates (other than PubCo or the Surviving Corporation) (collectively, the “10P Group”), on the one hand, and (y) the Surviving Corporation or any member of the ACE Group, on the other hand, any legal counsel, including Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and Mourant that represented the Company prior to the Acquisition Closing may represent any member of the 10P Group in such dispute even though the interests of such Persons may be directly adverse to PubCo and the Surviving Corporation, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for PubCo and the Surviving Corporation. The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Acquisition Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among the Company or any member of the 10P Group, on the one hand, and Skadden or Mourant, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the 10P Group after the Acquisition Closing, and shall not pass to or be claimed or controlled by PubCo or the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by SPAC or Sponsor prior to the Acquisition Closing with the Company under a common interest agreement shall remain the privileged communications or information of PubCo or the Surviving Corporation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC:

Artisan Acquisition Corp.

By:	/s/ Cheng Yin Pan
Name: Cheng Yin Pan
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

MERGER SUB 1:

AAC Merger Limited

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: Director

MERGER SUB 2:

PGL Merger Limited

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: Director

PUBCO:

Prenetics Global Limited

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: Director

[Signature Page to Business Combination Agreement]

COMPANY:

Prenetics Group Limited

By:	/s/ Danny Yeung
Name: Danny Yeung
Title: Director

[Signature Page to Business Combination Agreement]

Exhibit E

Form of Plan of Acquisition Merger

PGL Merger Limited (as the Merging Company) Prenetics Group Limited (as the Surviving Company) and Prenetics Global Limited (as PubCo)

PLAN OF MERGER

Date:

1

THIS PLAN OF MERGER (this Plan of Merger) is dated                between:

(1)	Prenetics Group Limited, an exempted company incorporated under the laws of the Cayman Islands with registered number 332845 having its registered office at the offices of Tricor Services (Cayman Islands) Limited, of Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman KY1-1103, Cayman Islands (the Company or the Surviving Company);

(2)	PGL Merger Limited, an exempted company incorporated under the laws of the Cayman Islands with registered number 378680 having its registered office at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands (the Merging Company); and

(3)	Prenetics Global Limited, an exempted company incorporated under the laws of the Cayman Islands with registered number 378682 having its registered office at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands (PubCo).

RECITALS

(A)	The Company and the Merging Company have agreed to merge on the terms and conditions contained in a Business Combination Agreement (the Business Combination Agreement) dated [●] between, among others, the Company, the Merging Company and PubCo in the form annexed at Schedule 1 to this Plan of Merger.

(B)	The board of directors of the Company have and the sole director of the Merging Company has approved a merger pursuant to which the Merging Company will merge with and into the Company and cease to exist, with the Surviving Company continuing as the surviving company (the Merger).

(C)	The Merger shall be upon the terms and subject to the conditions of (i) the Business Combination Agreement, (ii) this Plan of Merger and (iii) the provisions of Part XVI of the Companies Act (defined below).

(D)	The shareholders of the Company have and the sole shareholder of the Merging Company has authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(E)	Each of the Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement.

In this Plan of Merger:

Companies Act	means the Companies Act (2021 Revision) of the Cayman Islands;
Constituent Company	means each of the Company and the Merging Company;
Effective Date	means the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Companies Act unless the Constituent Companies shall deliver a notice to the Registrar signed by the directors of the Constituent Companies specifying a later date in accordance with section 234 of the Companies Act, in which case the Effective Date shall be such later date specified in such notice to the Registrar signed by the directors of the Constituent Companies;

2

Effective Time	means the time at which this Plan of Merger takes effect on the Effective Date in accordance with the Business Combination Agreement;
Registrar	means the Registrar of Companies in the Cayman Islands; and
Restated M&A	means the second amended and restated memorandum and articles of association of the Surviving Company in the form annexed at Schedule 2 to this Plan of Merger.

1.2	Interpretation

The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)	A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

1.3	Schedules

The Schedules form part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes the Schedules.

2.	Plan of Merger

2.1	Company Details

(a)	The constituent companies (as defined in the Companies Act) to the Merger are the Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company, which shall be renamed Prenetics Holding Company Limited on the Effective Date.

(c)	The registered office of the Company is at the offices of Tricor Services (Cayman Islands) Limited, of Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman KY1-1103, Cayman Islands. The registered office of the Merging Company is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Following the Effective Time, the registered office of the Surviving Company will continue to be at the offices of Tricor Services (Cayman Islands) Limited, of Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman KY1-1103, Cayman Islands.

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(d)	Immediately prior to the Effective Time, the authorised share capital of the Company is US$50,000.00 divided into 500,000,000 shares with a par value of US$0.0001 each, comprised of 440,000,000 Ordinary Shares with a par value of US$0.0001 each, 10,000,000 Series A Preferred Shares with a par value of US$0.0001 each, 10,000,000 Series B Preferred Shares with a par value of US$0.0001 each, 20,000,000 Series C Preferred Shares with a par value of US$0.0001 each, 10,000,000 Series D Preferred Shares with a par value of US$0.0001 each and 10,000,000 Series E Preferred Shares with a par value of US$0.0001, of which 14,542,274 Ordinary Shares are issued, fully paid and outstanding, 4,154,726 Series A Preferred Shares are issued, fully paid and outstanding, 5,338,405 Series B Preferred Shares are issued, fully paid and outstanding, 10,532,116 Series C Preferred Shares are issued, fully paid and outstanding, 3,487,206 Series D Preferred Shares are issued, fully paid and outstanding and 1,650,913 Series E Preferred Shares are issued, fully paid and outstanding.

(e)	Immediately prior to the Effective Time, the authorised share capital of the Merging Company is US$50,000.00 divided into 50,000 shares of a par value of US$1.00 each, of which 1 share is issued, fully paid and outstanding.

(f)	At the Effective Time, the authorised share capital of the Surviving Company shall be US$50,000.00 divided into 50,000 ordinary shares of a par value of US$1.00 each, as set out in the Restated M&A.

2.2	Effective Date

It is intended that the Merger shall be effective at the Effective Time on the Effective Date.

2.3	Terms and Conditions of the Merger

(a)	The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company or other property as provided in section 233(5) of the Companies Act (including into PubCo Ordinary Shares), are set out in the Business Combination Agreement.

(b)	PubCo undertakes and agrees (it being acknowledged that PubCo will be the sole shareholder of the Surviving Company after the Merger) in consideration of the Merger to issue the Acquisition Merger Consideration (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement.

(c)	At the Effective Time, the rights and restrictions attaching to the shares in the Surviving Company are set out in the Restated M&A.

2.4	Change of Company Name

On the Effective Date, the name of the Company shall be changed from Prenetics Group Limited to Prenetics Holding Company Limited.

2.5	Memorandum of Association and Articles of Association

On the Effective Date, the memorandum and articles of association of the Company shall be amended and restated by the deletion of the current memorandum and articles of association of the Company in their entirety and the substitution in their place of the Restated M&A, and at such date the authorised share capital of the Surviving Company shall be as set out therein.

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2.6	Property

At the Effective Time, the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

2.7	Directors of the Surviving Company

At the Effective Time, the names and addresses of the directors of the Surviving Company shall be as follows:

Name	Address
Yeung, Danny Sheng Wu	Room 09, 8/F, Block C, Villa Lotto, 18 Broadwood Road, Happy Valley, Hong Kong
Cautherley George W.H.	Flat IB, Mountain Lodge, 44 Mount Kellett Road, The Peak, Hong Kong
Cui Zhanfeng	Ash Tree Farm, Faringdon Road, Cumnor, Oxford, 0X2 9QX, United Kingdom
Lee Chia-An	401, No. 5, Lane 308, Yushan Road, Pudong New Area, Shanghai, China
Lim Samuel Derk Shuen	5 Tai Hang Road, Apt G, Hong Kong
Tzang Chi Hung Lawrence	Flat G, 53/F, Tower 7, Sky Tower, 38 Sung Wong Toi Rd, ToKwaWan, Kowloon, Hong Kong

2.8	Directors' Benefits

No amounts or benefits will be paid or payable to any director of either of the Constituent Companies, in that capacity, consequent upon the Merger.

2.9	Secured Creditors

(a)	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

3.	Approval and Authorisation

3.1	This Plan of Merger has been approved by the board of directors of each of the Company and the Merging Company pursuant to section 233(3) of the Companies Act.

3.2	This Plan of Merger has been authorised by the shareholders of the Company pursuant to section 233(6) of the Companies Act.

3.3	This Plan of Merger has been authorised by special resolution of the sole shareholder of the Merging Company pursuant to section 233(6) of the Companies Act.

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4.	AMENDMENT and termination

4.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the directors of the Constituent Companies, to:

(a)	change the name of the Surviving Company;

(b)	change the Effective Date, provided that the new Effective Date shall not fall on a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger by the Registrar; or

(c)	to make any other change to the Plan of Merger required to give effect to any amendment to the Business Combination Agreement made in accordance with Section 11.12 of the Business Combination Agreement.

4.2	At any time prior to the Effective Date, this Plan of Merger may be terminated by the directors of the Constituent Companies, provided that such termination is in accordance with Article X of the Business Combination Agreement.

4.3	If this Plan of Merger is amended or terminated in accordance with this Clause after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file notice of the amendment or termination (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

5.	Counterparts

This Plan of Merger may be executed in any number of counterparts (but shall not be effective until each party has executed at least one counterpart). This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger. Delivery of an executed counterpart of this Plan of Merger by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Plan of Merger.

6.	Governing Law

The laws of the Cayman Islands govern this Plan of Merger and its interpretation.

[The signature page follows]

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IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of PGL Merger Limited acting by:	) ) ) ) ) )	Name: Danny Sheng Wu YEUNG Position: Director
SIGNED for and on behalf of Prenetics Group Limited acting by:	) ) ) ) ) )	Name: Danny Sheng Wu YEUNG Position: Director
SIGNED for and on behalf of Prenetics Global Limited acting by:	) ) ) ) ) )	Name: Danny Sheng Wu YEUNG Position: Director

7

Schedule 1

Business Combination Agreement

8

Schedule 2

Second Amended and Restated Memorandum and Articles of Association of the Surviving Company

9

Exhibit F

Form of Plan of Initial Merger

AAC Merger Limited (as the Surviving Company) Artisan Acquisition Corp. (as the Merging Company) and Prenetics Global Limited (as PubCo)

PLAN OF MERGER

Date:

1

THIS PLAN OF MERGER (this Plan of Merger) is dated                  between:

(1)	AAC Merger Limited, an exempted company incorporated under the laws of the Cayman Islands with registered number 378679 having its registered office at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands (the Company or the Surviving Company);

(2)	Artisan Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands with registered number 371047 having its registered office at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106 (the Merging Company); and

(3)	Prenetics Global Limited, an exempted company incorporated under the laws of the Cayman Islands with registered number 378682 having its registered office at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands (PubCo).

RECITALS

(A)	The Company and the Merging Company have agreed to merge on the terms and conditions contained in a Business Combination Agreement (the Business Combination Agreement) dated [●] between, among others, the Company, the Merging Company and PubCo in the form annexed at Schedule 1 to this Plan of Merger.

(B)	The sole director of the Company has and the board of directors of the Merging Company have approved a merger pursuant to which the Merging Company will merge with and into the Company and cease to exist, with the Surviving Company continuing as the surviving company (the Merger).

(C)	The Merger shall be upon the terms and subject to the conditions of (i) the Business Combination Agreement, (ii) this Plan of Merger and (iii) the provisions of Part XVI of the Companies Act (defined below).

(D)	The sole shareholder of the Company has and the shareholders of the Merging Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(E)	Each of the Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement.

In this Plan of Merger:

Companies Act	means the Companies Act (2021 Revision) of the Cayman Islands;
Constituent Company	means each of the Company and the Merging Company;
Effective Date	means the date on which this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Companies Act unless the Constituent Companies shall deliver a notice to the Registrar signed by the directors of the Constituent Companies specifying a later date in accordance with section 234 of the Companies Act, in which case the Effective Date shall be such later date specified in such notice to the Registrar signed by the directors of the Constituent Companies;

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Effective Time	means the time at which this Plan of Merger takes effect on the Effective Date in accordance with the Business Combination Agreement;
Registrar	means the Registrar of Companies in the Cayman Islands; and
Restated M&A	means the amended and restated memorandum and articles of association of the Surviving Company in the form annexed at Schedule 2 to this Plan of Merger.

1.2	Interpretation

The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)	A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

1.3	Schedules

The Schedules form part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes the Schedules.

2.	Plan of Merger

2.1	Company Details

(a)	The constituent companies (as defined in the Companies Act) to the Merger are the Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company, which shall continue to be named AAC Merger Limited.

(c)	The registered office of the Company is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. The registered office of the Merging Company is at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106. Following the Effective Time, the registered office of the Surviving Company will continue to be at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands.

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(d)	Immediately prior to the Effective Time, the authorised share capital of the Company is US$50,000.00 divided into 50,000 shares of a par value of US$1.00 each, of which 1 share is issued, fully paid and outstanding.

(e)	Immediately prior to the Effective Time, the authorised share capital of the Merging Company is US$33,300.00 divided into 300,000,000 Class A ordinary shares of a par value of US$0.0001 each (the Merging Company Class A Ordinary Shares), 30,000,000 Class B ordinary shares of a par value of US$0.0001 each (Merging Company Class B Ordinary Shares, together with Merging Company Class A Ordinary Shares, the Merging Company Ordinary Shares) and 3,000,000 preference shares of a par value of US$0.0001 each (Merging Company Preference Shares, together with the Merging Company Ordinary Shares, the Merging Company Shares), of which 33,934,235 Merging Company Class A Ordinary Shares are issued, fully paid and outstanding, 9,983,558.75 Merging Company Class B Ordinary Shares are issued, fully paid and outstanding, and no Merging Company Preference Shares are issued and outstanding.

(f)	At the Effective Time, the authorised share capital of the Surviving Company shall be US$50,000.00 divided into 50,000 ordinary shares of a par value of US$1.00 each.

2.2	Effective Date

It is intended that the Merger shall be effective at the Effective Time on the Effective Date.

2.3	Terms and Conditions of the Merger

(a)	The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company or other property as provided in section 233(5) of the Companies Act (including into PubCo Ordinary Shares), are set out in the Business Combination Agreement.

(b)	PubCo undertakes and agrees (it being acknowledged that PubCo will be the sole shareholder of the Surviving Company after the Merger) in consideration of the Merger to issue the Initial Merger Consideration (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement.

(c)	At the Effective Time, the rights and restrictions attaching to the shares in the Surviving Company are set out in the Restated M&A.

2.4	Memorandum of Association and Articles of Association

On the Effective Date, the memorandum and articles of association of the Company shall be amended and restated by the deletion of the current memorandum and articles of association of the Company in their entirety and the substitution in their place of the Restated M&A.

2.5	Property

At the Effective Time, the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

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2.6	Directors of the Surviving Company

At the Effective Time, the names and addresses of the directors of the Surviving Company shall be as follows:

Name	Address
Danny Sheng Wu YEUNG	RM 09 8/F BLK C, Villa Lotto, 18 Broadwood Road, Happy Valley, Hong Kong
Yin Pan Cheng	Flat G, 52/F, Block 1, The Merton, 38 New Praya, Kennedy Town, Hong Kong

2.7	Directors' Benefits

No amounts or benefits will be paid or payable to any director of either of the Constituent Companies, in that capacity, consequent upon the Merger.

2.8	Secured Creditors

(a)	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

3.	Approval and Authorisation

3.1	This Plan of Merger has been approved by the board of directors of each of the Company and the Merging Company pursuant to section 233(3) of the Companies Act.

3.2	This Plan of Merger has been authorised by special resolution of the sole shareholder of the Company pursuant to section 233(6) of the Companies Act.

3.3	This Plan of Merger has been authorised by the shareholders of the Merging Company pursuant to section 233(6) of the Companies Act by way of resolutions passed at an extraordinary general meeting of the Merging Company.

4.	AMENDMENT and termination

4.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the directors of the Constituent Companies, to:

(a)	change the name of the Surviving Company;

(b)	change the Effective Date, provided that the new Effective Date shall not be a date later than the ninetieth (90th) day after the date of registration of this Plan of Merger by the Registrar; or

(c)	to make any other change to the Plan of Merger required to give effect to any amendment to the Business Combination Agreement made in accordance with Section 11.12 of the Business Combination Agreement.

4.2	At any time prior to the Effective Date, this Plan of Merger may be terminated by the directors of the Constituent Companies, provided that such termination is in accordance with Article X of the Business Combination Agreement.

4.3	If this Plan of Merger is amended or terminated in accordance with this Clause after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file notice of the amendment or termination (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

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5.	Counterparts

This Plan of Merger may be executed in any number of counterparts (but shall not be effective until each party has executed at least one counterpart). This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger. Delivery of an executed counterpart of this Plan of Merger by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Plan of Merger.

6.	Governing Law

The laws of the Cayman Islands govern this Plan of Merger and its interpretation.

[The signature page follows]

6

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED	)
for and on behalf of	)
AAC Merger Limited acting by:	)
	)	Name: Danny Sheng Wu YEUNG
)
	)	Position: Director

SIGNED	)
for and on behalf of	)
Artisan Acquisition Corp. acting by:	)
	)	Name: Yin Pan CHENG
)
	)	Position: Director

SIGNED	)
for and on behalf of	)
Prenetics Global Limited acting by:	)
	)	Name: Danny Sheng Wu YEUNG
)
	)	Position: Director

7

Schedule 1

Business Combination Agreement

8

Schedule 2

Amended and Restated Memorandum and Articles of Association of the Surviving
Company

9

Exhibit G

Form of A&R Articles of the Surviving Company

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

AAC MERGER LIMITED

(adopted by a special resolution passed on [●] 2021 and effective on [●])

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

AAC MERGER LIMITED

(adopted by a special resolution passed on [●] 2021 and effective on [●])

1.	The name of the Company is AAC Merger Limited.

2.	The registered office of the Company will be at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Act.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as amended) or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of company management without being licensed in that behalf under the provisions of the Companies Management Act (as amended).

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6.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this Memorandum of Association shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8.	The authorised share capital of the Company is US$50,000.00 divided into 50,000 Shares of US$1.00 par value each, with the power for the Company, insofar as is permitted by law and the Articles, to redeem, purchase or redesignate any of its shares and to increase or reduce the said share capital subject to the Companies Act (as amended) and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.	Capitalised terms that are not defined in this Memorandum bear the meanings given to those terms in the Articles.

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COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

AAC MERGER LIMITED

(adopted by a special resolution passed on [●] 2021 and effective on [●])

i

ii

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

AAC MERGER LIMITED

(adopted by a special resolution passed on [●] 2021 and effective on[●])

TABLE A

1.	In these Articles, the regulations contained in Table A in the First Schedule to the Companies Act (as defined below) do not apply except insofar as they are repeated or contained in these Articles.

DEFINITIONS AND INTERPRETATION

2.	In these Articles, the following words and expressions shall have the meanings set out below save where the context otherwise requires:

Acquisition Effective Time	has the meaning ascribed to such term in the Business Combination Agreement;
Articles	these Articles of Association of the Company, as amended from time to time by Special Resolution;
Auditors	the auditor or auditors for the time being of the Company;
Board of Directors	the Directors assembled as a board;
Business Combination Agreement	that certain Business Combination Agreement among the Company, Artisan Acquisition Corp., Prenetics Global Limited, PGL Merger Limited and Prenetics Group Limited dated September 15 2021 (as the same may be amended, restated or supplemented;
Companies Act	the Companies Act (as amended);
Company	the above-named company;

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Directors	the directors of the Company for the time being;
Electronic Record	has the same meaning as in the Electronic Transactions Act;
Electronic Transactions Act	the Electronic Transactions Act (as amended);
Indemnified Person	has the meaning given to it in Article 159;
Interim Period	has the meaning given to it in Article 102;
Memorandum	the Memorandum of Association of the Company, as amended and restated from time to time by Special Resolution;
Ordinary Resolution	a resolution passed by a simple majority of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting, and includes a unanimous written resolution;
paid up	paid up as to the par value and any premium payable in respect of the issue of any Shares and includes credited as paid up;
person	any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having separate legal personality) or any of them as the context so requires;
Register of Members	the register of Shareholders to be kept pursuant to these Articles and the Companies Act;
Registered Office	the registered office of the Company for the time being;
Seal	the common seal of the Company including any duplicate seal;
Secretary	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
Share	a share in the capital of the Company of any class including a fraction of such share;
Shareholder	any person registered in the Register of Members as the holder of Shares of the Company;
Share Premium Account	the share premium account established in accordance with these Articles and the Companies Act;
signed	includes an electronic signature and a signature or representation of a signature affixed by mechanical means;
SPAC Director	has the meaning ascribed to such term in the Business Combination Agreement in the case of the initial SPAC Director appointed upon the effectiveness of these Articles and thereafter shall mean such person appointed from time to time in accordance with Article 102;

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Sponsor	Artisan LLC;
Special Resolution	has the same meaning as in the Companies Act, and includes a unanimous written resolution; and
Treasury Shares	Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

3.	In these Articles, unless there be something in the subject or context inconsistent with such construction:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing a gender shall include other genders;

(c)	words importing persons only shall include companies, partnerships, trusts or associations or bodies of persons, whether corporate or not;

(d)	the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

(e)	the word "year" shall mean calendar year, the word "quarter" shall mean calendar quarter and the word "month" shall mean calendar month;

(f)	a reference to a "dollar" or "$" is a reference to the legal currency of the United States of America;

(g)	a reference to any enactment includes a reference to any modification or re-enactment thereof for the time being in force;

(h)	a reference to any meeting (whether of the Directors, a committee appointed by the Board of Directors or the Shareholders or any class of Shareholders) includes any adjournment of that meeting;

(i)	Sections 8 and 19 of the Electronic Transactions Act shall not apply;

(j)	the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share; and

(k)	a reference to "written" or "in writing" includes a reference to all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

4.	Subject to the two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

5.	The table of contents to, and the headings in, these Articles are for convenience of reference only and are to be ignored in construing these Articles.

COMMENCEMENT OF BUSINESS

6.	The business of the Company may be commenced as soon after incorporation as the Board of Directors shall see fit.

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SITUATION OF REGISTERED OFFICE

7.	The Registered Office shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to the Registered Office, may establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARES

8.	The Directors may impose such restrictions as they think necessary on the offer and sale of any Shares.

9.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same and issue warrants or similar instruments with respect thereto to such persons, on such terms, and with or without preferred, deferred or other rights and restrictions, whether in regard to dividend, voting, return of capital or otherwise, and otherwise in such manner as they may think fit. For such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

10.	Subject to the Companies Act, and without prejudice to any rights previously conferred on the holders of existing Shares, any share or fraction of a share in the Company's share capital may be issued either at a premium or at par, and with such preferred, deferred, other special rights, or restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Board of Directors may from time to time by resolution determine, and any share may be issued by the Directors on the terms that it is, or at the option of the Directors is liable, to be redeemed or purchased by the Company whether out of capital in whole or in part or otherwise. No Share may be issued at a discount except in accordance with the Companies Act.

11.	The Directors may in their absolute discretion refuse to accept any application for Shares and may accept any application in whole or in part.

12.	The Company may on any issue of Shares deduct any sales charge or subscription fee from the amount subscribed for the Shares.

13.	No person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right thereto in the registered holder, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

14.	The Directors shall keep or cause to be kept a Register of Members as required by the Companies Act at such place or places as the Directors may from time to time determine. In the absence of any such determination, the Register of Members shall be kept at the Registered Office.

15.	The Directors in each year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Companies Act in respect of exempted companies and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

16.	The Company shall not issue Shares to bearer.

17.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the foregoing generality, voting and participation rights) and other attributes of a Share. If more than one fraction of a Share is issued to or acquired by the same Shareholder, such fractions shall be accumulated.

18.	The premium arising on all issues of Shares shall be held in the Share Premium Account established in accordance with these Articles.

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19.	Payment for Shares shall be made at such time and place and to such person on behalf of the Company as the Directors may from time to time determine. Payment for any Shares shall be made in such currency as the Directors may determine from time to time, provided that the Directors shall have the discretion to accept payment in any other currency or in kind or a combination of cash and in kind.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

20.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company and/or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; and

(c)	make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of Shares.

21.	Unless the Directors determine otherwise, any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

22.	The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

23.	The Directors may when making payments in respect of a redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

24.	Subject to the Companies Act, the Company may accept the surrender for no consideration of any fully paid Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

TREASURY SHARES

25.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

26.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

27.	The Company shall be entered in the Register of Members as the holder of the Treasury Shares, provided that:

(a)	the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of Treasury Shares is permitted and Shares allotted as fully paid bonus shares in respect of Treasury Shares shall be treated as Treasury Shares.

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28.	Treasury Shares may be disposed of by the Company on any terms and conditions determined by the Directors.

MODIFICATION OF RIGHTS

29.	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated:

(a)	by, or with the approval of, the Directors without the consent of the holders of the Shares of that class if the Directors determine that the variation or abrogation is not materially adverse to the interests of those Shareholders; or

(b)	otherwise only with the consent in writing of the holders of at least two-thirds of the issued Shares of that class or with the sanction of a resolution passed by a majority of at least two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class (subject to any rights or restrictions attached to those Shares).

30.	The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every class meeting of the holders of one class of Shares, except that the necessary quorum shall be one or more Shareholders holding or representing by proxy at least twenty (20) per cent in par value of the issued Shares of that class and that any holder of Shares of that class present in person or by proxy may demand a poll.

31.	For the purposes of Articles 29 and 30, the Directors may treat all classes of Shares, or any two classes of Shares, as forming a single class if they consider that each class would be affected in the same way by the proposal or proposals under consideration. In any other case, the Directors shall treat all classes of Shares, or any two classes of Shares, as separate classes.

32.	The rights of the holders of the Shares of any class shall not, where those Shares were issued with preferred or other rights, be deemed to be materially adversely varied or abrogated by the creation or issue of further Shares ranking equally with those Shares or the redemption or purchase of Shares of any other class by the Company (subject to any rights or restrictions attached to those Shares).

SHARE CERTIFICATES

33.	The Shares will be issued in fully registered, book-entry form. Certificates will not be issued unless the Directors determine otherwise.

34.	If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms if any, as to evidence and obligations to indemnify the Company as the Board of Directors may determine.

TRANSFER AND TRANSMISSION OF SHARES

35.	No transfer of Shares shall be permitted without the consent of the Directors, which may be withheld for any or no reason but may include any transfer which in the opinion of the Directors is not or may not be consistent with any representation or warranty that the transferor of the Shares may have given to the Company, may result in Shares being held by any person in breach of the laws of any country or government authority, or may subject the Company or Shareholders to adverse tax or regulatory consequences under the laws of any country.

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36.	All transfers of Shares shall be effected by an instrument of transfer in writing in any usual or common form in use in the Cayman Islands or in any other form approved by the Directors and need not be under seal.

37.	The instrument of transfer must be executed by or on behalf of the transferor. The instrument of transfer must be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and the transferor is deemed to remain the holder until the transferee’s name is entered in the Register of Members in respect of the relevant Share. The instrument of transfer must be completed and signed in the exact name or names in which such Shares are registered, indicating any special capacity in which it is being signed with relevant details supplied to the Company.

38.	The Directors shall not recognise any transfer of Shares unless the instrument of transfer is deposited at the Registered Office or such other place as the Directors may reasonably require for the Shares to which it relates, together with such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

39.	The registration and transfer of Shares may be suspended at such times and for such periods as the Directors may from time to time determine.

40.	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

41.	In case of the death of a Shareholder, the survivors or survivor (where the deceased was a joint holder) and the executors or administrators of the deceased where the deceased was the sole or only surviving holder, shall be the only persons recognised by the Company as having title to the deceased's interest in the Shares, but nothing in this Article shall release the estate of the deceased holder whether sole or joint from any liability in respect of any Share solely or jointly held by the deceased.

42.	Any guardian of an infant Shareholder and any curator or other legal representative of a Shareholder under legal disability and any person entitled to a share in consequence of the death or bankruptcy of a Shareholder shall, upon producing such evidence of title as the Directors may require, have the right either to be registered as the holder of the Share or to make such transfer thereof as the deceased or bankrupt Shareholder could have made, but the Directors shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the Shares by the infant or by the deceased or bankrupt Shareholder before the death or bankruptcy or by the Shareholder under legal disability before such disability.

43.	A person so becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall have the right to receive and may give a discharge for all dividends and other money payable or other advantages due on or in respect of the Share, but such person shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or save as aforesaid, to any of the rights or privileges of a Shareholder unless and until such person shall be registered as a Shareholder in respect of the Share, provided always that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the Share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold all dividends or other monies payable or other advantages due in respect of the Share until the requirements of the notice have been complied with.

LIEN

44.	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or the Shareholder's estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

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45.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

46.	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or the purchaser's nominee shall be registered as the holder of the Shares comprised in any such transfer, and the purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser's title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

47.	The net proceeds of such sale, after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

48.	Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen (14) days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

49.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

50.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

51.	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

52.	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

53.	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

54.	The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by such Shareholder, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

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55.	No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

56.	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

57.	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

58.	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

59.	A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by such person to the Company in respect of those Shares together with interest, but such person's liability shall cease if and when the Company shall have received payment in full of all monies due and payable by such person in respect of those Shares.

60.	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of any instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall such person's title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

61.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

ALTERATION OF SHARE CAPITAL

62.	The Company may from time to time by Ordinary Resolution increase its share capital by such sum to be divided into Shares of such amounts as the resolution shall prescribe.

63.	All new Shares shall be subject to the provisions of these Articles with reference to transfer, transmission and otherwise.

64.	Subject to the Companies Act, the Company may by Special Resolution from time to time reduce its share capital in any way, and in particular, without prejudice to the generality of the foregoing power, may:

(a)	cancel any paid-up share capital which is lost, or which is not represented by available assets; or

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(b)	pay off any paid-up share capital which is in excess of the requirements of the Company,

and may, if and so far as is necessary, alter the Memorandum by reducing the amounts of its share capital and of its Shares accordingly.

65.	The Company may from time to time by Ordinary Resolution alter (without reducing) its share capital by:

(a)	consolidating and dividing all or any of its share capital into Shares of larger amount than its existing Shares;

(b)	sub-dividing its Shares, or any of them, into Shares of smaller amount than that fixed by the Memorandum so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived; or

(c)	cancelling any Shares which, at the date of the passing of the Ordinary Resolution, have not been taken, or agreed to be taken by any person, and diminishing the amount of its authorised share capital by the amount of the Shares so cancelled.

GENERAL MEETINGS

66.	The Directors may proceed to convene a general meeting whenever they think fit, including, without limitation, for the purposes of considering a liquidation of the Company, and they shall convene a general meeting on the requisition of the Shareholders holding at the date of the deposit of the requisition not less than one-half of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings.

67.	The requisition:

(a)	must be in writing and state the objects of the meeting;

(b)	must be signed by each requisitionist and deposited at the Registered Office; and

(c)	may consist of several documents in like form each signed by one or more requisitionists.

68.	If the Directors do not within five (5) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said five (5) days.

69.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are convened by the Directors. A general meeting may be convened in the Cayman Islands or at such other location, as the Directors think fit.

NOTICE OF GENERAL MEETINGS

70.	Five (5) calendar days' notice at least specifying the place, the day and the hour of any general meeting and the general nature of the business to be conducted at the general meeting, shall be given in the manner hereinafter mentioned to such persons as are under these Articles or the conditions of issue of the Shares held by them entitled to receive notices from the Company. If the Directors determine that prompt Shareholder action is advisable, they may shorten the notice period for any general meeting to such period as the Directors consider reasonable.

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71.	A general meeting shall, notwithstanding that it is called by shorter notice than that specified in the preceding Article, be deemed to have been duly called with regard to the length of notice if it is so agreed by all the Shareholders entitled to attend and vote thereat.

72.	In every notice calling a general meeting, there shall appear with reasonable prominence a statement that a Shareholder entitled to attend and vote either (i) is entitled to appoint one or more proxies to attend such meeting and vote instead of such Shareholder and that a proxy need not also be a Shareholder or (ii) has appointed a proxy who, unless such appointment is revoked, will attend such meeting and vote on behalf of such Shareholder.

73.	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

PROCEEDINGS AT GENERAL MEETINGS

74.	No business shall be transacted at any general meeting unless a quorum is present. Save as otherwise provided in these Articles a quorum shall be the presence, in person or by proxy, of one or more persons holding at least twenty (20) per cent in par value of the issued Shares which confer the right to attend and vote thereat.

75.	Save as otherwise provided for in these Articles, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at such adjourned meeting a quorum is not present within fifteen (15) minutes from the time appointed for holding the meeting, the Shareholders present shall be a quorum.

76.	A person may, with the consent of the Directors, participate at a general meeting by means of telephone, video or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at such meeting.

77.	The Chairperson (if any) or, if absent, the Deputy Chairperson (if any) of the Board of Directors, or, failing them, some other Director nominated by the Directors shall preside as chairperson at every general meeting, but if at any meeting neither the Chairperson nor the Deputy Chairperson nor such other Director be present within fifteen (15) minutes after the time appointed for holding the meeting, or if neither of them be willing to act as chairperson of the meeting, the Directors present shall choose some Director present to be chairperson of the meeting or if no Directors be present, or if all the Directors present decline to take the chair, the Shareholders present shall choose some Shareholder present to be chairperson of the meeting.

78.	The chairperson of the meeting may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen (14) days or more, five (5) calendar days' notice at the least specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

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79.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

80.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the chairperson of the meeting or any Shareholder or Shareholders present in person or by proxy.

81.	Unless a poll be so demanded, a declaration by the chairperson of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect made in the Company’s minute book containing the minutes of the proceedings of the meeting, shall be conclusive evidence of the fact without proof of the number or the proportion of the votes recorded in favour of or against such resolution.

82.	If a poll is duly demanded it shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairperson of the meeting may, in the event of a poll, appoint scrutineers and may adjourn the meeting to some place and time fixed by the chairperson of the meeting for the purpose of declaring the result of the poll.

83.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands or at which the poll is taken, shall not be entitled to a second or casting vote.

84.	A poll demanded on the election of a chairperson of the meeting and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairperson of the meeting directs not being more than ten (10) days from the date of the meeting or adjourned meeting at which the poll was demanded.

85.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

86.	A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

VOTES OF SHAREHOLDERS

87.	On a show of hands every holder of Shares present and entitled to vote thereon shall have one vote. On a poll every holder of Shares, present in person or by proxy and entitled to vote thereon, shall be entitled to one vote in respect of each Share held by them.

88.	In the case of joint holders of a Share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the Shares.

89.	A Shareholder who has appointed special or general attorneys or a Shareholder who is subject to a disability may vote on a poll, by such Shareholder's attorney, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may on a poll vote by proxy; provided that such evidence as the Directors may require of the authority of the person claiming to vote shall, unless otherwise waived by the Directors, have been deposited at the Registered Office not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

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90.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

91.	On a poll votes may be given either personally or by proxy and a Shareholder entitled to more than one vote need not, if the Shareholder votes, use all their votes or cast all the votes the Shareholder uses in the same way.

92.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

93.	Any person (whether a Shareholder or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion.

94.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, must be deposited at the Registered Office, or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company, no later than the time appointed for holding the meeting or adjourned meeting; provided that the chairperson of the meeting may in the chairperson's discretion accept an instrument of proxy sent by fax, email or other electronic means.

95.	An instrument of proxy shall:

(a)	be in any common form or in such other form as the Directors may approve;

(b)	be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the general meeting for which it is given as the proxy thinks fit; and

(c)	subject to its terms, be valid for any adjournment of the general meeting for which it is given.

96.	The Directors may at the expense of the Company send to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy.

97.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Registered Office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

98.	Anything which under these Articles a Shareholder may do by proxy that Shareholder may also do by a duly appointed attorney. The provisions of these Articles relating to proxies and instruments appointing proxies apply, mutatis mutandis, to any such attorney and the instrument appointing that attorney.

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99.	Any Shareholder which is a corporation or partnership may, by a resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or meetings of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation or partnership as the corporation or partnership could exercise if it were a Shareholder who was an individual and such corporation or partnership shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present.

WRITTEN RESOLUTIONS OF SHAREHOLDERS

100.	A resolution (including a Special Resolution) in writing signed by all the Shareholders for the time being entitled to receive notice of, attend and vote at a general meeting (or, being entities, signed by their duly authorised representatives) shall be as valid and effective as a resolution passed at a general meeting duly convened and held and may consist of several documents in the like form each signed by one or more of the Shareholders.

DIRECTORS

101.	Subject to Article 102 and Article 103, unless otherwise determined by the Company by Ordinary Resolution, the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited. The first Director(s) shall be determined in writing by, or appointed by a resolution of, the subscriber(s) to the Memorandum.

102.	From the effectiveness of these Articles until the Acquisition Effective Time (the Interim Period), the Board of Directors shall include the SPAC Director. During the Interim Period, the SPAC Director shall be appointed by, and may only be removed by, notice in writing from the Sponsor to the Company at its Registered Office. If, following appointment to the Board of Directors, any SPAC Director resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a Director, then, during the Interim Period, the Sponsor shall be entitled to appoint another person as a replacement by notice in writing from the Sponsor to the Company at its Registered Office.

103.	From the Acquisition Effective Time, the Board of Directors shall consist of such Directors to be determined by Prenetics Group Limited by notice in writing to the Company at its Registered Office, with Prenetics Group Limited also being entitled to replace such Directors as determined by them by notice in writing to the Company at its Registered Office. From the Acquisition Effective Time, a vacancy on the Board of Directors by the resignation or removal of a Director is to be filled in accordance with this Article 103.

104.	A Director need not be a Shareholder but shall be entitled to receive notice of and attend all general meetings.

105.	Subject to these Articles (including Article 102 and Article 103), the Company may, by Ordinary Resolution, appoint any person to be a Director and may in like manner remove any Director and may appoint another person in the Director's stead. Subject to these Articles (including Article 102 and Article 103), without prejudice to the power of the Company by Ordinary Resolution to appoint a person to be a Director, the Board of Directors, so long as a quorum of Directors remains in office, shall have the power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy, as an addition to the existing Board of Directors or otherwise.

106.	Each Director shall be entitled to such remuneration as approved by the Board of Directors and this may be in addition to such remuneration as may be payable under any other Article. Such remuneration shall be deemed to accrue from day to day. The Directors and the Secretary may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings or in connection with the business of the Company. The Directors may, in addition to such remuneration as aforesaid, grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company.

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107.	Each Director shall have the power to nominate another Director or any other person to act as alternate Director in the Director's place at any meeting of the Directors at which the Director is unable to be present and at the Director's discretion to remove such alternate Director. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions, powers and duties of the Director being represented. Any Director who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of their appointor in addition to the vote to which such Director is entitled in their own capacity as a Director, and shall also be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall automatically vacate such office as an alternate Director if and when the Director by whom the alternate Director has been appointed vacates their office of Director. The remuneration of an alternate Director shall be payable out of the remuneration of the Director appointing such alternate Director and shall be agreed between them.

108.	Every instrument appointing an alternate Director shall be in such common form as the Directors may approve.

109.	The appointment and removal of an alternate Director shall take effect when lodged at the Registered Office or delivered at a meeting of the Directors.

110.	The office of a Director shall be vacated in any of the following events namely:

(a)	if the Director resigns their office by notice in writing signed by such Director and left at the Registered Office;

(b)	if the Director becomes bankrupt or makes any arrangement or composition with such Director's creditors generally;

(c)	if the Director dies or is found to be or becomes of unsound mind;

(d)	if the Director ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment;

(e)	subject to Article 102 and Article 103, if the Director is removed from office by notice addressed to such Director at their last known address and signed by all of the co-Directors (not being less than two in number);

(f)	subject to Article 102 and Article 103, if the Director is removed from office by Ordinary Resolution; or

(g)	if the Director is removed from office pursuant to any other provision of these Articles.

TRANSACTIONS WITH DIRECTORS

111.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director on such terms as to tenure of office and otherwise as the Directors may determine.

112.	No Director or intending Director shall be disqualified by their office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, but the nature of the Director's interest must be declared by such Director at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after such Director becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after such Director becomes so interested.

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113.	In the absence of some other material interest than is indicated below, provided a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company declares (whether by specific or general notice) the nature of their interest at a meeting of the Directors that Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that such Director may be interested therein and if such Director does so their vote shall be counted and such Director may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

114.	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning the Director's own appointment.

115.	Any Director may act independently or through the Director's firm in a professional capacity for the Company, and the Director or the firm shall be entitled to remuneration for professional services as if the Director were not a Director, provided that nothing herein contained shall authorise a Director or the Director's firm to act as Auditor to the Company.

116.	Any Director may continue to be or become a director, managing director, manager or other officer or shareholder of any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by the Director as a director, managing director, manager or other officer or shareholder of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors or other officers of such company).

POWERS OF DIRECTORS

117.	The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Companies Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the Companies Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

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118.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatory as the Directors may think fit, and may also authorise any such attorney or authorised signatory to sub-delegate all or any of the powers, authorities and discretions vested in such attorney or authorised signatory. The Directors may also appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such conditions as they determine, including authority for the agent to delegate all or any of their powers.

119.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments drawn by the Company, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

PROCEEDINGS OF DIRECTORS

120.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions and matters arising at any meeting shall be determined by a majority of votes. Before the Acquisition Effective Time, in the case of an equality of votes, the Chairperson shall not have a second or casting vote and the resolution shall fail. From and after the Acquisition Effective Time, in the case of an equality of votes, the Chairperson shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

121.	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone, video or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

122.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be two, if there are two or more Directors, and shall be one if there is only one Director.

123.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up vacancies in their number, or of summoning general meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Shareholders may summon a general meeting for the purpose of appointing Directors.

124.	The Directors may from time to time elect and remove a Chairperson and, if they think fit, a Deputy Chairperson and determine the period for which they respectively are to hold office. The Chairperson or, failing them, the Deputy Chairperson shall preside at all meetings of the Directors, but if there be no Chairperson or Deputy Chairperson, or if at any meeting the Chairperson or Deputy Chairperson be not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairperson of the meeting.

125.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

126.	Without prejudice to the powers conferred by these Articles, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors. The Directors may, by power of attorney or otherwise, appoint any person to be an agent of the Company on such condition as the Directors may determine, provided that the delegation is not to the exclusion of their own powers.

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127.	The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under the preceding Article.

128.	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of the officer's appointment an officer may be removed by resolution of the Directors or Ordinary Resolution of the Shareholders.

129.	All acts done by any meeting of Directors, or of a committee of Directors or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

130.	The Directors shall cause minutes to be made of:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)	all resolutions and proceedings of all meetings of the Company and of the Directors and of any committee of Directors.

Any such minutes, if purporting to be signed by the chairperson of the meeting at which the proceedings took place, or by the chairperson of the next succeeding meeting, shall, until the contrary be proved, be conclusive evidence of the proceedings.

WRITTEN RESOLUTIONS OF DIRECTORS

131.	A resolution in writing signed by all the Directors or all of the members of a committee of Directors for the time being entitled to receive notice of a meeting of the Directors (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointor) shall be as valid and effective as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors (or their alternates).

PRESUMPTION OF ASSENT

132.	A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director's dissent shall be entered in the minutes of the meeting or unless the Director shall file their written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

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BORROWING POWERS

133.	The Directors may exercise all the powers of the Company to borrow money and hypothecate, mortgage, charge or pledge its undertaking, property, and assets or any part thereof, and to issue debentures, debenture stock or other securities, whether outright or as collateral security for any debt liability or obligation of the Company or of any third party.

SECRETARY

134.	The Directors may appoint any person to be a Secretary who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors, provided that any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

135.	No person shall be appointed or hold office as Secretary who is:

(a)	the sole Director;

(b)	a corporation the sole director of which is the sole Director; or

(c)	the sole director of a corporation which is the sole Director.

THE SEAL

136.	The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may keep for use outside the Cayman Islands a duplicate Seal. The Directors may from time to time as they see fit (subject to the provisions of these Articles relating to share certificates) determine the persons and the number of such persons in whose presence the Seal or the facsimile thereof shall be used, and until otherwise so determined the Seal or the duplicate thereof shall be affixed in the presence of any one Director or the Secretary, or of some other person duly authorised by the Directors.

Dividends, Distributions and Reserves

137.	Subject to the Companies Act, these Articles, and the special rights attaching to Shares of any class, the Directors may, in their absolute discretion, declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the Share Premium Account, or as otherwise permitted by the Companies Act.

138.	Except as otherwise provided by the rights attached to Shares, or as otherwise determined by the Directors, all dividends and distributions in respect of Shares shall be declared and paid according to the par value of the Shares that a Shareholder holds. If any Share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, that Share shall rank for dividend or distribution accordingly.

139.	The Directors may deduct and withhold from any dividend or distribution otherwise payable to any Shareholder all sums of money (if any) then payable by the Shareholder to the Company on account of calls or otherwise or any monies which the Company is obliged by law to pay to any taxing or other authority.

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140.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholder upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors.

141.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall (unless the Directors in their sole discretion otherwise determine) be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

142.	Any dividend or distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six (6) months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Shareholder. Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company.

143.	No dividend or distribution shall bear interest against the Company.

SHARE PREMIUM ACCOUNT

144.	The Directors shall establish an account on the books and records of the Company to be called the Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

ACCOUNTS

145.	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

146.	The books of account shall be kept at the Registered Office or at such other place as the Directors think fit, and shall always be open to inspection by the Directors.

147.	The Board of Directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Board of Directors or by resolution of the Shareholders.

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AUDIT

148.	The accounts relating to the Company's affairs shall be audited in such manner as may be determined from time to time by resolution of the Shareholders or failing any such determination, by the Board of Directors, or failing any determination as aforesaid, shall not be audited.

NOTICES

149.	Any notice or document may be served by the Company on any Shareholder:

(a)	personally;

(b)	by registered post or courier to that Shareholder's address as appearing in the Register of Members; or

(c)	by cable, telex, facsimile, e-mail or any other electronic means should the Directors deem it appropriate.

150.	In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

151.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

152.	Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any Director or officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter envelope or wrapper, addressed to the Company or to such Director or officer at the Registered Office.

153.	Where a notice or other document is sent by registered post, service of that notice or other document shall be deemed to be effected by properly addressing, pre-paying and posting an envelope containing it, and that notice or other document shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which it was posted. Where a notice or other document is sent by courier, service of that notice or other document shall be deemed to be effected by delivery of the notice or other document to a courier company, and that notice or other document shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which it was delivered to the courier company. Where a notice or other document is sent by cable, telex or facsimile, service of that notice or other document shall be deemed to be effected by properly addressing and sending it, and that notice or other document shall be deemed to have been received on the same day that it was transmitted. Where a notice or other document is sent by email, service of that notice or other document shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and that notice or other document shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient.

154.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Articles shall notwithstanding that such Shareholder be then dead, insane, bankrupt or dissolved, and whether or not the Company has notice of such death, insanity, bankruptcy or dissolution, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless the Shareholder's name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under such Shareholder) in the Share.

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WINDING UP AND FINAL DISTRIBUTION OF ASSETS

155.	The Directors may present a winding up petition on behalf of the Company without the sanction of a resolution of the Shareholders passed at a general meeting.

156.	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit.

157.	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

158.	If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder shall be compelled to accept any Shares in respect of which there is liability.

INDEMNITY

159.	Every Director and officer of the Company (which for the avoidance of doubt, shall not include Auditors of the Company), together with every former Director and former officer of the Company (each an Indemnified Person) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful default or wilful neglect. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful default or wilful neglect of such Indemnified Person. No Person shall be found to have committed actual fraud, wilful default or wilful neglect under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

160.	The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

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161.	The Directors shall have the power to purchase and maintain insurance for the benefit of any person who is or was a Director or officer of the Company indemnifying them against any liability which may lawfully be insured against by the Company.

DISCLOSURE

162.	Any Director, officer or authorised agent of the Company shall, if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any stock exchange upon which the Company’s shares are listed or in accordance with any contract entered into by the Company, be entitled to release or disclose any information in their possession regarding the affairs of the Company including, without limitation, any information contained in the Register of Members.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

163.	The Directors may fix in advance a date as the record date for any determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders and for the purpose of determining the Shareholders entitled to receive payment of any dividend the Directors may either before or on the date of declaration of such dividend fix a date as the record date for such determination.

164.	If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting has been made in the manner provided in the preceding Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

165.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

166.	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

FINANCIAL YEAR

167.	The Directors shall determine the financial year of the Company and may change the same from time to time. Unless they determine otherwise, the financial year shall end on 31 December in each year.

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AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION

168.	The Company may from time to time alter or add to these Articles or alter or add to the Memorandum with respect to any objects, powers or other matters specified therein by passing a Special Resolution in the manner prescribed by the Companies Act.

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Exhibit H

Form of Articles of Surviving Corporation

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

PRENETICS HOLDING COMPANY LIMITED (adopted by a special resolution passed on [●] 2021 and effective on [●])

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

PRENETICS HOLDING COMPANY LIMITED

(adopted by a special resolution passed on [●] 2021 and effective on [●])

1.	The name of the Company is Prenetics Holding Company Limited.

2.	The registered office of the Company will be at the offices of Tricor Services (Cayman Islands) Limited, P.O. Box 902, Second Floor, Century Yard, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Act.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as amended) or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of company management without being licensed in that behalf under the provisions of the Companies Management Act (as amended).

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6.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this Memorandum of Association shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8.	The authorised share capital of the Company is US$50,000.00 divided into 50,000 ordinary shares of US$1.00 par value each, with the power for the Company, insofar as is permitted by law and the Articles, to redeem, purchase or redesignate any of its shares and to increase or reduce the said share capital subject to the Companies Act (as amended) and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.	Capitalised terms that are not defined in this Memorandum bear the meanings given to those terms in the Articles.

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COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

PRENETICS HOLDING COMPANY LIMITED

(adopted by a special resolution passed on [●] 2021 and effective on [●])

i

ii

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

PRENETICS HOLDING COMPANY LIMITED (adopted by a special resolution passed on [●] 2021 and effective on [●])

TABLE A

1.	In these Articles, the regulations contained in Table A in the First Schedule to the Companies Act (as defined below) do not apply except insofar as they are repeated or contained in these Articles.

DEFINITIONS AND INTERPRETATION

2.	In these Articles, the following words and expressions shall have the meanings set out below save where the context otherwise requires:

Articles	these Articles of Association of the Company, as amended from time to time by Special Resolution;
Auditors	the auditor or auditors for the time being of the Company;
Board of Directors	the Directors assembled as a board;
Companies Act	the Companies Act (as amended);
Company	the above-named company;
Directors	the directors of the Company for the time being;
Electronic Record	has the same meaning as in the Electronic Transactions Act;

Electronic Transactions Act	the Electronic Transactions Act (as amended);
Memorandum	the Memorandum of Association of the Company, as amended and restated from time to time by Special Resolution;

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Ordinary Resolution	a resolution passed by a simple majority of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting, and includes a unanimous written resolution;
paid up	paid up as to the par value and any premium payable in respect of the issue of any Shares and includes credited as paid up;
person	any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having separate legal personality) or any of them as the context so requires;
Register of Members	the register of Shareholders to be kept pursuant to these Articles and the Companies Act;
Registered Office	the registered office of the Company for the time being;
Seal	the common seal of the Company including any duplicate seal;
Secretary	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
Share	a share in the capital of the Company of any class including a fraction of such share;
Shareholder	any person registered in the Register of Members as the holder of Shares of the Company;
Share Premium Account	the share premium account established in accordance with these Articles and the Companies Act;
signed	includes an electronic signature and a signature or representation of a signature affixed by mechanical means;
Special Resolution	has the same meaning as in the Companies Act, and includes a unanimous written resolution; and
Treasury Shares	Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

3.	In these Articles, unless there be something in the subject or context inconsistent with such construction:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing a gender shall include other genders;

(c)	words importing persons only shall include companies, partnerships, trusts or associations or bodies of persons, whether corporate or not;

(d)	the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

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(e)	the word "year" shall mean calendar year, the word "quarter" shall mean calendar quarter and the word "month" shall mean calendar month;

(f)	a reference to a "dollar" or "$" is a reference to the legal currency of the United States of America;

(g)	a reference to any enactment includes a reference to any modification or re-enactment thereof for the time being in force;

(h)	a reference to any meeting (whether of the Directors, a committee appointed by the Board of Directors or the Shareholders or any class of Shareholders) includes any adjournment of that meeting;

(i)	Sections 8 and 19 of the Electronic Transactions Act shall not apply;

(j)	the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share; and

(k)	a reference to "written" or "in writing" includes a reference to all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

4.	Subject to the two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

5.	The table of contents to, and the headings in, these Articles are for convenience of reference only and are to be ignored in construing these Articles.

COMMENCEMENT OF BUSINESS

6.	The business of the Company may be commenced as soon after incorporation as the Board of Directors shall see fit.

SITUATION OF REGISTERED OFFICE

7.	The Registered Office shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to the Registered Office, may establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARES

8.	The Directors may impose such restrictions as they think necessary on the offer and sale of any Shares.

9.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same and issue warrants or similar instruments with respect thereto to such persons, on such terms, and with or without preferred, deferred or other rights and restrictions, whether in regard to dividend, voting, return of capital or otherwise, and otherwise in such manner as they may think fit. For such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

10.	Subject to the Companies Act, and without prejudice to any rights previously conferred on the holders of existing Shares, any share or fraction of a share in the Company's share capital may be issued either at a premium or at par, and with such preferred, deferred, other special rights, or restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Board of Directors may from time to time by resolution determine, and any share may be issued by the Directors on the terms that it is, or at the option of the Directors is liable, to be redeemed or purchased by the Company whether out of capital in whole or in part or otherwise. No Share may be issued at a discount except in accordance with the Companies Act.

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11.	The Directors may in their absolute discretion refuse to accept any application for Shares and may accept any application in whole or in part.

12.	The Company may on any issue of Shares deduct any sales charge or subscription fee from the amount subscribed for the Shares.

13.	No person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right thereto in the registered holder, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

14.	The Directors shall keep or cause to be kept a Register of Members as required by the Companies Act at such place or places as the Directors may from time to time determine. In the absence of any such determination, the Register of Members shall be kept at the Registered Office.

15.	The Directors in each year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Companies Act in respect of exempted companies and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

16.	The Company shall not issue Shares to bearer.

17.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the foregoing generality, voting and participation rights) and other attributes of a Share. If more than one fraction of a Share is issued to or acquired by the same Shareholder, such fractions shall be accumulated.

18.	The premium arising on all issues of Shares shall be held in the Share Premium Account established in accordance with these Articles.

19.	Payment for Shares shall be made at such time and place and to such person on behalf of the Company as the Directors may from time to time determine. Payment for any Shares shall be made in such currency as the Directors may determine from time to time, provided that the Directors shall have the discretion to accept payment in any other currency or in kind or a combination of cash and in kind.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

20.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company and/or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; and

(c)	make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of Shares.

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21.	Unless the Directors determine otherwise, any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

22.	The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

23.	The Directors may when making payments in respect of a redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

24.	Subject to the Companies Act, the Company may accept the surrender for no consideration of any fully paid Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

TREASURY SHARES

25.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

26.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

27.	The Company shall be entered in the Register of Members as the holder of the Treasury Shares, provided that:

(a)	the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of Treasury Shares is permitted and Shares allotted as fully paid bonus shares in respect of Treasury Shares shall be treated as Treasury Shares.

28.	Treasury Shares may be disposed of by the Company on any terms and conditions determined by the Directors.

MODIFICATION OF RIGHTS

29.	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated:

(a)	by, or with the approval of, the Directors without the consent of the holders of the Shares of that class if the Directors determine that the variation or abrogation is not materially adverse to the interests of those Shareholders; or

(b)	otherwise only with the consent in writing of the holders of at least two-thirds of the issued Shares of that class or with the sanction of a resolution passed by a majority of at least two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class (subject to any rights or restrictions attached to those Shares).

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30.	The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every class meeting of the holders of one class of Shares, except that the necessary quorum shall be one or more Shareholders holding or representing by proxy at least twenty (20) per cent in par value of the issued Shares of that class and that any holder of Shares of that class present in person or by proxy may demand a poll.

31.	For the purposes of Articles 29 and 30, the Directors may treat all classes of Shares, or any two classes of Shares, as forming a single class if they consider that each class would be affected in the same way by the proposal or proposals under consideration. In any other case, the Directors shall treat all classes of Shares, or any two classes of Shares, as separate classes.

32.	The rights of the holders of the Shares of any class shall not, where those Shares were issued with preferred or other rights, be deemed to be materially adversely varied or abrogated by the creation or issue of further Shares ranking equally with those Shares or the redemption or purchase of Shares of any other class by the Company (subject to any rights or restrictions attached to those Shares).

SHARE CERTIFICATES

33.	The Shares will be issued in fully registered, book-entry form. Certificates will not be issued unless the Directors determine otherwise.

34.	If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms if any, as to evidence and obligations to indemnify the Company as the Board of Directors may determine.

TRANSFER AND TRANSMISSION OF SHARES

35.	No transfer of Shares shall be permitted without the consent of the Directors, which may be withheld for any or no reason but may include any transfer which in the opinion of the Directors is not or may not be consistent with any representation or warranty that the transferor of the Shares may have given to the Company, may result in Shares being held by any person in breach of the laws of any country or government authority, or may subject the Company or Shareholders to adverse tax or regulatory consequences under the laws of any country.

36.	All transfers of Shares shall be effected by an instrument of transfer in writing in any usual or common form in use in the Cayman Islands or in any other form approved by the Directors and need not be under seal.

37.	The instrument of transfer must be executed by or on behalf of the transferor. The instrument of transfer must be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and the transferor is deemed to remain the holder until the transferee’s name is entered in the Register of Members in respect of the relevant Share. The instrument of transfer must be completed and signed in the exact name or names in which such Shares are registered, indicating any special capacity in which it is being signed with relevant details supplied to the Company.

38.	The Directors shall not recognise any transfer of Shares unless the instrument of transfer is deposited at the Registered Office or such other place as the Directors may reasonably require for the Shares to which it relates, together with such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

39.	The registration and transfer of Shares may be suspended at such times and for such periods as the Directors may from time to time determine.

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40.	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

41.	In case of the death of a Shareholder, the survivors or survivor (where the deceased was a joint holder) and the executors or administrators of the deceased where the deceased was the sole or only surviving holder, shall be the only persons recognised by the Company as having title to the deceased's interest in the Shares, but nothing in this Article shall release the estate of the deceased holder whether sole or joint from any liability in respect of any Share solely or jointly held by the deceased.

42.	Any guardian of an infant Shareholder and any curator or other legal representative of a Shareholder under legal disability and any person entitled to a share in consequence of the death or bankruptcy of a Shareholder shall, upon producing such evidence of title as the Directors may require, have the right either to be registered as the holder of the Share or to make such transfer thereof as the deceased or bankrupt Shareholder could have made, but the Directors shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the Shares by the infant or by the deceased or bankrupt Shareholder before the death or bankruptcy or by the Shareholder under legal disability before such disability.

43.	A person so becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall have the right to receive and may give a discharge for all dividends and other money payable or other advantages due on or in respect of the Share, but such person shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or save as aforesaid, to any of the rights or privileges of a Shareholder unless and until such person shall be registered as a Shareholder in respect of the Share, provided always that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the Share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold all dividends or other monies payable or other advantages due in respect of the Share until the requirements of the notice have been complied with.

LIEN

44.	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or the Shareholder's estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

45.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

46.	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or the purchaser's nominee shall be registered as the holder of the Shares comprised in any such transfer, and the purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser's title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

47.	The net proceeds of such sale, after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

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CALL ON SHARES

48.	Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen (14) days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

49.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

50.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

51.	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

52.	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

53.	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

54.	The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by such Shareholder, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

55.	No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

56.	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

57.	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

58.	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

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59.	A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by such person to the Company in respect of those Shares together with interest, but such person's liability shall cease if and when the Company shall have received payment in full of all monies due and payable by such person in respect of those Shares.

60.	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of any instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall such person's title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

61.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

ALTERATION OF SHARE CAPITAL

62.	The Company may from time to time by Ordinary Resolution increase its share capital by such sum to be divided into Shares of such amounts as the resolution shall prescribe.

63.	All new Shares shall be subject to the provisions of these Articles with reference to transfer, transmission and otherwise.

64.	Subject to the Companies Act, the Company may by Special Resolution from time to time reduce its share capital in any way, and in particular, without prejudice to the generality of the foregoing power, may:

(a)	cancel any paid-up share capital which is lost, or which is not represented by available assets; or

(b)	pay off any paid-up share capital which is in excess of the requirements of the Company,

and may, if and so far as is necessary, alter the Memorandum by reducing the amounts of its share capital and of its Shares accordingly.

65.	The Company may from time to time by Ordinary Resolution alter (without reducing) its share capital by:

(a)	consolidating and dividing all or any of its share capital into Shares of larger amount than its existing Shares;

(b)	sub-dividing its Shares, or any of them, into Shares of smaller amount than that fixed by the Memorandum so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived; or

(c)	cancelling any Shares which, at the date of the passing of the Ordinary Resolution, have not been taken, or agreed to be taken by any person, and diminishing the amount of its authorised share capital by the amount of the Shares so cancelled.

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GENERAL MEETINGS

66.	The Directors may proceed to convene a general meeting whenever they think fit, including, without limitation, for the purposes of considering a liquidation of the Company, and they shall convene a general meeting on the requisition of the Shareholders holding at the date of the deposit of the requisition not less than one-half of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings.

67.	The requisition:

(a)	must be in writing and state the objects of the meeting;

(b)	must be signed by each requisitionist and deposited at the Registered Office; and

(c)	may consist of several documents in like form each signed by one or more requisitionists.

68.	If the Directors do not within five (5) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said five (5) days.

69.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are convened by the Directors. A general meeting may be convened in the Cayman Islands or at such other location, as the Directors think fit.

NOTICE OF GENERAL MEETINGS

70.	Five (5) calendar days' notice at least specifying the place, the day and the hour of any general meeting and the general nature of the business to be conducted at the general meeting, shall be given in the manner hereinafter mentioned to such persons as are under these Articles or the conditions of issue of the Shares held by them entitled to receive notices from the Company. If the Directors determine that prompt Shareholder action is advisable, they may shorten the notice period for any general meeting to such period as the Directors consider reasonable.

71.	A general meeting shall, notwithstanding that it is called by shorter notice than that specified in the preceding Article, be deemed to have been duly called with regard to the length of notice if it is so agreed by all the Shareholders entitled to attend and vote thereat.

72.	In every notice calling a general meeting, there shall appear with reasonable prominence a statement that a Shareholder entitled to attend and vote either (i) is entitled to appoint one or more proxies to attend such meeting and vote instead of such Shareholder and that a proxy need not also be a Shareholder or (ii) has appointed a proxy who, unless such appointment is revoked, will attend such meeting and vote on behalf of such Shareholder.

73.	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

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PROCEEDINGS AT GENERAL MEETINGS

74.	No business shall be transacted at any general meeting unless a quorum is present. Save as otherwise provided in these Articles a quorum shall be the presence, in person or by proxy, of one or more persons holding at least twenty (20) per cent in par value of the issued Shares which confer the right to attend and vote thereat.

75.	Save as otherwise provided for in these Articles, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at such adjourned meeting a quorum is not present within fifteen (15) minutes from the time appointed for holding the meeting, the Shareholders present shall be a quorum.

76.	A person may, with the consent of the Directors, participate at a general meeting by means of telephone, video or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at such meeting.

77.	The Chairperson (if any) or, if absent, the Deputy Chairperson (if any) of the Board of Directors, or, failing them, some other Director nominated by the Directors shall preside as chairperson at every general meeting, but if at any meeting neither the Chairperson nor the Deputy Chairperson nor such other Director be present within fifteen (15) minutes after the time appointed for holding the meeting, or if neither of them be willing to act as chairperson of the meeting, the Directors present shall choose some Director present to be chairperson of the meeting or if no Directors be present, or if all the Directors present decline to take the chair, the Shareholders present shall choose some Shareholder present to be chairperson of the meeting.

78.	The chairperson of the meeting may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen (14) days or more, five (5) calendar days' notice at the least specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

79.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

80.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the chairperson of the meeting or any Shareholder or Shareholders present in person or by proxy.

81.	Unless a poll be so demanded, a declaration by the chairperson of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect made in the Company’s minute book containing the minutes of the proceedings of the meeting, shall be conclusive evidence of the fact without proof of the number or the proportion of the votes recorded in favour of or against such resolution.

82.	If a poll is duly demanded it shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairperson of the meeting may, in the event of a poll, appoint scrutineers and may adjourn the meeting to some place and time fixed by the chairperson of the meeting for the purpose of declaring the result of the poll.

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83.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands or at which the poll is taken, shall not be entitled to a second or casting vote.

84.	A poll demanded on the election of a chairperson of the meeting and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairperson of the meeting directs not being more than ten (10) days from the date of the meeting or adjourned meeting at which the poll was demanded.

85.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

86.	A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

VOTES OF SHAREHOLDERS

87.	On a show of hands every holder of Shares present and entitled to vote thereon shall have one vote. On a poll every holder of Shares, present in person or by proxy and entitled to vote thereon, shall be entitled to one vote in respect of each Share held by them.

88.	In the case of joint holders of a Share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the Shares.

89.	A Shareholder who has appointed special or general attorneys or a Shareholder who is subject to a disability may vote on a poll, by such Shareholder's attorney, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may on a poll vote by proxy; provided that such evidence as the Directors may require of the authority of the person claiming to vote shall, unless otherwise waived by the Directors, have been deposited at the Registered Office not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

90.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

91.	On a poll votes may be given either personally or by proxy and a Shareholder entitled to more than one vote need not, if the Shareholder votes, use all their votes or cast all the votes the Shareholder uses in the same way.

92.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

93.	Any person (whether a Shareholder or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion.

94.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, must be deposited at the Registered Office, or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company, no later than the time appointed for holding the meeting or adjourned meeting; provided that the chairperson of the meeting may in the chairperson's discretion accept an instrument of proxy sent by fax, email or other electronic means.

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95.	An instrument of proxy shall:

(a)	be in any common form or in such other form as the Directors may approve;

(b)	be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the general meeting for which it is given as the proxy thinks fit; and

(c)	subject to its terms, be valid for any adjournment of the general meeting for which it is given.

96.	The Directors may at the expense of the Company send to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy.

97.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Registered Office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

98.	Anything which under these Articles a Shareholder may do by proxy that Shareholder may also do by a duly appointed attorney. The provisions of these Articles relating to proxies and instruments appointing proxies apply, mutatis mutandis, to any such attorney and the instrument appointing that attorney.

99.	Any Shareholder which is a corporation or partnership may, by a resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or meetings of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation or partnership as the corporation or partnership could exercise if it were a Shareholder who was an individual and such corporation or partnership shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present.

WRITTEN RESOLUTIONS OF SHAREHOLDERS

100.	A resolution (including a Special Resolution) in writing signed by all the Shareholders for the time being entitled to receive notice of, attend and vote at a general meeting (or, being entities, signed by their duly authorised representatives) shall be as valid and effective as a resolution passed at a general meeting duly convened and held and may consist of several documents in the like form each signed by one or more of the Shareholders.

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DIRECTORS

101.	Unless otherwise determined by the Company by Ordinary Resolution, the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited. The first Director(s) shall be determined in writing by, or appointed by a resolution of, the subscriber(s) to the Memorandum.

102.	A Director need not be a Shareholder but shall be entitled to receive notice of and attend all general meetings.

103.	The Company may, by Ordinary Resolution, appoint any person to be a Director and may in like manner remove any Director and may appoint another person in the Director's stead. Without prejudice to the power of the Company by Ordinary Resolution to appoint a person to be a Director, the Board of Directors, so long as a quorum of Directors remains in office, shall have the power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy or otherwise.

104.	Each Director shall be entitled to such remuneration as approved by the Board of Directors and this may be in addition to such remuneration as may be payable under any other Article. Such remuneration shall be deemed to accrue from day to day. The Directors and the Secretary may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings or in connection with the business of the Company. The Directors may, in addition to such remuneration as aforesaid, grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company.

105.	Each Director shall have the power to nominate another Director or any other person to act as alternate Director in the Director's place at any meeting of the Directors at which the Director is unable to be present and at the Director's discretion to remove such alternate Director. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions, powers and duties of the Director being represented. Any Director who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of their appointor in addition to the vote to which such Director is entitled in their own capacity as a Director, and shall also be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall automatically vacate such office as an alternate Director if and when the Director by whom the alternate Director has been appointed vacates their office of Director. The remuneration of an alternate Director shall be payable out of the remuneration of the Director appointing such alternate Director and shall be agreed between them.

106.	Every instrument appointing an alternate Director shall be in such common form as the Directors may approve.

107.	The appointment and removal of an alternate Director shall take effect when lodged at the Registered Office or delivered at a meeting of the Directors.

108.	The office of a Director shall be vacated in any of the following events namely:

(a)	if the Director resigns their office by notice in writing signed by such Director and left at the Registered Office;

(b)	if the Director becomes bankrupt or makes any arrangement or composition with such Director's creditors generally;

(c)	if the Director dies or is found to be or becomes of unsound mind;

(d)	if the Director ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment;

(e)	if the Director is removed from office by notice addressed to such Director at their last known address and signed by all of the co-Directors (not being less than two in number);

(f)	if the Director is removed from office by Ordinary Resolution; or

(g)	if the Director is removed from office pursuant to any other provision of these Articles.

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TRANSACTIONS WITH DIRECTORS

109.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director on such terms as to tenure of office and otherwise as the Directors may determine.

110.	No Director or intending Director shall be disqualified by their office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, but the nature of the Director's interest must be declared by such Director at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after such Director becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after such Director becomes so interested.

111.	In the absence of some other material interest than is indicated below, provided a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company declares (whether by specific or general notice) the nature of their interest at a meeting of the Directors that Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that such Director may be interested therein and if such Director does so their vote shall be counted and such Director may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

112.	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning the Director's own appointment.

113.	Any Director may act independently or through the Director's firm in a professional capacity for the Company, and the Director or the firm shall be entitled to remuneration for professional services as if the Director were not a Director, provided that nothing herein contained shall authorise a Director or the Director's firm to act as Auditor to the Company.

114.	Any Director may continue to be or become a director, managing director, manager or other officer or shareholder of any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by the Director as a director, managing director, manager or other officer or shareholder of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors or other officers of such company).

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POWERS OF DIRECTORS

115.	The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Companies Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the Companies Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

116.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatory as the Directors may think fit, and may also authorise any such attorney or authorised signatory to sub-delegate all or any of the powers, authorities and discretions vested in such attorney or authorised signatory. The Directors may also appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such conditions as they determine, including authority for the agent to delegate all or any of their powers.

117.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments drawn by the Company, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

PROCEEDINGS OF DIRECTORS

118.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions and matters arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the Chairperson shall not have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

119.	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone, video or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

120.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be two, if there are two or more Directors, and shall be one if there is only one Director.

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121.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up vacancies in their number, or of summoning general meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Shareholders may summon a general meeting for the purpose of appointing Directors.

122.	The Directors may from time to time elect and remove a Chairperson and, if they think fit, a Deputy Chairperson and determine the period for which they respectively are to hold office. The Chairperson or, failing them, the Deputy Chairperson shall preside at all meetings of the Directors, but if there be no Chairperson or Deputy Chairperson, or if at any meeting the Chairperson or Deputy Chairperson be not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairperson of the meeting.

123.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

124.	Without prejudice to the powers conferred by these Articles, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors. The Directors may, by power of attorney or otherwise, appoint any person to be an agent of the Company on such condition as the Directors may determine, provided that the delegation is not to the exclusion of their own powers.

125.	The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under the preceding Article.

126.	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of the officer's appointment an officer may be removed by resolution of the Directors or Ordinary Resolution of the Shareholders.

127.	All acts done by any meeting of Directors, or of a committee of Directors or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

128.	The Directors shall cause minutes to be made of:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)	all resolutions and proceedings of all meetings of the Company and of the Directors and of any committee of Directors.

Any such minutes, if purporting to be signed by the chairperson of the meeting at which the proceedings took place, or by the chairperson of the next succeeding meeting, shall, until the contrary be proved, be conclusive evidence of the proceedings.

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WRITTEN RESOLUTIONS OF DIRECTORS

129.	A resolution in writing signed by all the Directors or all of the members of a committee of Directors for the time being entitled to receive notice of a meeting of the Directors (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointor) shall be as valid and effective as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors (or their alternates).

PRESUMPTION OF ASSENT

130.	A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director's dissent shall be entered in the minutes of the meeting or unless the Director shall file their written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

BORROWING POWERS

131.	The Directors may exercise all the powers of the Company to borrow money and hypothecate, mortgage, charge or pledge its undertaking, property, and assets or any part thereof, and to issue debentures, debenture stock or other securities, whether outright or as collateral security for any debt liability or obligation of the Company or of any third party.

SECRETARY

132.	The Directors may appoint any person to be a Secretary who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors, provided that any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

133.	No person shall be appointed or hold office as Secretary who is:

(a)	the sole Director;

(b)	a corporation the sole director of which is the sole Director; or

(c)	the sole director of a corporation which is the sole Director.

THE SEAL

134.	The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may keep for use outside the Cayman Islands a duplicate Seal. The Directors may from time to time as they see fit (subject to the provisions of these Articles relating to share certificates) determine the persons and the number of such persons in whose presence the Seal or the facsimile thereof shall be used, and until otherwise so determined the Seal or the duplicate thereof shall be affixed in the presence of any one Director or the Secretary, or of some other person duly authorised by the Directors.

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Dividends, Distributions and Reserves

135.	Subject to the Companies Act, these Articles, and the special rights attaching to Shares of any class, the Directors may, in their absolute discretion, declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the Share Premium Account, or as otherwise permitted by the Companies Act.

136.	Except as otherwise provided by the rights attached to Shares, or as otherwise determined by the Directors, all dividends and distributions in respect of Shares shall be declared and paid according to the par value of the Shares that a Shareholder holds. If any Share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, that Share shall rank for dividend or distribution accordingly.

137.	The Directors may deduct and withhold from any dividend or distribution otherwise payable to any Shareholder all sums of money (if any) then payable by the Shareholder to the Company on account of calls or otherwise or any monies which the Company is obliged by law to pay to any taxing or other authority.

138.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholder upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors.

139.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall (unless the Directors in their sole discretion otherwise determine) be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

140.	Any dividend or distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six (6) months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Shareholder. Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company.

141.	No dividend or distribution shall bear interest against the Company.

SHARE PREMIUM ACCOUNT

142.	The Directors shall establish an account on the books and records of the Company to be called the Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

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ACCOUNTS

143.	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

144.	The books of account shall be kept at the Registered Office or at such other place as the Directors think fit, and shall always be open to inspection by the Directors.

145.	The Board of Directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Board of Directors or by resolution of the Shareholders.

AUDIT

146.	The accounts relating to the Company's affairs shall be audited in such manner as may be determined from time to time by resolution of the Shareholders or failing any such determination, by the Board of Directors, or failing any determination as aforesaid, shall not be audited.

NOTICES

147.	Any notice or document may be served by the Company on any Shareholder:

(a)	personally;

(b)	by registered post or courier to that Shareholder's address as appearing in the Register of Members; or

(c)	by cable, telex, facsimile, e-mail or any other electronic means should the Directors deem it appropriate.

148.	In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

149.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

150.	Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any Director or officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter envelope or wrapper, addressed to the Company or to such Director or officer at the Registered Office.

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151.	Where a notice or other document is sent by registered post, service of that notice or other document shall be deemed to be effected by properly addressing, pre-paying and posting an envelope containing it, and that notice or other document shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which it was posted. Where a notice or other document is sent by courier, service of that notice or other document shall be deemed to be effected by delivery of the notice or other document to a courier company, and that notice or other document shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which it was delivered to the courier company. Where a notice or other document is sent by cable, telex or facsimile, service of that notice or other document shall be deemed to be effected by properly addressing and sending it, and that notice or other document shall be deemed to have been received on the same day that it was transmitted. Where a notice or other document is sent by email, service of that notice or other document shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and that notice or other document shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient.

152.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Articles shall notwithstanding that such Shareholder be then dead, insane, bankrupt or dissolved, and whether or not the Company has notice of such death, insanity, bankruptcy or dissolution, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless the Shareholder's name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under such Shareholder) in the Share.

WINDING UP AND FINAL DISTRIBUTION OF ASSETS

153.	The Directors may present a winding up petition on behalf of the Company without the sanction of a resolution of the Shareholders passed at a general meeting.

154.	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit.

155.	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

156.	If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder shall be compelled to accept any Shares in respect of which there is liability.

INDEMNITY

157.	Every Director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by that Director or officer as a result of any act or failure to act in carrying out their functions other than such liability (if any) that the Director or officer may incur by their own actual fraud or wilful default. No such Director or officer shall be liable to the Company for any loss or damage in carrying out their functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

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158.	The Directors shall have the power to purchase and maintain insurance for the benefit of any person who is or was a Director or officer of the Company indemnifying them against any liability which may lawfully be insured against by the Company.

DISCLOSURE

159.	Any Director, officer or authorised agent of the Company shall, if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any stock exchange upon which the Company’s shares are listed or in accordance with any contract entered into by the Company, be entitled to release or disclose any information in their possession regarding the affairs of the Company including, without limitation, any information contained in the Register of Members.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

160.	The Directors may fix in advance a date as the record date for any determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders and for the purpose of determining the Shareholders entitled to receive payment of any dividend the Directors may either before or on the date of declaration of such dividend fix a date as the record date for such determination.

161.	If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting has been made in the manner provided in the preceding Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

162.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

163.	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

FINANCIAL YEAR

164.	The Directors shall determine the financial year of the Company and may change the same from time to time. Unless they determine otherwise, the financial year shall end on 31 December in each year.

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AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION

165.	The Company may from time to time alter or add to these Articles or alter or add to the Memorandum with respect to any objects, powers or other matters specified therein by passing a Special Resolution in the manner prescribed by the Companies Act.

CAYMAN ISLANDS DATA PROTECTION

166.	The Company is a "data controller" for the purposes of the Data Protection Act (2021 Revision) (as amended, the DPA). By virtue of subscribing for and holding Shares in the Company, Shareholders provide the Company with certain information (Personal Data) that constitutes "personal data" under the DPA. Personal Data includes, without limitation, the following information relating to a Shareholder and/or any natural person(s) connected with a Shareholder (such as a Shareholder's individual directors, members and/or beneficial owner(s)): name, residential address, email address, corporate contact information, other contact information, date of birth, place of birth, passport or other national identifier details, national insurance or social security number, tax identification, bank account details and information regarding assets, income, employment and source of funds.

167.	The Company processes such Personal Data for the purposes of:

(a)	performing contractual rights and obligations (including under the Memorandum and these Articles);

(b)	complying with legal or regulatory obligations (including those relating to anti-money laundering and counter-terrorist financing, preventing and detecting fraud, sanctions, automatic exchange of tax information, requests from governmental, regulatory, tax and law enforcement authorities, beneficial ownership and the maintenance of statutory registers); and

(c)	the legitimate interests pursued by the Company or third parties to whom Personal Data may be transferred, including to manage and administer the Company, to send updates, information and notices to Shareholders or otherwise correspond with Shareholders regarding the Company, to seek professional advice (including legal advice), to meet accounting, tax reporting and audit obligations, to manage risk and operations and to maintain internal records.

168.	The Company transfers Personal Data to certain third parties who process the Personal Data on the Company's behalf, including third party service providers that it appoints or engages to assist with its management, operation, administration and legal, governance and regulatory compliance. In certain circumstances, the Company may be required by law or regulation to transfer Personal Data and other information with respect to one or more Shareholders to a governmental, regulatory, tax or law enforcement authority. That authority may, in turn, exchange this information with another governmental, regulatory, tax or law enforcement authority established in or outside the Cayman Islands.

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Exhibit I

Form of PubCo Charter

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

PRENETICS GLOBAL LIMITED

(adopted by a special resolution passed on [●] 2021 and effective at the Initial Merger Effective Time)

8054020/81436035/2

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

PRENETICS GLOBAL LIMITED

(adopted by a special resolution passed on [●] 2021 and effective at the Initial Merger Effective Time)

1.	The name of the Company is Prenetics Global Limited.

2.	The registered office of the Company shall be at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Act.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as amended) or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of company management without being licensed in that behalf under the provisions of the Companies Management Act (as amended).

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6.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this Memorandum of Association shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8.	The authorised share capital of the Company is US$50,000 divided into 500,000,000 Shares of US$0.0001 par value each, of which (i) 400,000,000 shall be designated as Class A Ordinary Shares, (ii) 50,000,000 shall be designated as convertible Class B Ordinary Shares and (iii) 50,000,000 shall be designated as shares of such class or classes (however designated) as the Board of Directors may determine in accordance with Article 10 of the Articles, with the power for the Company, insofar as is permitted by law and the Articles, to redeem, purchase or redesignate any of its shares and to increase or reduce the said share capital subject to the Companies Act and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.	Capitalised terms that are not defined in this Memorandum bear the same meanings given to those terms in the Articles.

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COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

PRENETICS GLOBAL LIMITED

(adopted by a special resolution passed on [●] 2021 and effective at the Initial Merger Effective Time)

i

ii

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

PRENETICS GLOBAL LIMITED

(adopted by a special resolution passed on [●] 2021 and effective at the Initial Merger Effective Time)

TABLE A

1.	In these Articles, the regulations contained in Table A in the First Schedule to the Companies Act (as defined below) do not apply except insofar as they are repeated or contained in these Articles.

DEFINITIONS AND INTERPRETATION

2.	In these Articles, the following words and expressions shall have the meanings set out below save where the context otherwise requires:

Acquisition Effective Time	has the meaning ascribed to such term in the Business Combination Agreement;

Affiliate	means, in respect of a person, any other person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such person; provided, that in the case of a Key Executive, the term Affiliate shall include such Key Executive’s Permitted Entities, notwithstanding anything to the contrary contained herein;

Articles	means these Articles of Association of the Company, as amended from time to time by Special Resolution;

Auditors	means the auditor or auditors for the time being of the Company;

Board of Directors	means the Directors assembled as a board;

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Business Combination Agreement	means that certain Business Combination Agreement among the Company, Artisan Acquisition Corp., AAC Merger Limited, PGL Merger Limited and Prenetics Group Limited dated [●] 2021 (as the same may be amended, restated or supplemented);

Business Day	means any day, excluding Saturdays, Sundays, and any other day on which commercial banks are authorized or required by law to close in New York, U.S., the Cayman Islands, or Hong Kong;

Chairperson	means the chairperson of the Board of Directors;

Class A Ordinary Share	means a Class A Ordinary Share in the capital of the Company of a par value of US$0.0001 having the rights, benefits and privileges set out in these Articles;

Class B Ordinary Share	means a Class B Ordinary Share in the capital of the Company of a par value of US$0.0001 having the rights, benefits and privileges set out in these Articles;

Class B Ordinary Shareholder	means a holder of Class B Ordinary Shares;

Communication Facilities	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all persons participating in a meeting are capable of hearing and being heard by each other;

Companies Act	means the Companies Act (as amended);

Company	means the above-named company;

Control, Controlling, under common Control with	means directly or indirectly: (i) the ownership or control of a majority of the outstanding voting securities of such person; (ii) the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such person; or (iii) the ability to direct or cause the direction of the management and policies of such person (whether by contract, through other legally enforceable rights or howsoever arising);

Designated Stock Exchange	means NASDAQ or any other internationally recognized stock exchange on which the Company’s securities are traded;

Designated Stock Exchange Rules	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

Directors	means the directors of the Company for the time being;

Electronic Record	has the same meaning as in the Electronic Transactions Act;

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Electronic Transactions Act	means the Electronic Transactions Act (as amended);

Family Members	means the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18;

Incapacity	means with respect to an individual, the permanent and total disability of such individual so that such individual is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable;

Indemnified Person	has the meaning set out in Article 174;

Initial Merger Effective Time	has the meaning ascribed to such term in the Business Combination Agreement;

Key Executive	means Danny Yeung and his Permitted Entities and Permitted Transferees of each of them;

Memorandum	means the Memorandum of Association of the Company, as amended and restated from time to time by Special Resolution;

Notice Period	has the meaning set out in Article 123;

Ordinary Resolution	means a resolution: (a) passed by a simple majority of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or (b) approved in writing by all the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders aforesaid, and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

Ordinary Shares	means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares;

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paid up	means paid up as to the par value and any premium payable in respect of the issue of any Shares and includes credited as paid up;

Permitted Entity	with respect to any Key Executive: (a) any person in respect of which such Key Executive has, directly or indirectly: (i) control with respect to the voting of all the Class B Ordinary Shares held by or to be transferred to such person; (ii) the ability to direct or cause the direction of the management and policies of such person or any other person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or (iii) the operational or practical control of such person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the preceding clauses (a)(i) or (ii); (b) any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any persons Controlled directly or indirectly Controlled by such a trust; and (c) any person Controlled by a trust described in the immediately preceding clause (b);

Permitted Transferee

with respect to the Class B Ordinary Shareholders, any or all of the following: (a) any Key Executive; (b) any Key Executive’s Permitted Entities; (c) the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder: (i) to (A) his or her Family Members; (B) any other relative or individual approved by the Board of Directors; or (C) any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such Key Executive or a trust or estate planning entity; or (ii) occurring by operation of law, including in connection with divorce proceedings; (d) any charitable organization, foundation, or similar entity; (e) the Company or any of its subsidiaries; (f) in connection with a transfer as a result of, or in connection with, the death or Incapacity of a Key Executive: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by majority of all Directors , provided that in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall convert in accordance with Article 21(d)(iv) applied mutatis mutandis;

person	means, any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having separate legal personality) or any of them as the context so requires;

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present

means in respect of any person, such person's presence at a general meeting of the Company (or any meeting of the holders of any class of Shares), which may be satisfied by means of such person or, if a corporation or other non-natural person, its duly authorized representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

Register of Members	means the register of Shareholders to be kept pursuant to these Articles and the Companies Act;

Registered Office	means the registered office of the Company for the time being;

Seal	means the common seal of the Company including any duplicate seal;

Secretary	means any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Securities Act

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Securities and Exchange Commission of the United States of America thereunder, all as the same shall be in effect at the time;

Share	means any share in the capital of the Company of any class including a fraction of a share;

Share Premium Account	means the share premium account established in accordance with these Articles and the Companies Act;

Shareholder	means any person registered in the Register of Members as the holder of Shares of the Company;

signed	includes an electronic signature and a signature or representation of a signature affixed by mechanical means;

Special Resolution	means a special resolution: (a) passed by a majority of at least two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or (b) approved in writing by all the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders aforesaid, and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

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Treasury Shares	means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled; and

Virtual Meeting

means any general meeting of the Company (or any meeting of the holders of any class of shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairperson of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

3.	In these Articles, unless there be something in the subject or context inconsistent with such construction:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing a gender shall include other genders;

(c)	words importing persons only shall include companies, partnerships, trusts or associations or bodies of persons, whether corporate or not;

(d)	the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

(e)	the word "year" shall mean calendar year, the word "quarter" shall mean calendar quarter and the word "month" shall mean calendar month;

(f)	a reference to a "dollar" or "$" is a reference to the legal currency of the United States of America;

(g)	a reference to any enactment includes a reference to any modification or re-enactment thereof for the time being in force;

(h)	a reference to any meeting (whether of the Directors, a committee appointed by the Board of Directors or the Shareholders or any class of Shareholders) includes any adjournment of that meeting;

(i)	Sections 8 and 19 of the Electronic Transactions Act shall not apply;

(j)	a reference to "written" or "in writing" includes a reference to all modes of representing or reproducing words in visible form, including in the form of an Electronic Record; and

(k)	the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

4.	Subject to the two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

5.	The table of contents to, and the headings in, these Articles are for convenience of reference only and are to be ignored in construing these Articles.

COMMENCEMENT OF BUSINESS

6.	The business of the Company may be conducted as the Board of Directors shall see fit.

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SITUATION OF REGISTERED OFFICE

7.	The Registered Office shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to the Registered Office, may establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARES

8.	The Directors may impose such restrictions as they think necessary on the offer and sale of any Shares.

9.	Subject to these Articles (including Article 21(c)(iv)) and to any direction that may be given by the Shareholders in a general meeting, and without prejudice to any rights previously conferred on the holders of existing Shares, all Shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same and issue warrants or similar instruments with respect thereto to such persons, on such terms, and with or without preferred, deferred or other rights and restrictions, whether in regard to dividend, voting, return of capital or otherwise, and otherwise in such manner as they may think fit. For such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. No holder of Ordinary Shares shall have pre-emptive rights.

10.	Subject to the Companies Act, and without prejudice to any rights previously conferred on the holders of existing Shares, any share or fraction of a share in the Company's share capital may be issued either at a premium or at par, and with such preferred, deferred, other special rights, or restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Board of Directors may from time to time by resolution determine, and any share may be issued by the Directors on the terms that it is, or at the option of the Directors is liable, to be redeemed or purchased by the Company whether out of capital in whole or in part or otherwise. No Share may be issued at a discount except in accordance with the Companies Act. Except as set forth otherwise in Article 21(c)(iv), the Directors may provide, out of the unissued shares (other than unissued Ordinary Shares), for series of preference shares. Before any preference shares of any such series are issued, the Directors shall fix, by resolution or resolutions of the Board of Directors, the following provisions of the preference shares thereof, if applicable:

(a)	the designation of such series, the number of preference shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preference shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any Shares of any other class or any other series of preference shares;

(d)	whether the preference shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	the amount or amounts payable upon preference shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)	whether the preference shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preference shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

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(g)	whether the preference shares of such series shall be convertible into, or exchangeable for, Shares of any other class or any other series of preference shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preference shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing Shares or Shares of any other class or any other series of preference shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional preference shares of such series or of any other class of Shares or any other series of preference shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Without limiting the foregoing and subject to Article 21(c)(iv) and Article 88, the voting powers of any series of preference shares may include the right, in the circumstances specified in the resolution or resolutions of the Board of Directors providing for the issuance of such preference shares, to elect one or more Directors who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance of such preference shares.  The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 10 may be greater than or less than those of any other Director or class of Directors. The powers, preferences and relative, participating, optional and other special rights of each series of preference shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All Shares of any one series of preference shares shall be identical in all respects with all other Shares of such series, except that Shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

11.	The Directors may in their absolute discretion refuse to accept any application for Shares and may accept any application in whole or in part.

12.	The Company may on any issue of Shares deduct any sales charge or subscription fee from the amount subscribed for the Shares.

13.	No person shall be recognised by the Company as holding any Share upon any trust (other than any trust recognized as a Permitted Entity or Permitted Transferee), and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right thereto in the registered holder, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

14.	The Directors shall keep or cause to be kept a Register of Members as required by the Companies Act at such place or places as the Directors may from time to time determine. In the absence of any such determination, the Register of Members shall be kept at the Registered Office. Title to Shares may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange.

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15.	The Directors in each year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Companies Act in respect of exempted companies and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

16.	The Company shall not issue Shares to bearer.

17.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the foregoing generality, voting and participation rights) and other attributes of a Share. If more than one fraction of a Share is issued to or acquired by the same Shareholder, such fractions shall be accumulated.

18.	The premium arising on all issues of Shares shall be held in the Share Premium Account established in accordance with these Articles.

19.	The Company may, insofar as permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

20.	Payment for Shares shall be made at such time and place and to such person on behalf of the Company as the Directors may from time to time determine. Payment for any Shares shall be made in such currency as the Directors may determine from time to time, provided that the Directors shall have the discretion to accept payment in any other currency or in kind or a combination of cash and in kind.

21.	Rights and Restrictions Attaching to Ordinary Shares: Except as otherwise provided in these Articles (including Articles 21(c)(iv), 21(d) and 86), the Class A Ordinary Shares and Class B Ordinary Shares have the same rights and powers, and rank equally (including as to dividends and distributions, and upon the occurrence of any liquidation or winding up of the Company), share ratably and are identical in all respects and as to all matters, unless different treatment of the Shares of each such class is approved by the affirmative vote of the holders of a majority of the Class A Ordinary Shares and the holders of a majority of the Class B Ordinary Shares, each voting exclusively and as a separate class.

(a)	Income: Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)	Capital: Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company in accordance with Article 170 et seq.

(c)	Attendance at General Meetings; Class Voting:

(i)	Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company.

(ii)	Except as otherwise provided in these Articles (including Article 21(c)(iv)), holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote for Shareholders’ consent.

(iii)	On all matters subject to a vote of the Shareholders, Ordinary Shares shall be entitled to voting rights as set forth in Article 88.

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(iv)	Subject to applicable law, in addition to any rights provided by applicable law or otherwise set forth in these Articles, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class, directly or indirectly, or whether by amendment or through merger, recapitalization, consolidation or otherwise:

(1)	increase the number of authorized Class B Ordinary Shares;

(2)	issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than (i) to any Key Executive or his or her Affiliates, or (ii) on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under these Articles;

(3)	create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any Shares in the capital of the Company that carry more than one (1) vote per share;

(4)	reclassify any Class B Ordinary Shares into any other class of Shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

(5)	amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Memorandum or these Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

(d)	Optional and Automatic Conversion of Class B Ordinary Shares:

(i)	Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof. In no event shall any Class A Ordinary Share be convertible into any Class B Ordinary Shares.

(ii)	Any number of Class B Ordinary Shares held by a holder thereof will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:

(1)	Any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not an Permitted Transferee of such holder;

for the avoidance of doubt, the creation of any pledge, charge, encumbrance, or other third party right of whatever description on any of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment, or disposition under this Article 21(d)(ii)(1) unless and until any such pledge, charge, encumbrance, or other third party right is enforced and results in a third party that is not an Permitted Transferee of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares;

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(2)	The direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not an Permitted Transferee of the such holder;

for the avoidance of doubt, the creation of any pledge, charge, encumbrance, or other third party right of whatever description on the issued and outstanding voting securities or the assets of a holder of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment, or disposition under this Article 21(d)(ii)(2) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not an Permitted Transferee of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related issued and outstanding voting securities or the assets; or

(3)	Notwithstanding the foregoing, if a person becomes a holder of Class B Ordinary Shares by will or intestacy, then the Class B Ordinary Shares transferred to such holder by will or intestacy shall be automatically converted into the same number of Class A Ordinary Shares.

(iii)	Notwithstanding Article 21(d)(ii), all Class B Ordinary Shares issued and outstanding will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:

(1)	on Danny Yeung’s death or Incapacity;

(2)	on the date on which Danny Yeung is terminated for cause (as defined in the employment agreement with Danny Yeung (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable)); or

(3)	on the first date that both of the following conditions are satisfied: (I) Danny Yeung and his Affiliates and Permitted Transferees together own less than thirty three per cent (33%) of the number of Class B Ordinary Shares (which for these purposes shall be deemed to include all Class B Ordinary Shares issuable upon exercise of all outstanding restricted share units to acquire Class B Ordinary Shares that are held by Danny Yeung immediately following the Acquisition Effective Time) that Danny Yeung and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time; and (II) Danny Yeung ceases to be a Director or officer of the Company.

(iv)	No Class B Ordinary Shares shall be issued by the Company after conversion of all Class B Ordinary Shares into Class A Ordinary Shares.

(e)	Procedure of Conversion. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of either: (i) the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share, such conversion to become effective forthwith upon entries being made in the Register of Members to record the re-designation and re-classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares; or (ii) the compulsory redemption without notice of Class B Ordinary Shares of any Class B Ordinary Shareholder and, on behalf of such Shareholder, automatic application of such redemption proceeds in paying for such new Class A Ordinary Shares into which the Class B Ordinary Shares have been converted or exchanged at a price per Class B Ordinary Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Ordinary Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Ordinary Shares to be issued on an exchange or conversion shall be registered in the name of such Shareholder or in such name as the Shareholder may direct in the Register of Members.

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(f)	Reservation of Class A Ordinary Shares Issuable upon Conversion of Class B Ordinary Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then-outstanding Class B Ordinary Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such numbers of shares as shall be sufficient for such purpose.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

22.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company and/or the Shareholder on such terms and in such manner as the Company may, before the issue of such Shares, determine by either resolution of the Board of Directors or by Special Resolution;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner agreed with the relevant Shareholder as have been approved by the Directors or by the Shareholders by Ordinary Resolution, or are otherwise authorized by these Articles; and

(c)	make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of Shares.

23.	Unless the Directors determine otherwise, any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

24.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

25.	The Directors may when making payments in respect of a redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

26.	Subject to the Companies Act, the Company may accept the surrender for no consideration of any fully paid Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

TREASURY SHARES

27.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

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28.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

29.	The Company shall be entered in the Register of Members as the holder of the Treasury Shares, provided that:

(a)	the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of Treasury Shares is permitted and Shares allotted as fully paid bonus shares in respect of Treasury Shares shall be treated as Treasury Shares.

30.	Treasury Shares may be disposed of by the Company on any terms and conditions determined by the Directors.

MODIFICATION OF RIGHTS

31.	Subject to Article 21(c)(iv), if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated without the consent of the holders of the issued Shares of that class where such variation or abrogation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation or abrogation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation or abrogation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class.

32.	The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every such meeting of the holders of one class of Shares except the following:

(a)	separate meetings of the holders of a class of Shares may be called only by:

(i)	the Chairperson;

(ii)	a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the Shares of such class); or

(iii)	with respect to meetings of the holders of Class B Ordinary Shares, Danny Yeung;

(b)	except as set forth in clause (a) above or provided in Article 71 below, nothing in this Article 31 or in Article 30 shall be deemed to give any Shareholder or Shareholders the right to call a class or series meeting; and

(c)	the necessary quorum shall be one or more persons holding or representing by proxy at least one-third of the issued Shares of the class (but if at any adjourned meeting of such holders a quorum as aforementioned is not present, those Shareholders who are present in person or by proxy shall form a quorum).

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33.	For the purposes of Articles 31 and 32, the Directors may treat all classes of Shares, or any two classes of Shares, as forming a single class if they consider that each class would be affected in the same way by the proposal or proposals under consideration. In any other case, the Directors shall treat all classes of Shares, or any two classes of Shares, as separate classes.

34.	The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking in priority thereto or pari passu therewith.

SHARE CERTIFICATES

35.	The Shares will be issued in fully registered, book-entry form. Certificates will not be issued unless the Directors determine otherwise. Share certificates (if any) shall specify the Share or Shares held by that Shareholder and the amount paid up thereon; provided, that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the Register of Members. All share certificates shall bear legends required under the applicable laws, including the Securities Act. Any two or more certificates representing Shares of any one class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of $1.00 or such smaller sum as the Directors shall determine.

36.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Shareholder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit. In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER AND TRANSMISSION OF SHARES

37.	Any Shareholder may transfer all or any of its Shares by an instrument of transfer in the usual or common form in use in the Cayman Islands, in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board of Directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board of Directors may approve from time to time.

38.	The Directors shall not refuse to register any transfer of a Share which is permitted under these Articles save that the Directors may decline to register any transfer of any Share in the event that any of the following is known by the Directors not to be both applicable and true with respect to such transfer:

(a)	the instrument of transfer is lodged with the Company, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the Board of Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

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(d)	the transferred Shares are fully paid up and free of any lien in favor of the Company (it being understood and agreed that all other liens, including pursuant to a bona fide loan or indebtedness transaction, shall be permitted); and

(e)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

39.	If the Directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.

40.	The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the Register of Members closed at such times and for such periods as the Board of Directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the Register of Members closed for more than 30 calendar days in any year.

41.	An instrument of transfer must be executed by or on behalf of the transferor (and if in respect of a nil or partly paid up Share or the Directors so require, signed by the transferee). Such instrument of transfer must be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and the transferor is deemed to remain the holder until the transferee’s name is entered in the Register of Members. The instrument of transfer must be completed and signed in the exact name or names in which such Shares are registered, indicating any special capacity in which it is being signed with relevant details supplied to the Company.

42.	All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

43.	In case of the death of a Shareholder, the survivors or survivor (where the deceased was a joint holder) and the executors or administrators of the deceased where the deceased was the sole or only surviving holder, shall be the only persons recognised by the Company as having title to the deceased's interest in the Shares, but nothing in this Article shall release the estate of the deceased holder whether sole or joint from any liability in respect of any Share solely or jointly held by the deceased.

44.	Any guardian of an infant Shareholder and any curator or other legal representative of a Shareholder under legal disability and any person entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon producing such evidence of title as the Directors may require, have the right either to be registered as the holder of the Share or to make such transfer thereof as the deceased or bankrupt Shareholder could have made, but the Directors shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the Shares by the infant or by the deceased or bankrupt Shareholder before the death or bankruptcy or by the Shareholder under legal disability before such disability.

45.	A person so becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall have the right to receive and may give a discharge for all dividends and other money payable or other advantages due on or in respect of the Share, but such person shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or save as aforesaid, to any of the rights or privileges of a Shareholder unless and until such person shall be registered as a Shareholder in respect of the Share, provided always that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the Share and if the notice is not complied with within ninety (90) calendar days the Directors may thereafter withhold all dividends or other monies payable or other advantages due in respect of the Share until the requirements of the notice have been complied with.

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46.	The transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect of the relevant Share.

LIEN

47.	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or the Shareholder's estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a Share shall also extend to all dividends or any amount payable in respect of that Share.

48.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) calendar days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

49.	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or the purchaser's nominee shall be registered as the holder of the Shares comprised in any such transfer, and the purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser's title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

50.	The net proceeds of such sale, after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

51.	Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen (14) calendar days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

52.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

53.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

54.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

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55.	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

56.	The Directors may make arrangements on the issue of Shares for a difference between the Shareholders as to the amount and times of payment of calls, or the interest to be paid.

57.	The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by such Shareholder, and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

58.	No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

59.	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) calendar days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

60.	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

61.	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

62.	A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by such person to the Company in respect of those Shares together with interest, but such person's liability shall cease if and when the Company shall have received payment in full of all monies due and payable by such person in respect of those Shares.

63.	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of any instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall such person's title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

64.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

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ALTERATION OF SHARE CAPITAL

65.	Subject to the rights of Class B Ordinary Shares, including under Article 21(c)(iv), the Company may from time to time by Ordinary Resolution:

(a)	increase its share capital by such sum to be divided into Shares of such amounts as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)	sub-divide its existing Shares or any of them into Shares of a smaller amount; provided, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; or

(d)	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

66.	All new Shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture, and otherwise as the Shares in the original share capital.

67.	Subject to the Companies Act and the rights of Class B Ordinary Shares, including under Article 21(c)(iv), the Company may by Special Resolution from time to time reduce its share capital and any capital redemption reserve in any way, and in particular, without prejudice to the generality of the foregoing power, may:

(a)	cancel any paid-up share capital which is lost, or which is not represented by available assets; or

(b)	pay off any paid-up share capital which is in excess of the requirements of the Company,

and may, if and so far as is necessary, alter the Memorandum by reducing the amounts of its share capital and of its Shares accordingly.

GENERAL MEETINGS

68.	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings. The Company shall hold an annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall determine. At these annual general meetings, the report of the Directors (if any) shall be presented.

69.	The Directors may proceed to convene a general meeting whenever they think fit, including, without limitation, for the purposes of considering a liquidation of the Company, and they shall convene a general meeting on the requisition of the Shareholders in accordance with these Articles.

70.	A Shareholders requisition is a requisition in writing of:

(a)	Shareholders holding at the date of deposit of the requisition not less than one third of the votes that may be cast by all of the issued share capital of the Company as at that date carries the right of voting at general meetings of the Company; or

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(b)	the holders of Class B Ordinary Shares entitled to cast a majority of the votes that all Class B Ordinary Shares are entitled to cast.

71.	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the principal place of business of the Company (with a copy forwarded to the Registered Office), and may consist of several documents in like form each signed by one or more requisitionists.

72.	If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

73.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are convened by the Directors. A general meeting may be convened in the Cayman Islands or at such other location, as the Directors think fit.

NOTICE OF GENERAL MEETINGS

74.	At least seven (7) calendar days’ notice in writing shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company by Ordinary Resolution, provided, that a general meeting of the Company shall, whether or not the notice specified in this Article 74 has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by Shareholders (or their proxies) having a right to attend and vote at the meeting, together holding Shares entitling the holders thereof to not less than two-thirds of the votes entitled to be cast at such extraordinary general meeting.

75.	The accidental omission to give notice of a general meeting to or the non-receipt of a notice of a general meeting by any person entitled to receive such notice shall not invalidate the proceedings at that general meeting.

PROCEEDINGS AT GENERAL MEETINGS

76.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. One or more Shareholders holding not less than one-third of the total issued share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, that, from and after the Acquisition Effective Time where there are Class B Ordinary Shares in issue, the presence in person or by proxy of holders of a majority of the issued Class B Ordinary Shares shall be required in any event.

77.	Save as otherwise provided for in these Articles, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Chairperson may determine and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

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78.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilized (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilize such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

79.	The Chairperson, if any, of the Board of Directors shall preside as chairperson at every general meeting. If there is no such Chairperson, orif at any general meeting the appointed chairperson is not present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairperson of the meeting, any Director or person nominated by the Directors shall preside as chairperson of that meeting, failing which the Shareholders present shall choose any person present to be chairperson of that meeting.

80.	The chairperson of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairperson of such general meeting, in which event the following provisions shall apply:

(a)	The chairperson of the meeting shall be deemed to be present at the meeting; and

(b)	If the Communication Facilities are interrupted or fail for any reason to enable the chairperson of the meeting to hear and be heard by all other persons participating in the meeting, then the other Directors present at the meeting shall choose another Director present to act as chairperson of the meeting for the remainder of the meeting; provided that if no other Director is present at the meeting, or if all the Directors present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

81.	The chairperson of the general meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place (provided, that no general meeting called by a holder of Class B Ordinary Shares may be adjourned unless a quorum does not exist), but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for ten (10) calendar days or more, not less than seven (7) calendar days' notice in writing specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

82.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

83.	At any general meeting a resolution put to the vote of the meeting shall be decided by way of a poll and not on a show of hands.

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84.	A poll shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting.

85.	All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act.

VOTES OF SHAREHOLDERS

86.	Subject to any rights and restrictions for the time being attached to any class or classes of Shares, including in Articles 20(c)(iv) and 20(d), each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote of the Shareholders, and each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to a vote of the Shareholders.

87.	In the case of joint holders of a Share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the Shares.

88.	A Shareholder who has appointed special or general attorneys or a Shareholder who is subject to a disability may vote, by such Shareholder's attorney, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may vote by proxy; provided that such evidence as the Directors may require of the authority of the person claiming to vote shall, unless otherwise waived by the Directors, have been deposited at the Registered Office not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which such person claims to vote. No Shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

89.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

90.	On a poll votes may be given either personally or by proxy and a Shareholder entitled to more than one vote need not, if the Shareholder votes, use all their votes or cast all the votes the Shareholder uses in the same way.

91.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

92.	Any person (whether a Shareholder or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion. Where a Shareholder appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

93.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, must be deposited at the Registered Office, or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company:

(a)	not less than 48 hours before the time for holding the general meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

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(b)	not less than 24 hours before the time appointed for the taking of the poll,

provided, that the Directors may in the notice convening the general meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company.  The chairperson of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairperson, shall be invalid.

94.	An instrument of proxy shall:

(a)	be in any common form or in such other form as the Directors may approve;

(b)	be deemed to confer authority to vote on any amendment of a resolution put to the general meeting for which it is given as the proxy thinks fit; and

(c)	subject to its terms, be valid for any adjournment of the general meeting for which it is given.

95.	The Directors may at the expense of the Company send to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any general meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy.

96.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Registered Office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

97.	Anything which under these Articles a Shareholder may do by proxy that Shareholder may also do by a duly appointed attorney. The provisions of these Articles relating to proxies and instruments appointing proxies apply, mutatis mutandis, to any such attorney and the instrument appointing that attorney.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

98.	Any Shareholder which is a corporation or other non-natural person may, in accordance with its constitutional documents, or in the absence of such provision by a resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or meetings of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation or other non-natural person as the corporation or other non-natural person could exercise if it were a Shareholder who was an individual and such corporation or other non-natural person shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present.

CLEARING HOUSES

99.	If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may authorise such person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Shareholders of the Company; provided, that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. Each person so authorised pursuant to this Article shall be deemed to have been duly authorised without further evidence of the facts and shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of shares specified in such authorisation.

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WRITTEN RESOLUTIONS OF SHAREHOLDERS

100.	A resolution (including a Special Resolution) in writing signed by all the Shareholders for the time being entitled to receive notice of, attend and vote at a general meeting (or, being entities, signed by their duly authorised representatives) shall be as valid and effective as a resolution passed at a general meeting duly convened and held and may consist of several documents in the like form each signed by one or more of the Shareholders.

DIRECTORS

101.	(a)	Unless otherwise determined by the Company by Ordinary Resolution, the number of Directors shall not be less than two (2) Directors and the exact number of Directors shall be determined from time to time by the Board of Directors.

(b)	The Chairperson shall be Danny Yeung, as long as Danny Yeung is a Director. In the event that Danny Yeung is not a Director, the Board of Directors shall elect and appoint a Chairperson by the affirmative vote of a simple majority of the Directors then in office, and the period for which the Chairperson will hold office will also be determined by the affirmative vote of a simple majority of the Directors then in office. The Chairperson shall preside as chairperson at every meeting of the Board of Directors. To the extent the Chairperson is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their member to be the chairperson of that meeting.

(c)	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a general meeting of the Company or re-appointment by the Board of Directors.

102.	A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Shareholder of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of Shares of the Company.

103.	The Company may, by Ordinary Resolution, appoint any person to be a Director and may in like manner remove any Director and may appoint another person in the Director's stead. Without prejudice to the power of the Company by Ordinary Resolution to appoint a person to be a Director, the Board of Directors, so long as a quorum of Directors remains in office, shall have the power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy or as an addition to the existing Board of Directors or otherwise.

104.	Each Director shall be entitled to such remuneration as approved by the Board of Directors or by Ordinary Resolution and this may be in addition to such remuneration as may be payable under any other Article. Such remuneration shall be deemed to accrue from day to day. The Directors and the Secretary may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings or in connection with the business of the Company. The Directors may, in addition to such remuneration as aforesaid, grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company.

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105.	Each Director shall have the power to nominate in writing another Director or any other person to act as alternate Director in the Director's place at any meeting of the Directors at which the Director is unable to be present and at the Director's discretion to remove such alternate Director. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director or as provided otherwise in the form of appointment) be subject in all respects to the terms and conditions existing with reference to the other Directors and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions, powers and duties of the Director being represented. Any Director who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of their appointor in addition to the vote to which such Director is entitled in his or her own capacity as a Director, and shall also be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall automatically vacate such office as an alternate Director if and when the Director by whom the alternate Director has been appointed vacates his or her office of Director. The remuneration of an alternate Director shall be payable out of the remuneration of the Director appointing such alternate Director and shall be agreed between them.

106.	Every instrument appointing an alternate Director shall be in any usual or common form or such other form as the Directors may approve.

107.	The appointment and removal of an alternate Director shall take effect when lodged at the Registered Office or delivered at a meeting of the Directors.

108.	Any Director may appoint any individual, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairperson of the meeting at which such proxy is to be used, or first used, prior to the commencement of the meeting.

109.	The office of a Director shall be vacated in any of the following events namely:

(a)	if the Director resigns their office by notice in writing signed by such Director and left at the Registered Office;

(b)	if the Director becomes bankrupt or makes any arrangement or composition with such Director's creditors generally;

(c)	if the Director dies or is found to be or becomes of unsound mind;

(d)	if the Director ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment;

(e)	if the Director is removed from office by notice addressed to such Director at their last known address and signed by all of the co-Directors (not being less than two in number); or

(f)	if the Director is removed from office by Ordinary Resolution.

110.	The Board of Directors may, from time to time, and except as required by applicable law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board of Directors on various corporate governance related matters as the Board of Directors shall determine by resolution of Directors from time to time.

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TRANSACTIONS WITH DIRECTORS

111.	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director on such terms as to tenure of office and otherwise as the Directors may determine. A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided, that nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

112.	No Director or intending Director shall be disqualified by their office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, but the nature of the Director's interest must be declared by such Director at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after such Director becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after such Director becomes so interested.

113.	In the absence of some other material interest than is indicated below, provided a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company declares (whether by specific or general notice) the nature of their interest at a meeting of the Directors that Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that such Director may be interested therein and if such Director does so his vote shall be counted and such Director may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration. A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest and he may be counted in the quorum, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

114.	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning the Director's own appointment.

115.	Any Director may continue to be or become a director, managing director, manager or other officer or shareholder of any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by the Director as a director, managing director, manager or other officer or shareholder of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors or other officers of such company).

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POWERS AND DUTIES OF DIRECTORS

116.	The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Companies Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the Companies Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

117.	Subject to these Articles, the Directors may from time to time appoint any individual, whether or not a Director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Managers or Controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Unless otherwise specified in the terms of the officer's appointment an officer may be removed by resolution of the Directors or by Ordinary Resolution of the Shareholders. The Directors may also appoint one or more of their body (but not an alternate Director) to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Shareholders by Ordinary Resolution resolves that his tenure of office be terminated.

118.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatory as the Directors may think fit, and may also authorise any such attorney or authorised signatory to sub-delegate all or any of the powers, authorities and discretions vested in such attorney or authorised signatory. The Directors may also appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such conditions as they determine, including authority for the agent to delegate all or any of their powers.

119.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

120.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments drawn by the Company, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

121.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees, local boards or agencies, and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

PROCEEDINGS OF DIRECTORS

122.	The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions and matters arising at any meeting shall be determined by a majority of votes. Each Director present in person or represented by his proxy or alternate shall be entitled to one (1) vote in deciding matters deliberated at any meeting of the Directors. Before the Acquisition Effective Time, in the case of an equality of votes, the Chairperson shall not have a second or casting vote and the resolution shall fail. From and after the Acquisition Effective Time, in the case of an equality of votes, the Chairperson shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

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123.	At least three (3) Business Days’ notice in writing shall be given to all Directors and their respective alternates (if any) for a Board of Directors meeting which notice shall specify a date, time and agenda for such meeting; provided, that such notice period may be reduced or waived with the consent of all the Directors or their respective alternates (if any) either at, before or after the meeting is held; provided, further, that such notice period may, in the event of an emergency as determined by a majority of all Directors, be shortened to such notice period as the Chairperson may determine to be appropriate. The applicable notice period under this Article 125 for the applicable meeting of the Board of Directors shall be referred to as the Notice Period.

124.	An agenda identifying in reasonable detail the issues to be considered by the Directors at any such meeting and copies (in printed or electronic form) of any relevant papers to be discussed at the meeting together with all relevant information shall be provided to and received by all Directors and their alternates (if any) within the Notice Period. The agenda for each meeting shall include any matter submitted to the Company by any Director within the Notice Period.

125.	Unless approved by all Directors (whether or not present or represented at such meeting), matters not set out in the agenda need not be considered at a Board of Directors meeting.

126.	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of Communication Facilities and such participation shall be deemed to constitute presence in person at the meeting.

127.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the Directors then in office, including the Chairperson; provided, however, a quorum shall nevertheless exist at a meeting at which a quorum would exist but for the fact that the Chairperson is voluntarily absent from the meeting and notifies the Board of Directors his decision to be absent from that meeting, before or at the meeting; provided, further, that a Director and his appointed alternate Director shall be considered only one person for this purpose. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. If a quorum is not present at a Board of Directors meeting within thirty (30) minutes following the time appointed for such Board of Directors meeting, the relevant meeting shall be adjourned for a period of at least three (3) Business Days and the presence of any two (2) Directors shall constitute a quorum at such adjourned meeting. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

128.	The continuing Directors or sole continuing Director may act notwithstanding any vacancies in their body, but if and so long as their number is reduced below the minimum number fixed by or pursuant to these Articles, then the continuing Directors or Director may act only to summon a general meeting of the Company, but for no other purpose.

129.	Without prejudice to the powers conferred by these Articles, the Directors from time to time and at any time may establish and delegate any of their powers to committees consisting of such member or members of their body as they think fit, and may authorise the members for the time being of any such committee, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies.. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors. The Directors may adopt formal written charters for committees.

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130.	The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under the preceding Article.

131.	A committee appointed by the Directors may elect a chairperson of its meetings. If no such chairperson is elected, or if at any meeting the chairperson is not present within fifteen minutes after the time appointed for holding the same, the members present may choose one of their number to be chairperson of the meeting. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairperson of the committee shall have a second or casting vote.

132.	All acts done by any meeting of the Directors or of a committee of Directors, or by any individual acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or individual acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such individual had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

133.	The Directors shall cause minutes to be made of:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)	all resolutions and proceedings of all meetings of the Company and of the Directors and of any committee of Directors.

Any such minutes, if purporting to be signed by the chairperson of the meeting at which the proceedings took place, or by the chairperson of the next succeeding meeting, shall, until the contrary be proved, be conclusive evidence of the proceedings.

WRITTEN RESOLUTIONS OF DIRECTORS

134.	A resolution in writing signed by all the Directors for the time being or all the members of a committee of Directors entitled to receive notice of a meeting of the Board of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effective as a resolution passed at a duly convened meeting of the Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents in the like form each signed by one or more of the Directors (or their alternates).

PRESUMPTION OF ASSENT

135.	A Director who is present at a meeting of the Board of Directors or of a committee of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director's dissent shall be entered in the minutes of the meeting or unless the Director shall file their written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

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BORROWING POWERS

136.	The Directors may exercise all the powers of the Company to borrow money and hypothecate, mortgage, charge or pledge its undertaking, property, and assets or any part thereof, and to issue debentures, debenture stock or other securities, whether outright or as collateral security for any debt liability or obligation of the Company or of any third party.

SECRETARY

137.	The Directors may appoint any person to be a Secretary who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors, provided that any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

138.	No person shall be appointed or hold office as Secretary who is:

(a)	the sole Director;

(b)	a corporation the sole director of which is the sole Director; or

(c)	the sole director of a corporation which is the sole Director.

THE SEAL

139.	The Company may, if the Directors so determine, have a Seal. The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may keep for use outside the Cayman Islands a duplicate Seal. The Directors may from time to time as they see fit (subject to the provisions of these Articles relating to share certificates) determine the persons and the number of such persons in whose presence the Seal or the facsimile thereof shall be used, and until otherwise so determined the Seal or the duplicate thereof shall be affixed in the presence of any one Director or the Secretary, or of some other person duly authorised by the Directors.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

140.	Subject to the Companies Act, these Articles, and any rights and restrictions for the time being attached to any class or classes of Shares, the Directors may, in their absolute discretion, declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the Share Premium Account, or as otherwise permitted by the Companies Act. Subject to any rights and restrictions for the time being attached to any class or classes of Shares and these Articles, the Company by Ordinary Resolution may declare dividends out of the funds of the Company lawfully available therefor, but no dividend shall exceed the amount recommended by the Directors.

141.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

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142.	Except as otherwise provided by the rights attached to Shares, or as otherwise determined by the Directors, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the Shares, but if and so long as nothing is paid up on any of the Shares in the Company dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share. If any Share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, that Share shall rank for dividend or distribution accordingly.

143.	The Directors may deduct and withhold from any dividend or distribution otherwise payable to any Shareholder all sums of money (if any) then payable by the Shareholder to the Company on account of calls or otherwise or any monies which the Company is obliged by law to pay to any taxing or other authority.

144.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholder upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors. No dividend shall be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on the Class B Ordinary Shares.

145.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register of Members, or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque shall (unless the Directors in their sole discretion otherwise determine) be made payable to the order of the person to whom it is sent or to the order of such other person as the Shareholder entitled, or such joint holders as the case may be, may direct. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

146.	Any dividend or distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six (6) months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Shareholder. Any dividend or distribution which remains unclaimed after a period of six years from the date on which such dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

147.	No dividend or distribution shall bear interest against the Company.

SHARE PREMIUM ACCOUNT

148.	The Directors shall establish an account on the books and records of the Company to be called the Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

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ACCOUNTS

149.	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

150.	The books of account shall be kept at the Registered Office or at such other place as the Directors think fit, and shall always be open to inspection by the Directors.

151.	The Board of Directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Board of Directors or by Ordinary Resolution of the Shareholders.

152.	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law and the listing rules of the Designated Stock Exchange.

153.	Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange, the accounts relating to the Company’s affairs shall be audited with such financial year end as set forth in Article 180 and in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

AUDIT

154.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

155.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of auditors.

156.	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next general meeting following their appointment, and at any time during their term of office, upon request of the Directors at any general meeting of the Company.

157.	The accounts relating to the Company's affairs shall be audited in such manner as may be determined from time to time by Ordinary Resolution of the Shareholders or failing any such determination, by the Board of Directors, or failing any determination as aforesaid, shall not be audited.

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CAPITALISATION OF PROFITS

158.	Subject to the Companies Act, these Articles and any rights or restrictions for the time being attached to any class or classes of Shares, the Board of Directors may:

(a)	resolve to capitalise any amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in the proportions in which such sum would have been divisible amongst such Shareholders had the same been a distribution of profits by way of dividend or other distribution, and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively; or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Board of Directors may deal with the fractions as it thinks fit (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned);

(d)	authorise a person to enter (on behalf of all the Shareholders concerned) an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective operations of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, an agreement made under the authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

NOTICES AND INFORMATION

159.	Any notice or document may be served by the Company on any Shareholder:

(a)	personally;

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(b)	by registered post or courier to that Shareholder's address as appearing in the Register of Members; or

(c)	by cable, telex, facsimile, e-mail or any other electronic means should the Directors deem it appropriate.

160.	In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

161.	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail or a recognized courier service.

162.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

163.	Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any Director or officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter envelope or wrapper, addressed to the Company or to such Director or officer at the Registered Office.

164.	Any notice or other document, if served by:

(a)	registered post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient ;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company's website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

165.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with these Articles shall notwithstanding that such Shareholder be then dead, bankrupt or dissolved, and whether or not the Company has notice of such death, bankruptcy or dissolution, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless the Shareholder's name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under such Shareholder) in the Share.

166.	Notice of every general meeting shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them;

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(b)	every person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	each Director and alternate Director.

No other person shall be entitled to receive notices of general meetings.

167.	No Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board of Directors would not be in the interests of the Shareholders of the Company to communicate to the public.

168.	The Board of Directors shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

WINDING UP AND FINAL DISTRIBUTION OF ASSETS

169.	The Directors may present a winding up petition on behalf of the Company without the sanction of a resolution of the Shareholders passed at a general meeting.

170.	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit.

171.	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

172.	If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, subject to the rights attaching to any Shares and with the authority of a Special Resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder shall be compelled to accept any assets in respect of which there is liability.

INDEMNITY

173.	To the maximum extent permitted by applicable law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles) or officer of the Company together with every former Director and former officer of the Company and the personal representatives of the same (but not including the Company's auditors) (each an Indemnified Person) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by their own dishonesty, actual fraud or wilful default. No such Indemnified Person shall be liable to the Company for any loss or damage in carrying out their functions unless that liability arises through the dishonesty, actual fraud or wilful default of such Indemnified Person. No Indemnified Person shall be found to be dishonest or have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect, and such finding shall have become final and non-appealable.

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174.	The Directors on behalf of the Company, shall have the power to purchase and maintain insurance for the benefit of any person who is or was a Director or officer of the Company indemnifying them against any liability which may lawfully be insured against by the Company.

DISCLOSURE

175.	Any Director, officer or authorised agent of the Company shall, if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any stock exchange upon which the Company’s shares are listed, be entitled to release or disclose to any regulatory or judicial authority, or to any stock exchange upon which the Company’s shares are listed, any information in their possession regarding the affairs of the Company including, without limitation, any information contained in the Register of Members.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

176.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

177.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend, the Directors may, at or within 90 calendar days prior to the date of declaration of such dividend fix a subsequent date as the record date of such determination.

178.	If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

179.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

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FINANCIAL YEAR

180.	The Directors shall determine the financial year of the Company and may change the same from time to time. Unless they determine otherwise, the financial year of the Company shall end on December 31st of each year.

AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION

181.	Subject to Article 21(c)(iv)(5), the Company may from time to time alter or add to these Articles or alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or change the name of the Company by passing a Special Resolution in the manner prescribed by the Companies Act.

MERGERS AND CONSOLIDATION

182.	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

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Exhibit J-1

Form of PubCo Incentive Equity Plan

Prenetics GLOBAL Limited

2021 SHARE INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the 2021 Share Incentive Plan of Prenetics Global Limited (the “Plan”) is to promote the success and enhance the value of Prenetics Global Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), by linking the personal interests of the Directors, Employees, and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1                  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.2                  “Award” means an Option, a Restricted Share, a Restricted Share Unit, share appreciation rights or other types of awards approved by the Committee granted to a Participant pursuant to the Plan.

2.3                  “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4                  “Board” means the Board of Directors of the Company.

2.5                 “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) a termination of employment or service based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)              has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)              has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)              has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d)              has materially breached any of the provisions of any agreement with the Service Recipient;

(e)              has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Service Recipient; or

(f)               has improperly induced a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of termination for Cause.

2.6                    “CEO” means the Chief Executive Officer of the Company.

2.7                    “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

2.8                    “Committee” shall mean a committee of one or more members of the Board and/or one or more executive officers of the Company delegated by the Board to administer the Plan, unless no committee has been delegated by the Board to administer the Plan, in which case the full Board shall constitute the Committee. To the extent necessary to comply with applicable rules and regulations, the Committee shall consist of two or more Independent Directors.

2.9                    “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.10                  “Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions, provided, however, that the Committee shall determine under (e) and (f) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

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(a)              an amalgamation, arrangement, merger or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated, or (ii) following the completion of which the holders of the voting securities of the Company immediately prior to the transaction or their respective affiliates do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity (or, as applicable, any Parent of such surviving entity) immediately following the transaction;

(b)              the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board; provided, that if the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board;

(c)              the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(d)              the complete liquidation or dissolution of the Company;

(e)              any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons (other than to an affiliate) different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(f)                acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; provided, however, that any of the following acquisitions shall not be deemed to be a Corporate Transaction: (1) by the Company, any Parent, Subsidiary or Related Entity, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company, any Parent, Subsidiary or Related Entity, or (3) by any underwriter temporarily holding securities pursuant to an offering of such securities.

Notwithstanding the foregoing, in no event will the transactions contemplated by that certain Business Combination Agreement entered into on [___], 2021, by and among the Company, Artisan Acquisition Corp., and certain other parties (the “Business Combination Agreement”) or the transactions occurring in connection therewith constitute a Corporate Transaction.

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2.11                “Director” means a member of the Board or a member of the board of directors of any Subsidiary of the Company.

2.12                “Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.13                “Effective Date” shall have the meaning set forth in Section 11.1.

2.14                “Employee” means any person employed by the Company or Subsidiary of the Company.

2.15                “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.16                “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)               If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange or The Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in on the website maintained by such exchange or market system or such other source as the Committee deems reliable;

(b)               If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)               In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion.

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2.17                “Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.18                “Independent Director” means (i) if the Shares or other securities representing the Shares are not listed on a stock exchange, a Director of the Company who is a Non-Employee Director; and (ii) if the Shares or other securities representing the Shares are listed on one or more stock exchange, a Director of the Company who meets the independence standards under the applicable corporate governance rules of the stock exchange(s).

2.19                “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.20                “Non-Statutory Share Option” means an Option that is not intended to be an Incentive Share Option.

2.21                “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Statutory Share Option.

2.22                “Parent” means a parent corporation under Section 424(e) of the Code.

2.23                “Participant” means a person who, as a Director, a Consultant or an Employee, has been granted an Award pursuant to the Plan.

2.24                “Plan” means this 2021 Share Incentive Plan of Prenetics Global Limited, as it may be amended and/or restated from time to time.

2.25                “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or Subsidiary of the Company holds a substantial ownership interest, directly or indirectly, or controls through contractual arrangements and consolidates the financial results according to applicable accounting standards, but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.26                “Restricted Share” means a Share awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.27                “Restricted Share Unit” means the right granted to a Participant pursuant to Article 7 to receive a Share at a future date.

2.28                “Restriction Period” means the period during which the transfer of Restricted Shares are subject to restrictions, which restrictions may be based on the passage of time, the achievement of certain performance objectives, or the occurrence of other events as determined by the Committee, in its discretion.

2.29                “Securities Act” means the Securities Act of 1933 of the United States, as amended.

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2.30                “Service Recipient” means the Company or any Subsidiary of the Company and any Related Entity to which a Participant provides services as an Employee, a Consultant or a Director.

2.31                “Share” means an ordinary share of the Company, par value US$0.0001 per share, and such other securities of the Company that may be substituted for Shares pursuant to Article 9.

2.32                “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned or controlled through contractual arrangements directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1                    Number of Shares.

(a)               Subject to the provision of Article 9 and Section 3.1(b), the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall initially be [______]1, which will be increased on the first day of each calendar year beginning in the year immediately following closing of the transactions contemplated under the Business Combination Agreement and during the term of the Plan, in an amount equal to the lesser of (i) three percent (3%) of the total number of Shares issued and outstanding on an as-converted fully-diluted basis on the last day of the immediately preceding fiscal year and (ii) such number of Shares determined by the Board. The maximum number of Shares with respect to which Incentive Share Options may be granted under the Plan shall be [______] Shares.

(b)               To the extent that an Award terminates, expires, or lapses for any reason without having been exercised or settled in full, the number of Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Parent or Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan. Shares delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be granted or awarded hereunder. If any Award is forfeited by the Participant or repurchased by the Company, the Shares underlying such Award may again be granted or awarded hereunder. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be granted or awarded if such action would cause an Award intended to be an Incentive Share Option to fail to qualify as an incentive share option under Section 422 of the Code.

3.2                    Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, at the discretion of the Committee, American Depository Shares in an amount equivalent to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

1 Note to Draft: To include a number that is equal to 10% of PubCo’s fully-diluted outstanding capital stock immediately after the Acquisition Closing, inclusive of the award pool that remains authorized but unissued immediately prior to the Acquisition Closing.

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ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1                    Eligibility. Persons eligible to participate in this Plan include Employees, Consultants and Directors, as determined by the Committee.

4.2                    Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

4.3                    Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides, is employed, operates or is incorporated. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5

OPTIONS

5.1                        General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)               Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants or Directors at any time and from time to time as determined by the Committee. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Committee may grant Incentive Share Options, Non-Statutory Share Options, or a combination thereof.

(b)               Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which may be a fixed or variable price, to the extent not prohibited by the Applicable Laws; provided, however, that no Option may be granted to an individual subject to taxation in the United States at less than the Fair Market Value on the date of grant, without compliance with Section 409A of the Code. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws or any exchange rule, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Participants.

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(c)               Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipient or any other criteria selected by the Committee. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. No portion of an Option which becomes unexercisable upon a termination of employment or service of the Participant shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

(d)               Time and Conditions of Exercise; Term. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten years, except as provided in Section 12.1. The Committee shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(e)               Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Hong Kong Dollars, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Committee with a Fair Market Value equal to the exercise price, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(f)                Evidence of Grant. All Options shall be evidenced by an Award Agreement (substantially in the form set out in Appendix A) between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

(g)               Effects of Termination of Employment or Service on Options. Termination of employment or service shall have the following effects on Options granted to the Participants:

(i)               Dismissal for Cause. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable, and all vested Options shall be immediately forfeited;

(ii)              Death or Disability. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates as a result of the Participant’s death or Disability:

(a)	all of the Options of the Participant shall vest on the date of his or her termination of employment or service (regardless of the vesting conditions and schedule), and the Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), will have until the date that is 12 months after the Participant’s termination of employment by or service to the Service Recipient (or, if earlier, the last day of the original maximum term of the option) to exercise the Participant’s Options; and

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(b)	the Options, to the extent exercisable for the 12-month period following the Participant’s termination of employment by or service to the Service Recipient and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period (or, if earlier, the last day of the original maximum term of the option).

(iii)           Other Terminations of Employment or Service. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Participant’s death or Disability:

(a)	the Participant will have until the date that is 90 days after the Participant’s termination of employment or service (or, if earlier, the last day of the original maximum term of the option) to exercise his or her Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s termination of employment or service;

(b)	the Options, to the extent not vested and exercisable on the date of the Participant’s termination of employment or service, shall terminate upon the Participant’s termination of employment or service; and

(c)	the Options, to the extent exercisable for the 90-day period following the Participant’s termination of employment or service and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period (or, if earlier, the last day of the original maximum term of the option).

5.2                    Incentive Share Options. Incentive Share Options may be granted to Employees of the Company or a Subsidiary of the Company. Incentive Share Options may not be granted to employees of a Related Entity or to Independent Directors. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)               Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Statutory Share Options.

(b)               Exercise Price. The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant. However, the exercise price of any Incentive Share Option granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company may not be less than 110% of Fair Market Value on the date of grant and such Option may not be exercisable for more than five years from the date of grant.

(c)               Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the transfer of such Shares to the Participant.

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(d)               Expiration of Incentive Share Options. No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(e)               Right to Exercise. During a Participant’s lifetime, an Incentive Share Option may be exercised only by the Participant.

ARTICLE 6

RESTRICTED SHARES

6.1                   Grant of Restricted Shares. The Committee, at any time and from time to time, may grant Restricted Shares to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Shares to be granted to each Participant.

6.2                    Restricted Shares Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement (substantially in the form set out in Appendix B) that shall specify the Restriction Period, the number of Restricted Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

6.3                   Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Share). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.4                    Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable Restriction Period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

6.5                   Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.6                   Removal of Restrictions. Except as otherwise provided in this Article 6, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the Restriction Period. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

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ARTICLE 7

RESTRICTED SHARE UNITS

7.1                   Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

7.2                    Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement (substantially in the form set out in Appendix C) that shall specify the vesting schedule, release conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.3                   Form and Timing of Vesting and Release of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates and/or event or events upon which the Restricted Share Units shall become fully vested and non-forfeitable. After vesting and upon the satisfaction of the release conditions, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, Shares or a combination thereof.

7.4                   Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment and service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

ARTICLE 8

PROVISIONS APPLICABLE TO AWARDS

8.1                    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

8.2                    No Transferability; Limited Exception to Transfer Restrictions.

8.2.1        Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 8.2.1, by Applicable Law and by the Award Agreement, as the same may be amended:

(a)               all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

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(b)               Awards will be exercised only by the Participant; and

(c)               amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

In addition, the shares shall be subject to the restrictions set forth in the applicable Award Agreement.

8.2.2        Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 8.2.1 will not apply to:

(a)               transfers to the Company or a Subsidiary;

(b)               transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(c)               the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or

(d)               if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative; or

(e)               subject to the prior approval of the Committee or an executive officer or director of the Company authorized by the Committee, transfer to one or more natural persons who are the Participant’s family members or entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee or may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Section 8.2.2 to the contrary, but subject to compliance with all Applicable Laws, Incentive Share Options, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Committee in order for it to be effective.

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8.3                    Beneficiaries. Notwithstanding Section 8.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

8.4                    Performance Objectives and Other Terms. The Committee, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Awards that will be paid out to the Participants.

8.5                    Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

8.6                    Paperless Administration. Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

ARTICLE 9

changes in capital structure

9.1                    Adjustments. In the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the shares of Shares or the price or value of a Share, the Committee, shall consider whether there is any diminution or enlargement of the benefits intended to be made available under the Award, and then may in its sole discretion make such proportionate adjustments (if any) as it considers to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (c) the grant or exercise price per share for any outstanding Awards under the Plan and (d) in the case of a spin-off, the additional number and type of shares (including shares in the entities being spun-off) that shall be issued or an appropriate decrease of exercise price in connection with the spin-off.

9.2                    Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for one or more of the following: (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the termination of any Award in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

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9.3                    Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 9, subject to Applicable Laws and the terms of the Plan, the Committee may, in its sole discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

9.4                    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 10

ADMINISTRATION

10.1                Committee. The Plan shall be administered by the Committee. Notwithstanding the foregoing, the full Board, acting by majority of its members in office, shall conduct the general administration of the Plan if required by Applicable Laws, and with respect to Awards granted to the Committee member(s), Independent Directors and executive officers of the Company and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board.

10.2                Delegation of Administration of the Plan. Subject to compliance with Applicable Laws, the Committee may delegate some or all of the administration of the Plan to the CEO, subject to Applicable Laws. If administration of the Plan is delegated to the CEO, the CEO will have, in connection with the administration of the Plan, the powers theretofore possessed by the Committee that have been delegated to the CEO. To the extent that the CEO administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the CEO. Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Committee. The Committee may retain the authority to concurrently administer the Plan with the CEO and may, at any time, revest in the Committee some or all of the powers previously delegated.

10.3                Action by the Committee. If the Committee comprises one or two members, it shall act by unanimous consent. If the Committee comprises more than two members, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the Committee members in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary or Parent of the Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

10.4                Authority of the Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)               designate Participants to receive Awards;

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(b)               determine the type or types of Awards to be granted to each Participant;

(c)               determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)               determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, the exercise condition, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)               determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)                prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)               decide all other matters that must be determined in connection with an Award;

(h)               determine the Fair Market Value, consistent with the terms of the Plan;

(i)                 establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)                 interpret the terms of, and any matter arising pursuant to, the Plan, any Award Agreement and any Award granted thereunder;

(k)               amend terms and conditions of Award Agreements; and

(l)                 make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan, including design and adopt from time to time new types of Awards that are in compliance with Applicable Laws.

10.5        Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 11

EFFECTIVE AND EXPIRATION DATE

11.1                Effective Date. The Plan was approved by the Board on [___], 2021. The Plan will become effective on the date immediately after the date of the closing of the transactions contemplated by the Business Combination Agreement (the “Effective Date”), provided that the Plan is approved by the Company’s shareholders prior to the Effective Date and such approval occurs within 12 months following the date the Board approved the Plan. If the Plan is not approved by the Company’s shareholders within the foregoing time frame, or if the Business Combination Agreement is terminated prior to the consummation of the transactions contemplated thereby, the Plan will not become effective. No Incentive Share Option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (i) the date the Plan was approved by the Board and (ii) the date the Plan was approved by the Company’s shareholders.

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11.2                Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION

12.1                Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary to comply with Applicable Laws or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, unless the Company decides to follow home country practice, and (b) unless the Company is permitted to follow and actually follows home country practice, shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 9) or (ii) permits the Committee to extend the term of the Plan.

12.2                Awards Previously Granted. Except with respect to amendments made pursuant to Section 12.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 13

GENERAL PROVISIONS

13.1                No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

13.2                No Shareholders Rights. Except as otherwise determined by the Committee at the time of the grant of an Award or thereafter, no Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

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13.3                Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

13.4                No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

13.5                Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.6                Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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13.7                Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary or Parent of the Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.8                Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

13.9                Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.10            Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

13.11            Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13.12                     Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.13                     Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by but not the choice of law rules of the Cayman Islands.

13.14                     Section 409A. It is the intent of the Company that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

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Appendix A

Form of Share Option Award Agreement

Appendix B

Form of Restricted Shares Award Agreement

Appendix C

Form of Restricted Share Units Award Agreement

Exhibit J-2

Material Terms of PubCo Employee Share Purchase Program

Share Reserve / Evergreen	The PubCo Employee Share Purchase Program shall have an initial award pool of PubCo Class A Ordinary Shares equal to two percent (2%) of PubCo’s fully-diluted outstanding share capital immediately after the Acquisition Effective Time (the “Share Reserve”). The Share Reserve will automatically increase on the first day of each calendar year by an amount of PubCo Class A Ordinary Shares equal to the lesser of (a) one percent (1%) of PubCo’s fully-diluted outstanding share capital on the last day of the immediately preceding calendar year and (b) such smaller number determined by the board of directors of PubCo.